As filed with the Securities and Exchange Commission on August 17, 2023

Registration No. 333-269833

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 8

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Healthy Green Group Holding Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	2000	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Flat 2-3, 4/F

Join-In Hang Sing Centre

2-16 Kwai Fung Crescent

Kwai Chung, New Territories

Hong Kong

(+852) 3181 4488

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite St., Suite 350 Greenwood Village, CO 80111 Telephone: (303) 292-3883	Mitchell S. Nussbaum, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 17, 2023

PRELIMINARY PROSPECTUS

Healthy Green Group Holding Limited

2,000,000 Ordinary Shares

This is an initial public offering of ordinary shares, US$0.001 par value per share (“Ordinary Shares”) of Healthy Green Group Holding Limited (“Healthy Green,” the “Company,” “we,” “our” or “us”). We are offering 2,000,000 Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be between US$6.00 and US$7.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the NYSE American under the symbol “GDD”. This offering is contingent upon the listing of our Ordinary Shares on the NYSE American or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the NYSE American or another national securities exchange and, if this listing is not successful, this offering may not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 15 of this prospectus for more information.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations solely through Organic Gardens International Limited (“Organic Gardens”), Greendotdot.com Limited (“GDD Hong Kong”) and Linden Tree Consultancy Limited (“Linden Tree”) (collectively, our “Operating Subsidiaries”). Each of these three operating subsidiaries is established under the laws of Hong Kong. The Ordinary Shares offered in this offering are shares of the Cayman Islands holding company. Investors of our Ordinary Shares are not purchasing and may never directly hold equity interests in our Operating Subsidiaries.

Our Operating Subsidiaries conduct their business in Hong Kong, a Special Administrative Region of the PRC, and some of the suppliers of the Operating Subsidiaries are PRC companies that may have shareholders or directors that are PRC individuals. Also, some customers of our retail outlets may be PRC individuals. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong may take. See “Prospectus Summary - Recent Regulatory Development in the PRC” beginning on page 13 and “Risk Factors – Risks Relating to Doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” beginning on page 25.

There are significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published, and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on a U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which will come into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (C) where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that the operating income, total profit, total assets or net assets of the Company were not derived from PRC domestic companies, the majority of the Company’s business activities are not carried out in mainland China, its main place of business is located in Hong Kong and the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. Further, as of the date of this prospectus, in the opinion of our Hong Kong legal counsel, Robertsons, we are not required to obtain permission from any Hong Kong authorities to issue our Ordinary Shares to investors; and in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, we are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our Operating Subsidiaries’ operations and offer our securities being registered to foreign investors. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Holding Foreign Companies Accountable Act, or HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “ PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our auditor, JP Centurion & Partners PLT, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess JP Centurion & Partners PLT’s compliance with applicable professional standards. JP Centurion & Partners PLT is headquartered in Malaysia and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Our Securities and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021” on page 28. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (i) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (ii) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (iii) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information.

The Company holds all of the equity interests in its Hong Kong subsidiaries through subsidiaries incorporated in the British Virgin Islands, or BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends. As of the date of this prospectus, our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. They do not maintain formal cash management policies or procedures with respect to the size or means of such transfers. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Until recently, we previously had not declared or paid any dividends or made any transfers of assets among our Operating Subsidiaries or us. On June 27, 2022, however, we approved, declared and distributed a special dividend of HK$22 million (approximately US$2.8 million) to our shareholders. This special dividend distributed retained profits accumulated from prior years and was paid to offset the amount due from related parties. Please refer to the financial statements of Healthy Green Group Holding Limited including “Note 17 – Dividend” on page F-19 for further details. Apart from this special dividend distribution, we intend to retain all available funds and future earnings, if any, for operation and business development and do not anticipate declaring or paying any dividends in the foreseeable future. For additional information, see “Dividends and Dividend Policy,” “Summary Financial Data” and “Consolidated Statements of Changes in Shareholders’ Equity” in the audited financial statements as of and for the year ended December 31, 2022 contained in this prospectus.

Upon completion of this offering, our issued and outstanding shares will consist of 11,375,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 11,675,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Upon completion of this offering, WKW Investment and CFT Investment (the “Controlling Shareholders”), will be the beneficial owners of an aggregate of 6,861,563 Ordinary Shares and 1,632,187 Ordinary Shares, respectively, which will represent 60.32% and 14.35%, respectively, of the then total issued and outstanding Ordinary Shares assuming that the underwriters do not exercise their over-allotment option, 58.77% and 13.98%, respectively, of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” under NYSE American Company Guide Section 801(a) and, therefore, eligible for certain exemptions from the corporate governance requirements of the NYSE American listing rules. If we cease to be a foreign private issuer, we intend to rely on these exemptions. Furthermore, the Controlling Shareholders will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. For additional information, see “Risk Factors — Risks Related to Our Securities and this Offering — Our Controlling Shareholders have substantial influence over the Company.”

	Per Share		Total(3)(4)
Offering price(1)	US$	6.50	US$	13,000,000
Underwriting discounts(2)	US$	0.49	US$	975,000
Proceeds to the Company before expenses(3)	US$	6.01	US$	12,025,000

(1) Assumes the initial public offering price of US$6.50 per share (the midpoint of the price range set forth on the cover page of this prospectus).

(2) We have agreed to pay the underwriters a discount/commission equal to 7.5% of the initial offering price. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 95.

(3) Excludes fees and expenses payable to the underwriters. See “Underwriting – Discounts, Commission and Expenses” on page 95.

(4) Assumes that the underwriters do not exercise any portion of their over-allotment option.

We have granted the underwriters an option, exercisable from time to time, in whole or in part, to purchase up to 300,000 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$1,121,250, and the total proceeds to us, before expenses, will be US$13,828,750.

This offering is being conducted on a firm commitment basis. If we complete this offering, net proceeds will be delivered to us on the closing date. The underwriters expect to deliver the Ordinary Shares to the purchasers against payment therefor on or about [●], 2023.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus is [●], 2023

Until           , 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriters take responsibility for, nor provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the Hong Kong dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.8015 to US$1.00, the exchange rate set forth in the H10 statistical release of the Federal Reserve Board on December 30, 2022. We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

This prospectus contains certain data and information that we obtained from the Frost & Sullivan Report and various other publications. All market and industry data used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, certain of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and place in which our Operating Subsidiaries operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which our Operating Subsidiaries operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the organic and healthy foods market and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in Hong Kong;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in consumer performances, tastes and trends; and

●	legal, regulatory and other proceedings arising out of our Operating Subsidiaries’ operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

“Memorandum of Association” or “Memorandum”	the amended and restated memorandum of association of our Company adopted on April 14, 2022, and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.2 to this registration statement;

“Articles of Association”	the amended and restated articles of association of our Company adopted on April 14, 2022, as amended from time to time, a copy of which is filed as Exhibit 3.1 to this registration statement;

“Business day”	a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public;

“BVI”	the British Virgin Islands;

“CAGR”	compound annual growth rate;

“CFT Investment”	CFT Investment Holding Limited, a BVI business company incorporated in the BVI with limited liability on December 20, 2018, which is wholly owned by Ms. Cheuk;

“China” or the “PRC”	the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

“Controlling Shareholders”	CFT Investment and WKW Investment;

“Companies Act”	the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

“Companies Ordinance”	the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Company” or “our Company”	Healthy Green Group Holding Limited, an exempted company incorporated in the Cayman Islands as an exempted company with limited liability on December 24, 2018;

“Director(s)”	the director(s) of our Company;

“ERP”	enterprise resource planning, a modular software system adopted to monitor inventory levels and minimize incidences of overstocking;

“Exchange Act”	Securities Exchange Act of 1934, as amended;

“FINRA”	Financial Industry Regulatory Authority, Inc.;

“Food Factory”	our former food production facility in operation located at Kwai Chung, Hong Kong;

“Frost & Sullivan”	Frost & Sullivan Limited, an independent business consulting firm;

“Frost & Sullivan Report”	the market research report commissioned by us and prepared by Frost & Sullivan;

“GDD Hong Kong”	Greendotdot.com Limited, a company incorporated in Hong Kong with limited liability on April 14, 2000, which is an indirect wholly owned subsidiary of our Company;

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“GDD Retail”	GDD Retail Holding Limited, a BVI business company incorporated in the BVI with limited liability on December 20, 2018, which is a direct wholly owned subsidiary of our Company;

“GDP”	gross domestic product;

“GMO”	genetically modified organism, an organism whose genome has been altered by the techniques of genetic engineering;

“Group,” “our Group,” “we” or “us”	our Company and our subsidiaries, including our Operating Subsidiaries;

“HACCP”	hazard analysis critical control point, a management system in which food safety is addressed through the analysis and control of biological, chemical and physical hazards from raw material production, procurement, manufacturing, distribution and consumption of the finished product;

“HK$,” “Hong Kong dollars,” “HK dollars” or “HKD”	Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong” or “HK”	the Hong Kong Special Administrative Region of the PRC;

“Independent Third Party(ies)	“a person or company who or which is independent of and is not a 5% beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% beneficial owner of the Company;

“IRC”	United States Internal Revenue Code of 1986, as amended;

“ISO”	an abbreviation for a series of quality management and quality assurance standards published by International Organization for Standardization, a non-government organization based in Geneva, Switzerland, for assessing the quality systems of business organizations;

“ISO 22000:2005”	an international standard which addresses food safety management;

“Kampery Development”	Kampery Development Limited, a company incorporated in Hong Kong with limited liability on June 27, 1989, which is wholly owned by Mr. Wong;

“Kampery F&B”	Kampery F&B Services Limited, a company incorporated in Hong Kong with limited liability on August 13, 1997, which is a subsidiary of Kampery Development;

“Linden Tree”	Linden Tree Consultancy Limited, a company incorporated in Hong Kong with limited liability on May 20, 2013, which is an indirect wholly owned subsidiary of our Company;

“Listing”	the listing of the Ordinary Shares on the NYSE American or other national securities exchange;

“Mr. Cui”	Mr. Cui Qing, an Independent Third Party;

“Mr. Wong”	Mr. Wong Ka Wo, Simon, Chairman, Executive Director and a Controlling Shareholder of our Company;

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“Ms. Cheuk”	Ms. Cheuk Fung Ting, Chief Executive Officer, Executive Director and a Controlling Shareholder of our Company;

“MTR”	mass transit railway in Hong Kong;

“NYSE American”	An American stock exchange situated in New York City.

“OG Wholesales”	OG Wholesales Holding Limited, a BVI business company incorporated in the BVI with limited liability on December 20, 2018, which is a direct wholly owned subsidiary of our Company;

“Operating Subsidiaries”	Organic Gardens, GDD Hong Kong and Linden Tree;

“Ordinary Shares”	share(s) with par value of US$0.001 per share in the share capital of our Company;

“Organic Gardens”	Organic Gardens International Limited, a company incorporated in Hong Kong with limited liability on March 3, 1999, which is an indirect wholly owned subsidiary of our Company;

“POS”	point of sale, the point where a transaction is finalized or the moment where a customer tenders payment in exchange for goods and services;

“Regulation S”	Regulation S under the U.S. Securities Act;

“RMB” or “Renminbi”	Renminbi, the lawful currency of the PRC;

“Sarbanes Oxley Act”	The Sarbanes-Oxley Act of 2002;

“SEC”	the United States Securities and Exchange Commission;

“Task Wing”	Task Wing Enterprises Limited, a company incorporated in Hong Kong with limited liability on July 7, 1992, which is wholly-owned by Mr. Wong;

“Track Record Period”	the period comprising the two years ended December 31, 2021 and 2022;

“Unicorn”	Unicorn Strategies Management Limited, a company incorporated in the BVI and wholly owned by an Independent Third Party;

“U.S.,” “United States” or “US”	the United States of America;

“US$” or “U.S. dollars”	United States dollars, the lawful currency of the United States of America;

“U.S. GAAP”	the generally accepted accounting principles in the United States of America;

“U.S. Securities Act”	the United States Securities Act of 1933, as amended; and

“WKW Investment”	WKW Investment Limited, a BVI business company incorporated in the BVI with limited liability on December 20, 2018 and wholly-owned by Mr. Wong.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a Hong Kong based retailer principally engaged in the sale of natural and organic food under our “Greendotdot” brand. Our Group’s history can be traced back to 1999 when Mr. Wong and Ms. Cheuk started the business of marketing natural and organic foods. The same year, we launched our first retail store with the objective to introduce quality products from local and overseas suppliers to our customers. Over the years, we have been building our “Greendotdot” brand by sourcing, procuring, marketing and selling a wide variety of quality products, which can be broadly classified into (i) packaged foods; (ii) fresh foods; (iii) frozen foods; and (iv) other products such as honey, beverages, edible oils, seasonings and other non-food items.

We offer a diversified portfolio of over 600 products sourced from over 134 suppliers, which we market through established sales channels including 22 retail stores in Hong Kong under our brand “Greendotdot” as of December 31, 2022. The retail stores are strategically located in Metrorail stations, residential areas, or shopping complexes, which are prime locations with high pedestrian traffic. Other established sales channels include our online sales platforms, exhibitions and through supermarkets and department stores, and wholesale sales to bulk-purchase customers.

According to the Frost & Sullivan Report, our Group ranked as the second largest natural and organic food retail chain in Hong Kong in terms of our revenue, translating to a market share of approximately 7.9% in the natural and organic food market in Hong Kong in 2021. For the years ended December 31, 2021 and 2022, our Group’s revenue amounted to approximately HK$159,546,000 (US$20,527,000) and HK$161,453,000 (US$20,729,000), respectively. Our net profit was approximately HK$4,013,000 (US$516,000) and HK$5,880,000 (US$755,000) for the respective years.

Investors in this offering are buying shares of the Cayman Islands company whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

Our Competitive Strengths

Established brand recognition and market position in the growing natural and organic food market

We believe we have a proven business track record and have established strong brand recognition. Since our establishment in 1999, our efforts have led to the recognition of our brand “Greendotdot” as a reputable brand in the market. We believe that the brand image of “Greendotdot” is associated by the public with quality and reliable natural and organic products, which we further believe has reinforced our customers’ confidence in our products. We believe our brand reputation and influence differentiate us from our competitors and have led to our popularity and customer loyalty.

With local consumers’ increasing awareness of the benefits of a healthy diet and knowledge about natural and organic foods, we believe the natural and organic food market will continue to expand. According to the Frost & Sullivan Report, the natural and organic food market in Hong Kong is expected to grow at a CAGR of approximately 13.7% and reach approximately HK$3.8118 billion by the end of 2026. With our brand recognition and customers’ confidence in our products, we believe it will place us in a favorable position to further capture demand in the growing market.

Our ability to identify and vet quality suppliers and our established relationships with existing suppliers

Our suppliers consist of brand owners and manufacturers throughout the world, as well as local suppliers in Hong Kong. In order to enrich our product range and product portfolio, we maintain relationships with our existing suppliers and proactively identify new suppliers by regularly attending international trade fairs, exhibitions and conventions, which provides us access to extensive procurement networks and diversified supplier contacts.

Our Group has implemented a stringent vetting process to assess the suitability and quality of our suppliers, and we conduct business reviews and evaluations of our suppliers on a continual basis. As of December 31, 2022, we had over 134 suppliers on our approved suppliers list. Given that we have developed and maintained a diverse supplier base on our internal list of approved suppliers, we are able to predict changes in product trends effectively and capture opportunities to source a wide variety of quality and distinctive products originating from various countries. The relationships we maintain with our suppliers enable our Group to create and foster stable, long-term relationships with our suppliers which contribute to the success of our Group.

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Established sales channels supported by effective marketing and promotion initiatives

We have a diversified portfolio of over 600 products available, and we have established various sales channels to ensure our products reach an extensive customer base. Our sales channels include (i) retail sales via our retail stores in Hong Kong, online sales platforms and exhibitions, and (ii) wholesale sales to bulk-purchase customers. As of December 31, 2022, we operated a chain of 22 retail stores in Hong Kong under our brand “Greendotdot,” strategically located in Metrorail stations, residential areas or shopping complexes, which are prime locations with high pedestrian traffic.

In addition, we also implement multi-dimensional marketing and promotional initiatives to target a large customer base and to deepen market penetration for our products. We closely follow market information and formulate marketing and promotional strategies in order to adapt to fast-changing trends in the market and customer tastes. Our marketing and promotional initiatives include placing advertisements through various media channels, including newspaper, the internet and social media. We also adopt a variety of other advertising methods, including direct mailing, joint promotions with other brands, in-store promotions and promotions at exhibitions. Moreover, we provide training for our sales personnel to ensure they are well-equipped regarding the relevant features of and health information about our products to effectively promote them to our customers.

We believe our established sales channels, supported by our effective marketing and promotional initiatives, provide us with a solid foundation to further increase the market share of our products, strengthen our brand recognition and enhance our ability to compete in the market.

Experienced management team with a proven track record

The members of our senior management team have more than 20 years of experience in the natural and organic food industry. Our Directors believe that our continued growth is attributable to the unique vision regarding market trends and vast knowledge on the latest product information possessed by our experienced management team, which enable our Group to comprehend changing product trends effectively and continually. Our management team is responsible for overseeing different aspects of our operations including procurement, warehouse and transportation management, operation and marketing. The biographies of our Directors and senior management are included herein under “Management – Executive Officers and Directors.”

Our growth strategy

Our Group has formulated the following business strategies to further enhance our market position in the natural and organic food industry and to continue our business expansion:

●	expand and reinforce our retail network by setting up new retail stores and refurbishing existing retail stores;

●	develop our probiotic business;

●	enhance our brand recognition;

●	lease a new food factory in Hong Kong;

●	upgrade our information technology systems; and

●	explore new business opportunities, including acquisitions.

Transfers of Cash to and from Our Subsidiaries

Until recently, we had not declared or paid any dividends or made any transfers of assets among us or our Operating Subsidiaries. On June 27, 2022, however, we approved, declared and distributed a special dividend of HK$22 million (approximately US$2.8 million) to our shareholders. This special dividend was mainly distributed from retained profits accumulated from prior years and was paid to offset the amount due from related parties.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are permitted under the laws of the Cayman Islands to provide funding to our Operating Subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands. Subject to Hong Kong law, the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency, but no dividends shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the memorandum and articles of association of an exempted company incorporated in the Cayman Islands, an exempted company incorporated in the Cayman Islands may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

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Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

For more information, see “Dividends and Dividend Policy,” “Risk Factors” and “Summary Financial Data” and “Consolidated Statements of Changes in Shareholders’ Equity” in the audited financial statements as of and for the year ended December 31, 2022 contained in this prospectus.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 19 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

A summary of these risks include but are not limited to the following:

Risks Relating to Our Business

Risks and uncertainties relating to our business, beginning on page 19 of this prospectus, include but are not limited to the following:

●	Our business depends significantly on the market recognition of our “Greendotdot” brand. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our quality control system to detect defective products may fail and render the products we supply susceptible to food safety issues. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our market share and results of operations could be adversely affected if we are unable to respond effectively to changes in consumer preferences and needs. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our success depends on our key management personnel, and our business may be harmed if we lose their services. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	We are exposed to risks relating to the commercial real estate rental market, including unpredictable and potentially high occupancy costs. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	We currently rely and will continue to rely on third-party outsourcing partners to perform the packaging processes, which exposes us to a number of risks and uncertainties outside our control. - - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Any disruption to the supply of products, food ingredients or packaging materials could adversely affect our results of operations. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Climate change risk can create food shortages or increases in food costs, which can adversely affect our operations and profitability. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our Operating Subsidiaries’ operations may be adversely affected by the disruption of logistics services or poor handling of products by third party logistics service providers. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Significant portions of our inventory are perishable and vulnerable to spoilage and other loss. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our Operating Subsidiaries’ business operations could be adversely affected by labor shortages or increases in staff costs. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Any failure to obtain or renew approvals, licenses and permits required for our Operating Subsidiaries’ operations could materially and adversely affect our business and results of operations. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	We are subject to risk of uncertainties of our future plans to expand to new geographic areas and offer new products. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our Operating Subsidiaries do not maintain backup facilities, and their business operations may be disrupted by natural disasters or events beyond their control. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Measures taken to prevent intellectual property infringement may be insufficient. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	If our Group fails to implement and maintain an effective system of internal controls, our Group may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. - (See “Risk Factors—Risks Relating to our Business” on page 19);

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●	We may be unable to detect, deter and prevent all instances of fraud or other misconduct committed by our employees or other third parties. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	We may be harmed by negative publicity. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	The war in Ukraine could materially and adversely affect our business and results of operations. - (See “Risk Factors—Risks Relating to our Business” on page 19);

●	Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19. - (See “Risk Factors—Risks Relating to our Business” on page 19);

Risks Relating to Our Industry

Risks and uncertainties relating to our industry, beginning on page 24 of this prospectus, include but are not limited to the following:

●	Our Operating Subsidiaries are susceptible to foodborne diseases and may be exposed to litigation and negative publicity which may have a material adverse effect on our business operations and financial condition.- (See “Risk Factors—Risks Relating to our Industry” on page 24);

●	Our Operating Subsidiaries operate in a competitive market, and if they fail to compete effectively, they may lose market share, and our results of operation may be adversely affected. - (See “Risk Factors—Risks Relating to our Industry” on page 24);

Risks Relating to Doing Business in the Jurisdictions in which our Operating Subsidiaries Operate

Risks and uncertainties relating to doing business in the jurisdiction in which our Operating Subsidiaries operate, beginning on page 25 of this prospectus, include but are not limited to the following:

●	Through long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. - (See “Risk Factors—Risks Relating to doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25);

●	Our Operating Subsidiaries conduct their business in Hong Kong, a Special Administrative Region of the PRC, and some of the suppliers of the Operating Subsidiaries are PRC companies that may have shareholders or directors that are PRC individuals. There are significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. - (See “Risk Factors—Risks Relating to doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25);

●	Our Operating Subsidiaries may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. - (See “Risk Factors—Risks Relating to doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25);

●	The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to our Operating Subsidiaries. - (See “Risk Factors—Risks Relating to doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25);

●	We may be affected by adverse changes in the political, economic, regulatory or social conditions in the countries in which we and our customers and suppliers operate. - (See “Risk Factors—Risks Relating to doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25);

●	We are exposed to political risks associated with conducting business in Hong Kong. - (See “Risk Factors—Risks Relating to doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25);

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Risks Related to our Securities and this Offering:

Risks and uncertainties relating to our securities and this offering, beginning on page 28 of this prospectus, include but are not limited to the following:

●	Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. – (See “Risks Related to our Securities and this Offering” on page 28);

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue, and the trading price for our Ordinary Shares may fluctuate significantly. – (See “Risks Related to our Securities and this Offering”); We may not maintain the listing of our Ordinary Shares on the NYSE American, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. - (See “Risks Related to our Securities and this Offering” on page 28);

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. - (See “Risks Related to our Securities and this Offering” on page 28);

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our shares and trading volume could decline. - (See “Risks Related to our Securities and this Offering” on page 28);

●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price. - (See “Risks Related to our Securities and this Offering” on page 28);

●	Short selling may drive down the market price of our Ordinary Shares. - (See “Risks Related to our Securities and this Offering” on page 28);

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. - (See “Risks Related to our Securities and this Offering” on page 28);

●	Because our public offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution. - (See “Risks Related to our Securities and this Offering” on page 28);

●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price. - (See “Risks Related to our Securities and this Offering” on page 28);

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences. - (See “Risks Related to our Securities and this Offering” on page 28);

●	Our Controlling Shareholders have substantial influence over the Company. Their interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. - (See “Risks Related to our Securities and this Offering” on page 28);

●	We will be a “controlled company” within the meaning of the NYSE American corporate governance rules and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. - (See “Risks Related to our Securities and this Offering” on page 28);

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that may differ significantly from certain requirements under the NYSE American Company Guide. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE American Company Guide corporate governance listing standards. - (See “Risks Related to our Securities and this Offering” on page 28);

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. - (See “Risks Related to our Securities and this Offering” on page 28);

●	Certain judgments obtained against us by our shareholders may not be enforceable. - (See “Risks Related to our Securities and this Offering” on page 28);

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. - (See “Risks Related to our Securities and this Offering” on page 28);

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. - (See “Risks Related to our Securities and this Offering” on page 28);

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. - (See “Risks Related to our Securities and this Offering” on page 28);

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the NYSE American. - (See “Risks Related to our Securities and this Offering” on page 28).

Holding Foreign Companies Accountable Act (the “HFCA Act”)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non- inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibitions described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

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Our auditor, JP Centurion & Partners PLT, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess JP Centurion & Partners PLT’s compliance with applicable professional standards. JP Centurion & Partners PLT is headquartered in Malaysia and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Related to Our Securities and this Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021” on page 28. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. We cannot assure you whether the NYSE American or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (i) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, or input from, Chinese authorities; (ii) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (iii) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act.

Recent Regulatory Development in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets to promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or the “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China; (ii) such processing is to analyze or evaluate the behavior of natural persons within China; or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

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On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with our business and operations and for “Know Your Customer” purposes (to combat money laundering). Given that (i) our Operating Subsidiaries are incorporated in Hong Kong or the BVI and are located in Hong Kong; (ii) we have no subsidiary, VIE structure or any direct operations in mainland China; and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law to have an impact on our business, operations or this offering, as we do not believe that any of our Operating Subsidiaries would be deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States because (i) our Operating Subsidiaries were incorporated in Hong Kong and the British Virgin Islands and operate in Hong Kong without any subsidiary or variable interest entity (“VIE”) structure in mainland China and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, none of our Operating Subsidiaries have been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (C) where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

As of the date of this prospectus, in the opinion of our Hong Kong legal counsel, Robertsons, we are not required to obtain permission from any Hong Kong authorities to issue our Ordinary Shares to investors; and in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, we are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our Operating Subsidiaries’ operations and offer our securities being registered to foreign investors. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Trial Measures become applicable to our Operating Subsidiaries, if any of our Operating Subsidiaries is deemed to be an “Operator” or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our Operating Subsidiaries, the business operation of our Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC’s review in the future. If the applicable laws, regulations or interpretations change, and our Operating Subsidiaries become subject to the review of CAC or CSRC, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our Operating Subsidiaries fail to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiaries may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Operating Subsidiaries’ business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline or be worthless.

We have not received or been denied such permission by any PRC authorities. We are also currently not required to obtain any pre-approval from Chinese authorities (including those in Hong Kong) to list on a U.S. stock exchange, including the NYSE American. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on a U.S. exchange, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors. Further, if we were required to obtain additional approvals to conduct our Operating Subsidiaries’ operations and if we incorrectly conclude that such permissions or approvals are not required, and subsequently fail to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiaries may be required to cease their business operations until such permissions or approvals are obtained and may, if they continue to operate without such permissions or approvals, become subject to fines and other penalties, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions which may have a material adverse effect on our Operating Subsidiaries’ business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors – Risks Relating to Doing Business in the Jurisdictions in which our Operating Subsidiaries Operate” on page 25 of this prospectus.

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Corporate Information

We were incorporated in the Cayman Islands on December 24, 2018. Our registered office in the Cayman Islands is at Genesis Building, 5/F, Genesis Close, PO Box 446, Cayman Islands, KY1-1106. Our principal executive office is at Flat 2-3, 4/F, Join-In Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong. Our telephone number is +852 3181 4488. Our website address is www.greendotdot.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulties protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections titled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a “Controlled Company”

Upon completion of this offering, WKW Investment and CFT Investment (the “Controlling Shareholders”), will be the beneficial owners of an aggregate of 6,861,563. Ordinary Shares and 1,632,187 Ordinary Shares, respectively, which will represent 60.32% and 14.35%, respectively, of the then total issued and outstanding Ordinary Shares assuming that the underwriters do not exercise their over-allotment option, 58.77% and 13.98%, respectively, of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” within the meaning of the NYSE American Company Guide and, therefore, eligible for certain exemptions from the corporate governance requirements of the NYSE American. If we cease to be a foreign private issuer, we intend to rely on these exemptions. In addition, our Controlling Shareholders will be able to exert significant control over our management and affairs, including approval of significant corporate transactions.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion; (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior June 30; and (iv) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years and ten months of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

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In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that may differ significantly from the NYSE American Company Guide. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the corporate governance listing requirements of the NYSE American Company Guide. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American Company Guide, such that a majority of the directors on our board of directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

CORPORATE STRUCTURE

The chart below sets out our corporate structure as of the date of this prospectus.

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A description of our principal subsidiaries is set out below.

Organic Gardens was formed in Hong Kong as a limited liability company on March 3, 1999. Organic Gardens principally engages in the wholesale and trading of natural and organic foods and the operation of the Food Factory during the fiscal years ended December 31, 2021 and 2022 and a warehouse in Hong Kong.

GDD Hong Kong was incorporated in Hong Kong as a limited liability company on April 14, 2000. GDD Hong Kong principally engages in retail (through retail outlets and online) of natural and organic foods in Hong Kong.

Linden Tree was formed in Hong Kong as a limited liability company on May 20, 2013. Linden Tree principally serves as the trademark holding company of our Group.

The Offering

Offering Price	The initial public offering price will be between US$6.00 and US$7.00 per Ordinary Share

Ordinary Shares offered by us	2,000,000 Ordinary Shares (or 2,300,000 Ordinary Shares if the underwriter exercises its over-allotment option to purchase such additional Ordinary Shares in full)

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to 300,000 Ordinary Shares from us to cover over-allotments, at the initial public offering price of the Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	9,375,000 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	11,375,000 Ordinary Shares (or 11,675,000 Ordinary Shares if the underwriter exercises its over-allotment option to purchase such additional Ordinary Shares in full)

Use of proceeds	We currently intend to use the net proceeds from this offering (i) to set up new retail stores and refurbish existing retail stores; (ii) to develop our probiotics business; (iii) to further enhance our brand recognition; (iv) to lease a new food factory; (v) to upgrade our information technology systems; (vi) to repay bank borrowings and other loans; (vii) for business development (including acquisitions); and (viii) for working capital and general corporate purpose.

Dividend policy

Apart from this special dividend distribution declared on June 27, 2022, we intend to retain all available funds and future earnings, if any, for operation and business development and do not anticipate declaring or paying any dividends in the foreseeable future. See “Dividends and Dividend Policy” for more information.

Lock-up	We and each of our directors and executive officers and our principal shareholders have agreed, subject to certain exceptions, for a period of 180 days after the closing of the offering, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale—Lock-Up Agreements” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We have applied to list the Ordinary Shares on the NYSE American. This offering is contingent upon the listing of our Ordinary Shares on the NYSE American. There can be no assurance that we will be successful in listing our Ordinary Shares on the NYSE American. We will not close this offering unless such Ordinary Shares will be listed on the NYSE American at the completion of this offering.

Proposed trading symbol	GDD

Transfer agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK.

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2023.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriter’s over-allotment option to purchase additional Ordinary Shares.

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SUMMARY FINANCIAL DATA

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial and Other Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the years ended December 31, 2022 and 2021 from our audited financial statements included in this prospectus.

Results of Operations Data:

	For the years ended December 31,
	2021	2022	2022
	HKD’000	HKD’000	US$’000

Revenues	159,546	161,453	20,729
Net income	4,013	5,880	755
Net income per share attributable to ordinary shareholders	0.43	0.63	0.08
Weighted average number of Ordinary Shares outstanding	9,375,000	9,375,000	9,375,000

Balance Sheet Data:

	As of December 31,
	2021	2022	2022
	HKD’000	HKD’000	US$’000

Cash and cash equivalents	1,294	1,177	151
Working capital
Total assets	128,714	130,007	16,690
Total liabilities	94,012	111,425	14,305
Total shareholders’ equity	34,702	18,582	2,385

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Our business depends significantly on the market recognition of our “Greendotdot” brand.

We believe that our business growth depends significantly on our brand name of “Greendotdot” and the reputation for trustworthy and quality products associated with our brand. We believe that the market recognition of our brand plays a vital role in influencing consumer decisions in purchasing our products, and our continued growth will depend largely on our ability to protect and enhance the value of our brand. We have invested significant effort and resources to establish brand recognition through various channels and have received various awards and recognitions. As we continue to expand our sales network, our ability to market, protect and enhance our brand will remain critical to the success of our business. Any incident that erodes consumer trust in our brand could significantly reduce our brand value and hence affect our business, results of operations and prospects.

Our quality control system to detect defective products may fail and render the products we supply susceptible to food safety issues.

Maintaining the quality and food safety of our products is critical to our operations. Our quality control measures on food safety may not be effective at all times, and/or we may be subject to product recall or product liability claims due to deficiencies in product quality, product contamination or other food safety issues. Any failure in our quality control system may lead to our Group being subject to product recalls or product liability claims if our products sold are found to be defective, unfit for consumption or causing illness. There may be circumstances in which our products are rendered unfit for consumption due to food ingredient or product contamination, illegal tampering of products by unauthorized third parties or other problems arising during various stages of production, procurement, transportation or storage processes, where we may be required to recall our products. In the event there are quality or food safety issues relating to our products, we may receive complaints and even be involved in legal actions or proceedings. Additional costs may be incurred, and our results of operations and financial performance may be affected.

Our market share and results of operations could be adversely affected if we are unable to respond effectively to changes in consumer preferences and needs.

As of December 31, 2022, we offered over 600 products in our product portfolio that enables us to attract a diverse range of customers. We may fail to anticipate, identify or respond to changes in consumer preferences and needs on a timely basis, and we may be unable to gain market receptiveness and market share for our products. Consumer preferences and demands for products and brands change from time to time for various reasons, such as the emergence of competitive products and brands that our competitors may be able to introduce that are more appealing to consumers, or a general decrease in demand for certain products sold by us. Our success depends in large part on our customers’ continued perception that food made with high-quality and organic ingredients is worth the prices we charge relative to the lower costs of some of our competitors. Our inability to educate our customers about the quality of our products or their rejection of our pricing approach could result in decreased demand for our products. Any change in consumer preferences could require us to change our pricing, marketing or promotional strategies. Any change in our strategy or any failure to respond effectively to changes in consumer preferences and needs could adversely affect our business and results of operations.

Our success depends on our key management personnel, and our business may be harmed if we lose their services.

Our success depends on the ability and contribution of our key management personnel. Mr. Wong, our Chairman and Executive Director, has approximately 30 years of managerial experience in the catering industry. Ms. Cheuk, our Chief Executive Officer and Executive Director, has approximately 30 years of experience in marketing and management. See “Management” for details.

Our key management personnel possess extensive knowledge of the industry. Since the founding of our Group, our management team has built up a good reputation and established amicable business relationships with our suppliers and customers. In the event that any key management personnel resigns or terminates their employment agreement, we may be unable to recruit eligible new management personnel with comparable industry experience and knowledge in a timely manner or at all. Any failure to attract, retain or motivate these key management personnel may affect our business relationships with our suppliers and customers, and hence affect our results of operations and financial performance.

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We are exposed to risks relating to the commercial real estate rental market, including unpredictable and potentially high occupancy costs.

We lease or license all the properties for our retail stores in Hong Kong. We also lease properties for our office and warehouse. As of December 31, 2022, we leased 24 properties for use as retail stores, offices, Food Factory and warehouses in Hong Kong. Accordingly, occupancy costs account for a considerable portion of our operating expenses. For the years ended December 31, 2021 and 2022, our total property rental costs, which included the lease charges and variable rental payments in respect of the leased properties, amounted to approximately HK$17,227,000 (US$2,208,800) and HK$15,806,000 (US$2,029,000), respectively, representing approximately 10.8% and 9.8% of our revenue during the respective periods. Our substantial leased properties expose us to risks, such as increasing our vulnerability to adverse economic conditions, including but not limited to those resulting from COVID-19, and limiting our ability to obtain additional financing and reducing our cash available for other purposes. In addition, we need to compete with other competitors for quality sites in a highly competitive market for retail premises. If we are unable to secure desirable retail store locations or secure renewals of existing leases on commercially reasonable terms, our business, results of operations and ability to implement our growth strategy will be adversely affected. Notwithstanding the outbreak of COVID-19, there has been a positive impact on customers to purchase our products from our retail stores during the pandemic. In trying to achieve a zero COVID policy, the Hong Kong Government had at times imposed certain “dine out” and “dine-in hours” restrictions on the maximum number of persons and times of those who are permitted to dine at a table in a restaurant. Such precautionary measures imposed by the Hong Kong Government have led to a large number of customers avoiding dining out and, as a result, have resulted in many customers purchasing our products for home dining.

The leases for our leased properties typically have an initial term ranging from one to three years. If such lease agreement is not renewed, or is not renewable at a reasonable rate, we will have to close or relocate our retail stores, which would eliminate the sales that the retail stores would have contributed to our revenue during the period of closure and subject us to relocation and other costs. In addition, the revenue and any profit generated at any relocated retail store may be less than the revenue and profit previously generated at the closed retail stores and hence could affect our results of operations.

We currently rely and will continue to rely on third-party outsourcing partners to perform the packaging processes, which exposes us to a number of risks and uncertainties outside our control.

We currently rely on third-party outsourcing partners to perform the packaging process and expect to continue to do so until we locate to a new Food Factory. If our third-party outsourcing partners were to experience delays, disruptions, capacity constraints or quality control problems in the packaging process, product shipments could be delayed, or our retail shops could consequently be affected by having a shortage of certain products. These disruptions would negatively impact our revenues, competitive position and reputation. In addition, our third-party outsourcing partners may be subject to change or our contracts with them terminated in the future, which could result in additional costs and delays in production if a new outsourcing partner cannot be timely replaced on similar or better commercial terms. Further, if we are unable to successfully manage our relationships with our third-party outsourcing partners, the quality of our products may be diminished. Our third-party outsourcing partners could, under some circumstances, decline to accept new orders from or otherwise reduce their business with us. If our third-party outsourcing partners stopped packaging our products for any reason or reduced the packaging capacity, we may be unable to supply our products to our end customers in a timely and comparatively cost-effective basis, which would adversely impact our operations. In addition, we have not entered into long-term contracts with our third-party outsourcing partners. As a result, we are subject to price increases due to availability, and subsequent price volatility, to packaging our products. If our third-party outsourcing partners were to negatively change the pricing and other terms under which they agree to package for us and we were unable to locate a suitable alternative at a reasonable costs and upon reasonable terms, our costs could increase, which could adversely affect our business and results of operations.

Any disruption to the supply of products, food ingredients or packaging materials could adversely affect our results of operations.

Our production requires a stable supply of natural and organic food ingredients and packaging materials. Our ability to ensure consistent quality and maintain our product offerings depends upon our ability to source and procure quality products from reliable sources in accordance with the requisite standards and certifications. In particular, we rely on our suppliers to supply us with food ingredients, such as grains and food powder. Some of the food ingredients we use are imported from overseas countries and may be subject to various regulatory requirements, procedures and import duties. We may experience shortages in the supply of certain food ingredients in the future due to various unforeseeable events including detrimental climate conditions worldwide, such as typhoons, hurricanes, snow storms, heavy rains and droughts, which could materially and adversely affect our production and results of operations. We experienced shipment delays for certain products, as global shipping logistics had at times been affected by the COVID-19 pandemic.

Climate change risk can create food shortages or increases in food costs, which can adversely affect our operations and profitability.

A key part of our Operating Subsidiaries’ business is the supply of quality foods that meet our requirements at prices that remain attractive to us. This means they need to achieve favorable commercial terms with our suppliers and ensure there is an uninterrupted supply chain. If there is an interruption to the food supply or a food shortage on a local or global scale resulting from climate change, including drastic inclement weather conditions, this could reduce the availability of food and increase the pricing of the food chain supplies that we use to run our operations. Extreme weather due to climate change can lead to epidemics as well as business disruptions. Climate change events can result in the disruption of the continued functioning of infrastructures, such as the transportation network and utilities. For example, drought can result in increases in food prices and food shortages. Enterprises are increasingly focused on managing risks arising from climate change and compliance with relevant laws and regulations. As countries worldwide undertake measures to lower greenhouse gas emissions, businesses relating to food production may be increasingly subject to regulatory requirements relating to reduced emissions, including carbon tax and other emission reduction targets. Such new regulations can lead to increased costs of producing food. The inflation in food prices due to the effects of climate changes and increases in fuel and transportation costs may make our food ingredient costs increase significantly. Alternatively, our Operating Subsidiaries may be unwilling or unable to pass these increased costs on to our customers, which would decrease our profit margins. Moreover, our Operating Subsidiaries may lose their competitiveness if the prices of their products increase significantly. In the 12 months ended December 31, 2022, our Operating Subsidiaries have experienced an approximate 3% to 5% increase in the costs of food. In either case, this could have a material adverse effect on our Operating Subsidiaries’ business, results of operations and financial condition.

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Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

Our Operating Subsidiaries depend on the efficient and uninterrupted operation of our computer and communications systems, and those of their customers and suppliers, which they use for, among other things, sensitive company data, including their intellectual property, financial data and other proprietary business information. While certain of our Operating Subsidiaries’ operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our Operating Subsidiaries’ customers and suppliers are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our business operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur regulatory investigations and redresses, penalties and liabilities, and the development of our business operations could be delayed or otherwise adversely affected.

Even though we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, the Group is not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our Group’s operations and financial results. Moreover, any such event could delay the development of our Group’s business operation.

Our Operating Subsidiaries’ operations may be adversely affected by the disruption of logistics services or poor handling of products by third party logistics service providers.

Our Operating Subsidiaries rely on third party logistics service providers to provide a range of transportation and logistics services, including the delivery of products, some of which are perishable, to our retail stores, warehouse and/or our customers. Any failure to provide on-time delivery or failure to maintain our Operating Subsidiaries’ products in good condition during delivery may have a material adverse impact on our Operating Subsidiaries’ business operations and our reputation. In such event, our Operating Subsidiaries may be unable to seek full recourse against the logistics service providers in default under the terms of the service contracts or enforce in full any judgments obtained.

Significant portions of our inventory are perishable and vulnerable to spoilage and other loss.

Our Operating Subsidiaries’ operations involve the storage and stocking of a wide range of products with limited shelf life, including fresh fruits and vegetables. Due to unexpected material fluctuations or abnormalities in the supply and demand of our products or changes in consumers’ preferences or the introduction of new products in the market, our Operating Subsidiaries may experience decrease in demand and overstocking of our products. Our products may also be returned by our Operating Subsidiaries’ customers in large quantities due to, among other things, product quality issues or delayed or incorrect delivery, resulting in shelving of products that may increase the risk of obsolescence.

In addition, certain of our products require specific handling throughout the supply chain. For instance, temperature control is required in our Operating Subsidiaries’ retail stores or during the transportation of frozen foods in order to maintain the safety and quality of such products. Any unexpected and adverse changes in the optimal storage conditions or poor handling of products may cause damage to or result in deterioration or contamination of our products. As such, any of the aforesaid events may result in an increased risk of inventory obsolescence.

Our Operating Subsidiaries’ business operations could be adversely affected by labor shortages or increases in staff costs.

We believe that hiring, training and retaining qualified employees are critical to our success. The nature of our Operating Subsidiaries’ business generally requires the sales personnel at our retail stores to have sufficient knowledge to promote our products to customers. Our Operating Subsidiaries’ also need employees to station at our warehouse facilities to receive delivery of products from our Operating Subsidiaries’ suppliers, manage our Operating Subsidiaries’ inventory and repackage certain food items. Any difficulty to employ and retain experienced sales personnel in retail stores and employees in warehouses may have a material adverse impact on our Operating Subsidiaries’ overall operations. When there is a shortage of labor in the market our Operating Subsidiaries may be required to pay higher wages to compete for suitable and qualified employees, which could result in higher staff costs. We cannot assure that our Operating Subsidiaries will be able to hire and retain sufficient suitable employees and/or shift the burden of increased staff costs to our Operating Subsidiaries’ customers, in which case our profit margins and results of operations may be adversely affected. Material labor shortages could have a material and adverse effect on our business, results of operations and prospects.

Any failure to obtain or renew approvals, licenses and permits required for our Operating Subsidiaries’ operations could materially and adversely affect our business and results of operations.

Our Operating Subsidiaries’ business is regulated by various laws and regulations in Hong Kong, which, among other things, require them to complete certain registrations and to obtain various licenses and certificates for our operations. For details, see “Regulatory Environment and the Laws and Regulations of Hong Kong.”

Most of the licenses needed for our Operating Subsidiaries’ operations are subject to examinations or verifications by relevant authorities and are valid only for a fixed period of time, subject to renewal and accreditation. Compliance with the relevant laws and regulations may require substantial expenses, and any non-compliance with such laws and regulations may expose our Operating Subsidiaries to liabilities. In case of any non-compliance, our Operating Subsidiaries may have to incur significant expenses and divert substantial management time to remedy any deficiencies. Our Operating Subsidiaries’ may experience difficulties or failures in obtaining the necessary approvals, licenses and permits for our Operating Subsidiaries’ new retail stores. In addition, there can be no assurance that our Operating Subsidiaries will be able to obtain or renew all of the approvals, licenses and permits required for our Operating Subsidiaries’ existing business operations upon expiration in a timely manner or at all. If our Operating Subsidiaries cannot obtain or maintain all licenses required to operate our Operating Subsidiaries’ business, planned new business operations and expansion may be delayed, and our Operating Subsidiaries’ ongoing business could be interrupted. Our Operating Subsidiaries may also be subject to prosecutions and penalties.

We are subject to risk of uncertainties of our future plans to expand to new geographic areas and offer new products.

A part of our Group’s expansion plan is to expand the geographic coverage of our Group’s retail network. To implement such expansions, we intend to rent and renovate new retail stores, add equipment to new retail stores and hire additional staff to support the operations. Accordingly, our overall operating costs will increase substantially due to the anticipated rental and related cost, renovation and time cost in relation to the setting up of new retail stores and the consequential increase in the number of employees. It is expected that additional costs will be incurred for opening new retail stores. The anticipated benefits to be generated from our expansion plans, such as increase in revenue, may not be as significant as expected due to factors beyond our control, such as the general market conditions, the continued impact of COVID-19, the performance of the industry and the economic and political environment in Hong Kong. Such factors may cause a delay in realizing the benefits of our expansion plan, and hence, our financial performance, in particular our profitability, may be adversely affected. In addition, there is also no assurance that our future plans will materialize or be completed by the predetermined timeframe, or that our objectives will be fully or partially achieved.

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Additionally, expanding into more diverse new products and offerings and increased number of products involve new risks and challenges. Our lack of familiarity with new products and services and lack of relevant user data relating to these new offerings may make it more difficult for us to anticipate user demand and preferences. We may misjudge user demand and the potential profitability of a new product or service. We may find it more difficult to inspect and control quality and ensure proper handling, storage and delivery of new products. We may experience higher return rates on new products, user complaints about new products and services and costly liability claims as a result of selling such products and services, any of which would harm our brand and reputation as well as our results of operations. It may be difficult for us to achieve profitability in the new product or service categories, and our profit margin, if any, may be lower than we anticipate or have experienced historically, which would adversely affect our results of operations. We cannot assure you that we will be able to recoup our investments in introducing any new product and service categories.

Measures taken to prevent intellectual property infringement may be insufficient.

As of December 31, 2022, we had registered 24 trademarks associated with the logo and brand name of “Greendotdot” in Hong Kong and in the PRC. Any occurrence of counterfeiting or imitation could negatively impact our reputation and brand name and could result in a reduction of our market share, cause a long-term or even permanent decline in our sales and profitability and increase our administrative costs in respect of detection and enforcement of our intellectual property rights.

We consider our trademarks, brand name and other intellectual property to be material for our business. Preventing intellectual property infringement is difficult, costly and time-consuming. Continued unauthorized use of our intellectual properties by unrelated third parties may damage our reputation and brand image. The measures we have taken to protect our trademarks and other intellectual property rights may not be adequate to prevent unauthorized use of our intellectual properties by unrelated third parties. If we are unable to adequately protect our trademarks and other intellectual properties, our brand image may be harmed, and our results of operations may suffer as a result.

If our Group fails to implement and maintain an effective system of internal controls, our Group may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, our Group was a private company with limited accounting personnel. Furthermore, prior to this offering, our management has performed only limited assessments of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Ordinary Shares.

Upon the completion of this offering, our Company will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the NYSE American, to regulatory investigations and to civil or criminal sanctions.

We may be unable to detect, deter and prevent all instances of fraud or other misconduct committed by our employees or other third parties.

We are exposed to the risk of fraud or other misconduct by our employees and other third parties. Misconduct by such parties may include theft, unauthorized business transactions, bribery or breaches of applicable laws and regulations, which may be difficult to detect or prevent. We are not aware of any instances of fraud, theft or other misconduct involving employees or other third parties that have had any material and adverse impact on our business and results of operations during the years ended December 31, 2021 and 2022. However, there is no assurance that there will not be any such instances in the future. We may be unable to prevent, detect or deter all instances of misconduct. Any misconduct committed against our interests, which may include past acts that have gone undetected or future acts, could subject us to financial losses and harm our reputation and may have a material and adverse effect on our business, financial condition, results of operations and prospects.

We may be harmed by negative publicity.

We operate in highly competitive industries, and there are other companies in the market that offer similar products. We derive most of our customers through word of mouth, and we rely on the positive feedback of our customers. Thus, customer satisfaction is critical to the success of our business, as this will also result in potential referrals from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent invasion by Russia and resulting outbreak of war in Ukraine resulting in economic sanctions has already affected global economic markets, including elevated commodity prices and a dramatic increase in the price of oil and gas globally. The threatened dramatic increase in food prices and shortages are a result of Ukraine and Russia being major exporters of grains and fertilizer, including potash. The uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy, including skyrocketing inflation. With major commodities such as wheat, corn, oil and natural gas surging in response to the Russian-Ukraine conflict, it is unlikely that inflation will ease anytime soon, which could have a material adverse effect on our business and financial condition. Recent inflationary pressures have not had a material impact on the Group’s business, as the Group secures orders and raw materials well in advance; generally, three months. In addition, the Group’s base currency of settlement is the Hong Kong dollar, which is pegged to the US$. Given the strong US$ against all major international currencies (and, as a result, the strong Hong Kong dollar), surging commodities prices have not had a material effect on the Group, as the increase in prices was negated by the strong Hong Kong dollar. The Group will only be materially affected if the strength of the Hong Kong dollar decreases substantially against counterparty currency as well as a substantial increase in prices of raw materials, which cannot be offset against each other.

Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn also have a material adverse effect on our business, financial condition, results of operations and prospects.

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We are exposed to risks with respect to acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics or outbreaks of communicable diseases such as COVID-19, Severe Acute Respiratory Syndrome, Middle East Respiratory Syndrome, Ebola or other contagious diseases, may disrupt our Operating Subsidiaries’ operations and cause loss and damage to our production and processing facilities, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Our Operating Subsidiaries’ revenue is susceptible to changes in the economic conditions and regulatory environment, social and/or political conditions and civil disturbance or disobedience. We cannot assure that there will be no political or social unrest in the near future or that there will not be other events that could lead to widespread protests or the disruption of the economic, political and social conditions in Hong Kong. If such events persist for a prolonged period of time or the economic, political and social conditions in Hong Kong are disrupted, our Operating Subsidiaries’ overall business and results of operations may be adversely affected.

Our Operating Subsidiaries’ business may also be affected by macroeconomic factors in the countries in which they operate, such as general economic conditions, market sentiment and regulatory, fiscal and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our Operating Subsidiaries’ business, markets, customers and suppliers, any of which may materially and adversely affect our Operating Subsidiaries’ business, financial condition, results of operations and prospects.

Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our Operating Subsidiaries’ operations and the operations of our Operating Subsidiaries’ customers and suppliers. If the development of the COVID-19 outbreak becomes more severe or if our Operating Subsidiaries’ suppliers are forced to close down their businesses after prolonged disruptions to their operations, we may experience a delay or shortage of raw materials, supplies and/or services by our Operating Subsidiaries’ suppliers, or our Operating Subsidiaries’ customers may not visit our retail locations or purchase our products. In such event, our operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition and results of operations. In addition, if any of our employees is suspected of having contracted COVID-19, some or all of our employees may be quarantined, and we will be required to disinfect our workplace and our facilities. In the event our employees are placed under quarantine orders, we may face a shortage of labor, and our operations may be severely disrupted. Our revenue and profitability may also be materially affected if the COVID-19 outbreak continues to materially affect the overall economic and market conditions in Hong Kong, and the economy slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. We are uncertain as to when the outbreak of COVID-19 will be contained, and we cannot predict if the impact of the outbreak will be short-lived or long-lasting. If the outbreak of COVID-19 is not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

RISKS RELATING TO OUR INDUSTRY

Our Operating Subsidiaries are susceptible to foodborne diseases and may be exposed to litigation and negative publicity which may have a material adverse effect on our business operations and financial condition.

Our Operating Subsidiaries currently import raw materials and products from Canada, Europe, the PRC, Thailand and the United States. Any outbreak of foodborne diseases in these countries may severely impair our Operating Subsidiaries’ suppliers’ ability to supply or continue to supply products that may be contaminated or otherwise unsafe due to the outbreak of diseases. Any epidemic of contagious diseases affecting humans, such as COVID-19, swine influenza, avian influenza, Africa Swine Fever, or Salmonella, might also result in unfavorable business operating conditions for our Operating Subsidiaries’ suppliers, slowdown in economic growth and overall negative business sentiment. As our Operating Subsidiaries rely on the continuous and stable supply of products by suppliers and sales of products to customers, our Operating Subsidiaries’ business and financial performance may in turn be materially and severely affected. Our Operating Subsidiaries also experienced some short-term shipment delays for certain products as global shipping logistics had at times been affected by the COVID-19 pandemic.

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Furthermore, the occurrence of such outbreaks of foodborne diseases affecting humans in countries from which our Operating Subsidiaries import products may generate public concerns for their safety, influence customers’ confidence in our brand and adversely affect our reputation. Adverse publicity about the quality or health concerns of our products, regardless of whether the allegations are true, may negatively affect our business, as it discourages customers from buying our products. Any incidents of foodborne illness caused by our products may even trigger litigation or disciplinary action against us, which may expose our Group to significant liabilities or to business suspension or cessation order by the relevant authorities if they result in decisions against us or incur significant litigation costs to our Group regardless of the result. As such, our business, financial position and prospects may be adversely affected.

Our Operating Subsidiaries operate in a competitive market, and if they fail to compete effectively, they may lose market share, and our results of operation may be adversely affected.

The overall natural and organic food retail market is considered to be competitive and fragmented with a large quantity of individual food stores specializing in a variety of natural and organic food. The natural and organic food retail stores in Hong Kong mainly compete with store location, food quality, price and product offerings.

There is no guarantee that we will be able to maintain our competitive strengths in the future when facing changes in market trends. Some of our existing and potential competitors may have advantages over us, in terms of product portfolio, reputation, financial resources, sourcing and distribution network. In addition, in view of the increasing awareness and acceptance of online platforms for the distribution of food products, we may also face increasing competition from new types of competitors with a different business model which enables them to reduce their reliance on different intermediaries in the supply chain and in turn enables them to offer products at relatively lower selling prices to customers. This intense competition may lead our existing or potential competitors to adopt hostile business strategies such as predatory price reductions, which may result in loss of our market share and reduced product margins if we are forced to lower our pricing in response to these pricing tactics adopted by our competitors. As such, our overall business, results of operations and financial condition may be materially and adversely affected.

RISKS RELATING TO DOING BUSINESS IN THE JURISDICTIONS IN WHICH OUR OPERATING SUBSIDIARIES OPERATE

Through long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also be quick with little advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Group’s operations are primarily located in Hong Kong, and some of our Operating Subsidiaries’ suppliers are PRC companies that have shareholders or directors that are PRC individuals and some customers at our Operating Subsidiaries’ retail outlets may be PRC individuals. Due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of the laws of the Chinese government to which our Operating Subsidiaries are subject may change rapidly and with little advance notice to them or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that the PRC government recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities markets, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews and expanding efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation and the ability to accept foreign investments and list on a U.S. or other foreign exchange.

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The Chinese government may intervene in or influence our Operating Subsidiaries’ operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in their operations and/or the value of our Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our Operating Subsidiaries’ ability or the way they conduct business, could require them to change certain aspects of their business to ensure compliance, which could decrease demand for our Operating Subsidiaries’ services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates or subject them to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Our Operating Subsidiaries may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China; (ii) such processing is to analyze or evaluate the behavior of natural persons within China; or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with our business and operations and for “Know Your Customer” purposes (to combat money laundering).

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These statements and regulatory actions are new, and it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to our Operating Subsidiaries, if any of our Operating Subsidiaries is deemed to be an “Operator” required to file for cybersecurity review before listing in the United States or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our Operating Subsidiaries, the business operations of our Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC’s review in the future. If our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our Operating Subsidiaries may become subject to fines and other penalties, which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Measures, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (C) where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. As of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor has our Company or any of our Operating Subsidiaries received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities.

Further, as of the date of this prospectus, in the opinion of our Hong Kong legal counsel, Robertsons, we are not required to obtain permission from any Hong Kong authorities to issue our Ordinary Shares to investors; and in the opinion of our PRC legal counsel, we are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our Operating Subsidiaries’ operations and offer our securities being registered to foreign investors. The SCNPC or other PRC regulatory authorities may, in the future, promulgate laws, regulations or implementing rules that require our Company, or any of our subsidiaries, to obtain regulatory approval from Chinese authorities before listing in the U.S.

Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to our Operating Subsidiaries.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, result in uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability of our Operating Subsidiaries to enforce agreements with their clients.

We may be affected by adverse changes in the political, economic, regulatory or social conditions in the countries in which we and our customers and suppliers operate.

We, our Operating Subsidiaries’ customers and suppliers are governed by the laws, regulations and government policies in each of the countries in which we and our Operating Subsidiaries’ customers and suppliers operate or into which we intend to expand our business and operations, including Hong Kong. Our business and future growth are dependent on the political, economic, regulatory and social conditions in Hong Kong and in the countries where our suppliers reside, which are beyond our control. The Hong Kong economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Economic conditions in Hong Kong are sensitive to global economic conditions. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

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We are exposed to political risks associated with conducting business in Hong Kong.

Our Operating Subsidiaries operations are principally based in Hong Kong. Accordingly, our Operating Subsidiaries’ business operations and financial conditions may be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our Operating Subsidiaries’ business operations. Hong Kong is a special administrative region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our Operating Subsidiaries’ operations are based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our Operating Subsidiaries’ results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Recently, there have been increasing concerns that Hong Kong residents and visitors will be subject to the legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. We cannot assure you that Hong Kong’s status as a Special Administrative Region of the PRC will continue.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the- counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, JP Centurion & Partners PLT, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. JP Centurion & Partners PLT is headquartered in Malaysia and has been inspected by the PCAOB on a regular basis, with the last inspection in 2020. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments add uncertainties to our offering, and we cannot assure you whether the NYSE American or regulatory authorities would not apply additional and/or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and such act was signed into law on December 29, 2022. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act.

There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allow for full and timely access to information.

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An active trading market for our Ordinary Shares may not be established or, if established, may not continue, and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the representative of the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares.

We may not maintain the listing of our Ordinary Shares on the NYSE American, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the NYSE American concurrently with this offering. In order to continue listing our shares on the NYSE American, we must maintain certain financial and share price levels, and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the NYSE American in the future. If the NYSE American delists our Ordinary Shares, and we are unable to list our shares on another national securities exchange, we will endeavor to have our Ordinary Shares quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are a “penny stock,” which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the NYSE American, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the NYSE American, we would be subject to regulations in each state in which we offer our Ordinary Shares.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “— The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located in Hong Kong that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 9,375,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and the Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements. There will be 11,375,000 Ordinary Shares outstanding immediately after this offering (or 11,675,000 Ordinary Shares if the underwriter exercises its over-allotment option to purchase such additional Ordinary Shares in full). In connection with this offering, our directors and officers named in the section “Management” and certain shareholders have agreed not to sell any shares until 12 months after the date of this prospectus without the prior written consent of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our Controlling Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our securities will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares, and you may even lose your entire investment.

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Because our public offering price is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than the corresponding amount paid by existing shareholders for their shares and more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$5.36 per Ordinary Share (or 300,000 Ordinary Shares if the underwriter exercises its over-allotment option to purchase such additional Ordinary Shares in full), representing the difference between our net tangible book value per Ordinary Share of US$0.25 as of December 31, 2022, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and at the assumed public offering price of US$6.50 per Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily: (i) to set up new retail stores and refurbish existing retail stores; (ii) to develop our probiotics business; (iii) to further enhance our brand recognition; (iv) to lease a new food factory; (v) to upgrade our information technology systems; (vi) to repay bank borrowings and other loans; (vii) for business development (including acquisitions); and (viii) for working capital and general corporate purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as us will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or any portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets that produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our Controlling Shareholders have substantial influence over the Company. Their interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, WKW Investment and CFT Investment (companies controlled by Mr. Wong and Ms. Cheuk, respectively) beneficially own approximately 73.19% and 17.41%, respectively, of our issued and outstanding Ordinary Shares. Upon completion of this offering, WKW Investment and CFT Investment will be the beneficial owners of an aggregate of 6,861,563. Ordinary Shares and 1,632,187 Ordinary Shares, respectively, which will represent 60.32% and 14.35%, respectively, of the then total issued and outstanding Ordinary Shares assuming that the underwriters do not exercise their over-allotment option, 58.77% and 13.98%, respectively, of the total voting power, assuming that the over-allotment option is exercised in full.

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Accordingly, our Controlling Shareholders could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our Controlling Shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

We will be a “controlled company” within the meaning of the NYSE American Company Guide and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this offering, we will be a “controlled company” as defined under the rules of NYSE American Company Guide. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including exemptions from the rule that a nomination and corporate governance committee be composed entirely of independent directors and a compensation committee be composed entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that may differ significantly from the NYSE American Company Guide. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE American Company Guide.

As a foreign private issuer that has applied to list our Ordinary Shares on the NYSE American, we rely on provisions in the NYSE American Company Guide that allow us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NYSE American.

For example, we are exempt from the NYSE American regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nomination committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and issuances of Ordinary Shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the NYSE American. Therefore, we intend to have a fully independent audit, risk and compliance committee within one year from the effectiveness of our initial public offering registration statement, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit, risk and compliance committee is not subject to additional NYSE American Company Guide requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which is generally persuasive authority, but is not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, which provides significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will, in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from requirements for companies incorporated in other jurisdictions, such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders will be afforded less protection than they otherwise would under the rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or Controlling Shareholders than they would as shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company, and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the NYSE American. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter. Accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We also would be required to comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the NYSE American. As a U.S.-listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the NYSE American.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the NYSE American rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increasing legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

34

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, investors may not have standing to sue Cayman Islands companies before the U.S. federal courts.

All of our current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States, and substantially all of their assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Appleby, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Appleby that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands, and the judgment is not contrary to public policy in the Cayman Islands and has not been obtained by fraud or in proceedings contrary to natural justice.

British Virgin Islands

We have been advised by Appleby that neither the Reciprocal Enforcement of Judgments Act (1922) nor the Foreign Judgments (Reciprocal Enforcement) Act (1964) applies to judgments from courts in the United States, and, therefore, any final and conclusive monetary judgment from courts in the United States (foreign court) for a definite sum against the Company based upon any document may be the subject of enforcement proceedings in the courts of the British Virgin Islands under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(a)	the foreign court had jurisdiction in the matter, and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(b)	the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(c)	the judgment was not obtained by fraud;

(d)	recognition or enforcement of the judgment would not be contrary to British Virgin Islands public policy; and

(e)	the proceedings pursuant to which the judgment was obtained were not contrary to natural justice.

Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personam; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

35

USE OF PROCEEDS

Based upon an assumed initial public offering price of $6.50 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we expect to receive approximately US$10,621,250 (or approximately US$12,425,000 if the underwriters exercise their over-allotment option to purchase additional Ordinary Shares in full), of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$1,403,750 payable by us.

We currently intend to use:

(i)	approximately 23.9%, or US$2,538,478, to set up new retail stores and to refurbish existing retail stores;

(ii)	approximately 4.7%, or US$499,199, to develop our probiotic business;

(iii)	approximately 8.6%, or US$913,428, to further enhance our brand recognition;

(iv)	approximately 9.5%, or US$1,009,019, to lease a new food factory;

(v)	approximately 10.3%, or US$1,093,989, to upgrade our information technology systems;

(vi)	approximately 7.1%, or US$754,109, for repayment of bank borrowings and other loans obtained from Dah Sing Bank Limited which matures in 120 days from the drawdown date and bears interest at 2.9% to 3.5% per annum;

(vii)	approximately 29.2%, or US$3,101,405, for business development (including acquisitions of potential organic retail brands located overseas in order to strengthen our retail network). As of the date of this prospectus, we do not have any specific plans to acquire any such organic retail brands; and

(viii)	approximately 6.7%, or US$711,622, for working capital and other general corporate purposes.

36

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

●	on an actual basis; and

●	on an as adjusted basis to reflect (i) the above; and (ii) the issuance and sale of 2,000,000 Ordinary Shares by us in this offering at an initial public offering price of US$6.50 per Ordinary Share (the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus) after deducting underwriting discounts and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2022
Shareholders’ Equity	Actual	As adjusted
	US$’000	US$’000

Ordinary shares U.S.$0.001 par value per share; 100,000,000 authorized as of December 31, 2022; 9,375,000 Ordinary Shares issued and outstanding on an actual basis, and 11,375,000 Ordinary Shares outstanding on an as adjusted basis (assuming 2,000,000 Ordinary Shares to be issued in this offering)	$9	$11
Additional paid-in capital	-	10,595
Retained earnings	1,621	1,621
Net income	755	755
Total Shareholders’ Equity	2,385	12,982

Indebtedness
Bank overdraft and loans	8,425	8,425
Total Indebtedness	8,425	8,425

Total Capitalization	$10,810	$21,407

The number of our Ordinary Shares to be outstanding after this offering is based on 9,375,000 Ordinary Shares outstanding as of July 6, 2023, the sale of 2,000,000 Ordinary Shares in this offering and excludes any exercise by the underwriters of the over-allotment option to purchase up to 300,000 Ordinary Shares in connection with this offering.

37

DIVIDENDS AND DIVIDEND POLICY

No dividends were paid by the companies comprising our Group for the years ended December 31, 2021 and 2022. However, on June 27, 2022, our Company distributed a special dividend of HK$22,000,000 (US$2,803,130) to our shareholders to offset the amounts due from the related parties. There is no guarantee that our Company will further declare and pay dividends in the foreseeable future.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (i) operating and financial results; (ii) cash flow situation; (iii) business conditions and strategies; (iv) future operations and earnings; (v) taxation considerations; (vi) interim dividends paid, if any; (vii) capital requirements and expenditure plans; (viii) interests of shareholders; (ix) statutory and regulatory restrictions; (x) any restrictions on payment of dividends; and (xi) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, is also subject to the approval of our shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong through loans or capital contributions. Our Operating Subsidiaries are permitted under the respective laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If any of our Operating Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. As of the date of this prospectus, our Operating Subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years ended December 31, 2022, and 2021, we did not declare or pay any dividends, and there were no transfers of assets among us or our Operating Subsidiaries. However, on June 27, 2022, we approved, declared and distributed a special dividend of HK$22 million (approximately US$2.8 million) to our shareholders. This special dividend was distributed from the retained profits accumulated from prior years and was paid to offset the amount due from related parties. Apart from this special dividend distribution, we intend to retain all available funds and future earnings, if any, for operations and business development and do not anticipate declaring or paying any dividends in the foreseeable future.

38

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the adjusted net tangible book value of their Ordinary Shares. Dilution in adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an initial public offering price of US$6.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting US$975,000 in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$1,403,750, the adjusted net tangible book value as of December 31, 2022 would have been approximately US$13,006,250, or US$1.14 per share. This represents an immediate increase in adjusted net tangible book value of US$0.89 per share to our existing stockholders and an immediate dilution of US$5.36 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	No Exercise of Over- Allotment Option	Full Exercise of Over- Allotment Option
Assumed initial public offering price per share	$6.50	$6.50
Historical net tangible book value per share as of December 31, 2022	$0.25	$0.25
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	$0.89	$1.02
Net tangible book value per share after giving effect to this offering	$1.14	$1.27
Dilution per share to new investors participating in this offering	$5.36	$5.23

39

SELECTED SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated financial data as of December 31, 2021 and 2022 and for the years ended December 31, 2021 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary financial data set forth below should be read in conjunction with, and are qualified by reference to, “Selected Summary Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

The following table presents our selected consolidated statements of income and comprehensive income for the years ended December 31, 2021 and 2022.

	For the year ended December 31,
	2021	2022	2022
	HKD’000	HKD’000	US$’000

Revenues	159,546	161,453	20,729
Cost of sales	(84,958)	(89,404)	(11,479)
Gross profit	74,588	72,049	9,250

Operating expenses:
Selling and marketing expenses	(47,306)	(46,837)	(6,013)
General and administrative expenses	(20,595)	(20,339)	(2,611)
Total operating expenses	(67,901)	(67,176)	(8,624)

Income from operations	6,687	4,873	626

Other income (loss):
Other income	1,526	3,515	451
Interest expense	(1,011)	(1,669)	(214)
Other gains (losses), net	(2,649)	(52)	(7)
Total other income (loss)	(2,134)	1,794	230

Income before tax expense	4,553	6,667	856
Income tax expense	(540)	(787)	(101)
Net income	4,013	5,880	755

Net income per share attributable to ordinary shareholders
Basic and diluted	0.43	0.63	0.08
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	9,375,000	9,375,000	9,375,000

The following table presents our selected consolidated balance sheets data as of December 31, 2021 and 2022.

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Selected Consolidated Balance Sheets Data:
Cash and cash equivalents	1,294	1,177	151
Total current assets	91,401	100,949	12,959
Total non-current assets	37,313	29,058	3,731
Total assets	128,714	130,007	16,690
Total current liabilities	78,472	83,939	10,778
Total non-current liabilities	15,540	27,486	3,527
Total liabilities	94,012	111,425	14,305
Total shareholders’ equity	34,702	18,582	2,385

40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a Hong Kong based retailer principally engaged in the sale of natural and organic food under our “Greendotdot” brand. Our Group’s history can be traced back to 1999 when Mr. Wong and Ms. Cheuk started the business of marketing natural and organic foods. The same year, we launched our first retail store with the objective to introduce quality products from local and overseas suppliers to our customers. Over the years, we have been building our “Greendotdot” brand by sourcing, procuring, marketing and selling a wide variety of quality products which can be broadly classified into (i) packaged foods; (ii) fresh foods; (iii) frozen foods; and (iv) other products, such as honey, beverages, edible oils, seasonings and other non-food items.

According to the Frost & Sullivan Report, our Group ranked as the second largest natural and organic food retail chain in Hong Kong in terms of our revenue, translating to a market share of approximately 7.9% in the natural and organic food market in Hong Kong in 2021. For the years ended December 31, 2021 and 2022, our Group’s revenue amounted to approximately HK$159,546,000 (US$20,527,000) and HK$161,453,000 (US$20,729,000), respectively. Our net profit was approximately HK$4,013,000 (US$516,000) and HK$5,880,000 (US$755,000) for the respective years.

Factors affecting our performance

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

The business is affected by any material change in the economic condition in Hong Kong

Our Group’s results of operations are vulnerable to the economy in Hong Kong. We sell our natural and organic food through sales channels in Hong Kong to our end customers. We also expect to further expand in Hong Kong by opening new retail stores in the next few years. The results of operations of our Group are therefore directly affected by the demand for our customers in Hong Kong, and such demand depends upon many factors, most of which are beyond our Group’s control, including, among others, the general economic condition in Hong Kong and the disposable income of our customers.

Product mix

We currently offer a comprehensive range of over 600 products, including (i) packaged foods; (ii) fresh foods; (iii) frozen foods; and (iv) other products, such as honey, beverages, edible oils, seasonings and other non-food items. We believe our diverse product offerings enable us to capitalize on changing market trends and consumer preferences. Different products have different gross profit margins depending on factors such as purchase costs, production costs, our pricing strategy and our marketing and branding strategy. As a result, our overall gross profit margin will vary depending on product mix across different products. Our sales composition, margins and profit level have varied and may continue to vary as our product mix evolves. Our ability to expand our product offerings and the diversity of our product mix will have a significant impact on our results of operations and our competitiveness in the market. However, market conditions may vary from time to time, and the pace of such change may be so quick that the market demand may not favor our products with higher profit margin.

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Change in the cost of inventories sold

Our Group’s business is highly dependent on a sufficient supply of raw materials (including beans, organic powders and rice) and finished products from our suppliers that meet our quality requirements, and our financial performance is sensitive to price fluctuations of these supplies. During the years ended December 31, 2021 and 2022, the prices of different raw materials and finished products from our suppliers varied to different extents. For the years ended December 31, 2021 and 2022, the costs of inventories sold, which primarily represented the costs of products charged by our suppliers, amounted to approximately HK$72,431,000 (US$9,287,000) and HK$76,289,000 (US$9,795,000), representing approximately 45.4% and 47.3% of our Group’s revenue, respectively. The raw materials and finished products purchased by us are generally determined by prevailing market conditions and subject to fluctuation in market prices. Although our Group will continue to monitor our procurement cost and implement any necessary cost control measures, the fluctuations in the price of raw materials and finished products procured may affect the profit margin of our operations.

Ceased operations of Food Factory

We previously conducted the packaging process for certain types of products in our Food Factory during the fiscal years ended December 31, 2021 and 2022 but ceased to do so in May 2023 as the ownership of the Food Factory was transferred to an independent third-party. Currently, our Operating Subsidiaries outsource our packaging processes to various independent third-party outsourcing partners and if they are unable to perform the packaging that meets our standards at specifications, we may need to incur additional costs to find other suitable outsourcing partners who are capable of complying with our standards. There is no material financial impact on our net sales or revenues, income from continuing operations, profitability, liquidity or capital resources as a result of outsourcing the packing processes as we regularly monitor the related cost as part of our cost-control measures.

Impact of the COVID-19 pandemic on our business and operations

Our Operating Subsidiaries’ business operations are based in Hong Kong. Due to the anti-epidemic measures implemented in Hong Kong during the COVID-19 pandemic, our Operating Subsidiaries have not experienced any material disruption in our Operating Subsidiaries’ business operations, and there was no significant impact on our Operating Subsidiaries’ retail business given that all of our Operating Subsidiaries’ retail stores remained open with normal opening hours since the outbreak of COVID-19.

Management does not believe the supply chain disruptions related to the COVID-19 pandemic will materially affect our long-term outlook and business goals, results of operations, or capital resources and quantity, sales, profits, and/or liquidity. However, continued supply chain disruptions could lead to delayed receipt of, or shortages in, inventory and higher costs and negatively impact our sales. Our Operating Subsidiaries maintain a large network of suppliers to mitigate these risks. In cases where certain products are purchased from single source suppliers, we have sourced alternatives from different suppliers to allow for more versatility and flexibility. Management does not believe that such mitigation efforts have introduced any other new material risks, including but not limited to, those related to product quality or reliability or regulatory approval of products. Furthermore, management does not believe there will be any supply chain issues that would adversely affect the enhancement of a new food factory.

There has been no material delay in the local delivery of our Operating Subsidiaries’ products to their retail stores and their customers since the outbreak of COVID-19. Given that there are no compensation clauses for the delay in delivery of products to customers, any unexpected delay of delivery to their customers due to the COVID-19 pandemic will not result in any penalty or compensation payable by our Group.

We observed that consumer sentiment has turned cautious under the COVID-19 pandemic, and the spending patterns of consumers have changed with consumers’ demand and gradually shifted to food and daily necessities. In fact, the sales volume of our Operating Subsidiaries’ food products to retail customers via retail sales has been boosted, especially during the critical stage of the COVID-19 pandemic in Hong Kong, as (i) consumers were more willing to spend on healthy products as a result of rising health awareness; (ii) some customers have resorted to panic buying and stockpiling of food and necessities; and (iii) owing to the social distancing measures, such as restrictions imposed on catering premises and the “Stay-Home-Safe” policy as promoted by the HKSAR Government, more people have opted to dine at home to minimize the chance of infection, thereby purchasing more of our goods for take home consumption.

Business outlook

The development of the natural and organic food market in Hong Kong has very much been influenced by western countries for the past 20 years. Given the internet boom and the rise of social media, consumers in Hong Kong have become more aware of food choices for health and food safety reasons, hence creating an opportunity for the natural and organic food market to grow in recent years. Currently in Hong Kong, most natural and organic foods are imported from overseas and are being sold at natural and organic food stores, supermarkets and department stores. Moreover, there are also organic farms in Hong Kong that produce organic food locally and distribute to various retailers for sale.

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Results of operations

The following is a summary of the consolidated statements of income of our Group as derived from our consolidated financial statements included elsewhere in this prospectus, and this summary should be read in conjunction therewith.

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Revenues	159,546	161,453	20,729
Cost of sales	(84,958)	(89,404)	(11,479)
Gross profit	74,588	72,049	9,250

Operating expenses:
Selling and marketing expenses	(47,306)	(46,837)	(6,013)
General and administrative expenses	(20,595)	(20,339)	(2,611)
Total operating expenses	(67,901)	(67,176)	(8,624)

Income from operations	6,687	4,873	626

Other income (loss):
Other income	1,526	3,515	451
Interest expense	(1,011)	(1,669)	(214)
Other gains (losses), net	(2,649)	(52)	(7)
Total other income (loss)	(2,134)	1,794	230

Income before tax expense	4,553	6,667	856
Income tax expense	(540)	(787)	(101)
Net income	4,013	5,880	755

Revenues

The Company has established various sales channels for its products, comprising (i) retail sales to consumers via retail stores, online sales platforms and exhibitions, through supermarkets and department stores; and (ii) wholesales to bulk-purchase customers. The following tables set out the analysis of the Company’s net revenue from external customers disaggregated by sales channels for the years ended December 31, 2021 and 2022:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Retail sales	144,337	141,772	18,202
Wholesale sales	15,209	19,681	2,527
	159,546	161,453	20,729

Our revenue increased by approximately HK$1,907,000, or 1.2%, from approximately HK$159,546,000 for the year ended December 31, 2021 to approximately HK$161,453,000 (US$20,729,000) for the year ended December 31, 2022, primarily due to the increase in sales volume from our wholesales channels during the year ended December 31, 2022.

Cost of sales

The following table sets forth the breakdown of our cost of sales for the years ended December 31, 2021 and 2022:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Cost of inventories	72,431	76,289	9,795
Freight and transportation expenses	4,584	4,611	592
Storage fees	4,982	5,848	751
Salaries and employee benefits expenses	1,466	1,313	169
Others	1,495	1,343	172
	84,958	89,404	11,479

43

Our cost of sales increased by approximately HK$4,446,000 or 5.2%, from approximately HK$84,958,000 for the year ended December 31, 2021 to approximately HK$89,404,000 (US$11,479,000) for the year ended December 31, 2022, primarily due to the increase in the cost of inventories and the storage fees during the year ended December 31, 2022.

Selling and marketing expenses

The following table sets forth the breakdown of our selling and marketing expenses for the years ended December 31, 2021 and 2022:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Channel distribution expenses	9,490	10,013	1,286
Depreciation and amortization	1,077	1,342	172
Lease charges	16,248	14,905	1,914
Promotion expenses	1,268	1,544	198
Salaries and employment benefits expenses	8,774	8,282	1,063
Staff commission	4,369	4,416	567
Transportation and delivery expenses	3,858	3,981	511
Others	2,222	2,354	302
	47,306	46,837	6,013

Our selling and marketing expenses decreased by approximately HK$469,000 or 1.0%, from approximately HK$47,306,000 for the year ended December 31, 2021 to approximately HK$46,837,000 (US$6,013,000) for the year ended December 31, 2022, primarily due to an increase in channel distribution expenses to supermarkets and department stores and offset by the decrease in lease charges due to rental concessions due to COVID-19 granted by our landlords for our retail shops during the first half of 2022.

General and administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the years ended December 31, 2021 and 2022:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Bank charges	1,716	1,693	217
Insurance expenses	454	457	59
Lease charges	449	240	31
Legal and professional fee	303	427	55
Rent and rates	467	535	68
Salaries and employment benefits expenses	13,227	13,886	1,783
Others	3,979	3,101	398
	20,595	20,339	2,611

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Our general and administrative expenses decreased by approximately HK$256,000 or 1.2%, from approximately HK$20,595,000 for the year ended December 31, 2021 to approximately HK$20,339,000 (US$2,611,000) for the year ended December 31, 2022, primarily due to the increase in salaries and employment benefits expenses.

Other income

Our other income primarily represented forfeited prepaid cash coupons, such as gift cards, and government subsidies. Other income increased significantly by approximately HK$1,989,000, or 130.3%, from approximately HK$1,526,000 for the year ended December 31, 2021 to approximately HK$3,515,000 (US$451,000) for the year ended December 31, 2022, primarily due to the conditional government subsidy of approximately HK$2,596,000 (US$333,000) received pursuant to the Employment Support Scheme (“ESS”) under the Anti-epidemic Fund from the government of Hong Kong during the year ended December 31, 2022.

In 2022, during the COVID-19 pandemic, our Group successfully applied for the conditional funding support from the ESS under the Anti-epidemic Fund, set up by the HKSAR Government, to provide financial support to enterprises to support their business operation and retain their employees who may otherwise be made redundant.

Employers participating in ESS were required to undertake and warrant that they would: (i) not implement redundancies during the subsidy period; and (ii) spend all the wage subsidies on paying wages to their employees. If an employer failed to use all the subsidies received to pay the wages of its employees, the HKSAR Government would take back the unspent balance of the subsidy. If the total number of employees on the payroll in any one month of the subsidy period was less than the “committed headcount of paid employees,” the employer would have to pay a penalty to the HKSAR Government. There were no unfulfilled conditions or other contingencies attached to the ESS funding.

Income tax expense

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which members of our Group domicile or operate.

Hong Kong profits tax

Hong Kong Profits Tax is calculated in accordance with the two-tiered profits tax rates regime. Under the two-tiered profits tax rates regime, the first HK$2,000,000 of profits of qualifying corporations will be taxed at 8.25%, and profits above HK$2,000,000 will be taxed at 16.5%. The profits of corporations not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Our income tax increased by approximately HK$247,000, or 45.7%, from approximately HK$540,000 for the year ended December 31, 2021 to approximately HK$787,000 (US$101,000) for the year ended December 31, 2022, primarily due to the increase in revenue and profits before tax. Our effective tax rate was 11.9% and 16.1% for the years ended December 31, 2021 and 2022, respectively.

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BVI

We are not subject to any income tax in the BVI.

Cayman Islands

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments.

Liquidity and capital resources

The following table set forth our current assets and current liabilities as of the dates indicated:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Current assets
Cash and cash equivalents	1,294	1,177	151
Accounts receivable, net	8,002	13,285	1,706
Inventories	12,769	15,451	1,984
Prepaid expenses and other current assets, net	5,213	9,428	1,210
Deferred initial public offering (‘IPO”) costs	-	5,766	740
Due from related parties	64,123	55,842	7,170
Total current assets	91,401	100,949	12,959

Current liabilities
Bank overdraft and loans	41,543	47,347	6,078
Lease liabilities	13,682	12,891	1,655
Accounts payable, accruals, and other current liabilities	16,697	16,681	2,144
Contract liabilities	5,717	2,433	312
Provision for reinstatement costs	613	630	81
Due to related parties	220	3,060	393
Income tax payable	-	897	115
Total current liabilities	78,472	83,939	10,778
Net current assets	12,929	17,010	2,181

Accounts Receivable, net

Our Group’s accounts receivable were primarily represented by amounts receivable from our wholesale customers, net of credit loss allowance, for the sale of products.

Our accounts receivable, net of credit loss allowances, increased significantly by approximately HK$5,283,000 or 66.0% from approximately HK$8,002,000 as of December 31, 2021 to approximately HK$13,285,000 (US$1,706,000) as of December 31, 2022 primarily due to the increase in accounts receivable with our wholesale customers as a result of the increase in sales during the last quarter of 2022 and driven by slight delays in payments from our customers, which were subsequently settled after the reporting period.

An expected credit loss analysis is performed at the end of each year. During the year ended December 31, 2022, approximately HK$69,000 (US$9,000) was provided, as management considered that the risk of default from our debtors would be uncertain amid the volatile business environment.

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Prepaid expenses and other current assets, net

Our prepaid expenses and other current assets primarily represented rental deposits and prepayment of our office and retail store rents, utility deposits and prepaid taxation. The significant increase in prepaid expenses and other current assets by approximately HK$4,215,000 or 80.9% was primarily due to increase in the prepaid income tax and reclassification of rental deposits from non-current assets to current assets during the year.

Deferred IPO costs

Our deferred IPO costs of approximately HK$5,766,000 (US$740,000) as of December 31, 2022 were the fees paid to professional parties whose services were to be rendered for the preparation of the listing of our Ordinary Shares.

Due from/(to) related parties

Our amounts due from/(to) related parties consisted of amounts due from/(to) our directors and amounts due from/(to) related companies.

Over the years, funds had been collected and assigned among our Group and related parties, all of which are under the common control of Mr. Wong, based on the prioritization of cash flow requirements for their daily operations and business expansion. Such arrangement aimed to utilize the available funding, including proceeds from bank loans, among the companies controlled by Mr. Wong to support the funding needs of each company. As such, the balance of amounts due from related companies gradually became substantial, as our Group continuously provided net funding to other related parties over the years, especially during the hard times of the COVID-19 pandemic.

On June 27, 2022, a special dividend of approximately HK$22,000,000 (US$2,803,130) was declared by GDD and Organic Gardens and paid to their shareholders, and the shareholders agreed to utilize the dividend to pay part of the outstanding balances of certain related companies due to the Group.

The amounts due from related parties as of December 31, 2022 are unsecured, interest free and repayable on demand. During the three months ended March 31, 2023, our related parties repaid approximately HK$5,000,000 (US$641,950) to us. As of the date of this prospectus, the amount due from related parties amounted to HK$46,322,000 (US$5,947,000). Approximately HK$20,000,000 (US$2,567,800) will be repaid from related parties before May 31, 2023. The remaining balances of amounts due from related parties will be settled prior to or upon the Listing. Mr. Wong has signed a letter of undertaking in favor of the Company to settle all the remaining outstanding balances if any of the related parties fail to repay their portion of amounts due to the Company within 7 days from the date of Listing.

The amounts due to related parties primarily refer to the balances due to our controlling shareholder, Mr. Wong, regarding the working capital advanced for the Company to settle the professional fees in relation to the Listing. The balances are unsecured, interest free and repayable on demand. As of the date of this prospectus, the balance due to Mr. Wong has been fully offset with the amount due from related parties.

For details of the related party balances, please refer to the section headed “Related Party Transactions” in this prospectus.

Bank overdraft and loans

Our bank overdraft and loans represented the related bank overdraft and loans to be repaid within one year.

Our bank overdraft and loans increased from approximately HK$41,543,000 as of December 31, 2021 to approximately HK$47,347,000 (US$6,078,000) as of December 31, 2022 as a result of the increase in trade finance loans and term loans to finance the operations of our Group. The bank overdrafts and loans are all denominated in HK$ and consisted of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Bank overdraft
-Bank of China (Hong Kong) Limited (1)	6,288	6,632	852
-Dah Sing Bank Limited (2)	1,981	1,984	254
-HSBC (3)	2,985	2,993	384
	11,254	11,609	1,490

Revolving loans
-Bank of China (Hong Kong) Limited (1)	1,500	1,500	192
-HSBC (3)	7,000	7,000	899
	8,500	8,500	1,091

Import trade finance loans
-Bank of China (Hong Kong) Limited (1)	4,731	4,721	606
-Dah Sing Bank Limited (2)	3,487	7,848	1,008
-HSBC (3)	12,418	11,130	1,429
	20,636	23,699	3,043

Term loans
-HSBC (3), (4), (5) & (6)	3,036	21,822	2,801
	3,036	21,822	2,801

Less: non-current portion of term loans	(1,883)	(18,283)	(2,347)

Current portion of bank overdrafts and loans	41,543	47,347	6,078

(1)	On February 19, 2019, Organic Gardens obtained banking facilities with the Bank of China (Hong Kong) Limited for the maximum amount of approximately HK$13,500,000 (approximately US$1,730,000). The banking facilities consisted of bank overdrafts, import trade finance loans and revolving of approximately HK$7,000,000, HK$5,000,000 and HK$1,500,000, respectively. The maturity of revolving loans and import trade finance loans is 120 days. The banking facilities bear interest at 1.9% to 2.8% per annum.

47

(2)	On November 15, 2021, Organic Gardens renewed the loan agreement with Dah Sing Bank Limited and obtained the banking facilities for the maximum amount of approximately HK$10,000,000 (approximately US$1,282,000). The banking facilities consisted of bank overdrafts and import trade finance loans of approximately HK$2,000,000 and HK$8,000,000, respectively. The maturity of import trade finance loans is 120 days. The banking facilities bear interest at 2.75% over the Hong Kong Interbank Offered Rate. On October 31, 2022, Organic Gardens further renewed the loan agreement with Dah Sing Bank Limited with the same terms and conditions.

(3)	On July 12, 2021, Organic Gardens entered into a loan agreement with HSBC and obtained the banking facilities for the maximum amount of approximately HK$26,000,000 (approximately US$3,333,000). The banking facilities consisted of bank overdrafts, revolving loans, import trade finance loans and term loans of approximately HK$3,000,000, HK$7,000,000, HK$12,700,000 and HK$3,300,000, respectively. The maturity of revolving loans and import trade finance loans are 60 days and 120 days, respectively. The term loan is repayable in 36 equal monthly installments of principal and interest thereon, commencing from August 12, 2021. The banking facilities bear interest at 2.2% to 3.5% per annum.

(4)	On January 21, 2022, Organic Gardens obtained banking facilities from HSBC for the maximum amount of HK$3,400,000 (approximately US$436,000) for working capital purposes, bearing interest at 3.0% per annum. The term loan is repayable in 23 equal monthly installments of principal and interest thereon, commencing from February 21, 2022.

(5)	On June 21, 2022, Organic Gardens obtained banking facilities from HSBC for the maximum amount of HK$9,000,000 (approximately US$1,154,000) for working capital purposes, bearing interest at the best lending rate minus 2.25% per annum. The best lending rate was at 5.625% as of December 31, 2022. The term loan is repayable in 120 equal monthly installments of principal and interest thereon, commencing June 21, 2022, and with a principal moratorium period of 12 months from June 21, 2022.

(6)	On August 23, 2022, GDD Hong Kong obtained banking facilities from HSBC for the maximum amount of HK$9,000,000 (approximately US$1,154,000) for working capital purposes, bearing interest at the best lending rate minus 2.25% per annum. The best lending rate was at 5.625% as of December 31, 2022. The term loan is repayable in 120 equal monthly installments of principal and interest thereon, commencing August 23, 2022, and with a principal moratorium period of 12 months from August 23, 2022.

As of December 31, 2022, our Group had available banking facilities, which consisted of overdraft, term and revolving loans and import trade finance facilities for an aggregate amount of approximately HK$70,900,000 (US$9,103,000), of which approximately HK$2,383,000 (US$306,000) was undrawn. Collateral for these general facilities include an unlimited guarantee by Mr. Wong and Ms. Cheuk, who are directors of our Company, a corporate guarantee for approximately HK$22,000,000 (US$2,821,000) by GDD Hong Kong and Kampery Development and properties owned by Mr. Wong and/or Ms. Cheuk. For the HK$9,000,000 bank facilities obtained from HSBC in June 2022 and August 2022, a guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, a loan guarantee launched by the HKSAR Government to help small and medium enterprises to secure the bank loan during the COVID-19 pandemic. There are no significant restrictive covenants imposed by the Group’s bankers.

Lease liabilities

Our lease liabilities represented the lease payments that are not yet paid under the tenancy agreements for our retail stores, offices and warehouses to be repaid within one year. As of December 31, 2021 and 2022, we had lease liabilities of approximately HK$13,682,000 (US$1,754,000) and HK$12,891,000 (US$1,655,000), respectively, to be paid within one year, which were our commitments for future minimum payments in respect of our leased premises.

Accounts payable, accruals and other current liabilities

The following table sets forth the breakdown of our accounts payable, accruals and other current liabilities as of December 31, 2021 and 2022:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Accounts payable	8,417	7,425	953
Other payables	1,542	555	72
Accrued expenses	6,091	8,055	1,035
Others	647	646	84
	16,697	16,681	2,144

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Our accounts payable represented the amounts payable to our suppliers for purchases of raw materials, packaging materials and finished products and other accrual operating expenses. We generally receive credit terms of 0 days to 60 days from our suppliers.

Our accounts payable decreased by approximately HK$992,000, or 11.8%, from approximately HK$8,417,000 as of December 31, 2021 to approximately HK$7,425,000 (US$953,000) as of December 31, 2022, which was primarily due to the settlement of certain accounts payable to our suppliers before the year ended.

Our accruals and other current liabilities represented accrued operating expenses. Our accruals and other current liabilities increased by approximately HK$976,000, or 11.8%, from approximately HK$8,280,000 as of December 31, 2021 to approximately HK$9,256,000 (US$1,191,000) as of December 31, 2022. The increase was primarily due to the increase in the accrued commission paid to our employees.

Contract liabilities

Our contract liabilities represented membership reward points and prepaid cash coupons, including gift cards. Contract liabilities are non-refundable and are recognized as revenue when our performance obligation is satisfied. Our contract liabilities decreased significantly by approximately HK$3,284,000, or 57.4%, from approximately HK$5,717,000 as of December 31, 2021 to approximately HK$2,433,000 (US$312,000) as of December 31, 2022. The decrease was primarily due to a decrease in prepaid cash coupons sold during the year ended December 31, 2022.

Contractual obligations

The following table summarizes the contractual obligations of the Company as of December 31, 2022:

	Payment due by period
	Less than 1 year	1 to 2 years	2 to 5 years	More than 5 years	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

Contractual obligations:
Bank overdraft and loans	47,347	2,830	5,731	9,722	65,630
Operating lease obligation	13,442	5,799	1,358	-	20,599
Contract liabilities	2,433	-	-	-	2,433
	63,222	8,629	7,089	9,722	88,662

	Payment due by period
	Less than 1 year	1 to 2 years	2 to 5 years	More than 5 years	Total
	US$’000	US$’000	US$’000	US$’000	US$’000

Contractual obligations:
Bank overdraft and loans	6,078	363	736	1,248	8,425
Operating lease obligation	1,723	745	174	-	2,642
Contract liabilities	312	-	-	-	312
	8,113	1,108	910	1,248	11,379

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Cash Flows

Our financial resources of cash are primarily cash generated from operating activities. We primarily used our cash on financing our operations and funding our working capital and capital expenditures. We currently expect that there will not be any material change in the sources and uses of the cash of our Group, except for the additional funds from proceeds from this offering for implementing our future plans, as detailed in the section headed “Use of Proceeds” in this prospectus.

The following table summarizes our combined statements of cash flows as derived from our consolidated financial statements included elsewhere in this prospectus, and this summary should be read in conjunction therewith.

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Cash provided by (used in) operating activities	2,385	(4,287)	(551)
Cash used in investing activities	(2,056)	(1,387)	(178)
Cash provided by (used in) financing activities	(25,718)	5,557	714
Net change in cash and cash equivalents	(25,389)	(117)	(15)
Cash and cash equivalents as of beginning of the year/period	26,683	1,294	166
Cash and cash equivalents as of the end of year/period	1,294	1,177	151

Cash provided by operating activities

For the year ended December 31, 2021, we had net cash provided by operating activities of approximately HK$2,385,000 (US$302,000) primarily arising from net income from our operation of approximately HK$4,013,000 (US$516,000) as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation and amortization charge of approximately HK$1,331,000 (US$170,660). Changes in operating assets and liabilities primarily included: (i) decrease in accounts payable and contract liabilities of approximately HK$4,520,000 (US$579,500) due to the settlement of accounts payable to our suppliers and redemption of our cash coupons by our customers; and (ii) decrease in other operating assets and liabilities of approximately HK$3,983,000 (US$510,700) due to the payment of income tax and partially offset by the decrease in inventories of approximately HK$3,603,000 (US$461,970) due to the decrease in inventories level.

For the year ended December 31, 2022, we had net cash used in operating activities of approximately HK$4,287,000 (US$551,000) primarily arising from the net income from our operation of approximately HK$5,880,000 (US$755,000) as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of depreciation and amortization charge of approximately HK$1,404,000 (US$180,000). Changes in operating assets and liabilities primarily included: (i) increase in accounts receivables and prepaid expenses of approximately HK$5,658,000 (US$726,000) due to the increase in accounts receivables during the year; and (ii) increase in inventories of approximately HK$2,682,000 (US$344,000) and partially offset by (i) increase in accruals operating expenses of approximately HK$3,302,000 (US$425,000) during the year ended December 31, 2022 primarily due to the increase in accrual commission and salaries paid to our employees; and (ii) increase in other operating assets and liabilities of approximately HK$45,000 (US$6,000).

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Cash used in investing activities

For the year ended December 31, 2021, our Group had net cash used in investing activities of approximately HK$2,056,000 (US$265,000) primarily attributable to the leasehold improvements for renovation of our retail stores during the year.

For the year ended December 31, 2022, our Group had net cash used in investing activities of approximately HK$1,387,000 (US$178,000) primarily attributable to the leasehold improvements for renovation of our retail stores during the year.

Cash provided by (used in) financing activities

For the year ended December 31, 2021, our net cash used in financing activities was approximately HK$25,718,000 (US$3,292,000), which primarily consisted of the advances to related parties of approximately HK$36,880,000 (US$4,728,750) and offset with the net proceeds from bank loans and overdraft of approximately HK$11,162,000 (US$1,436,750).

For the year ended December 31, 2022, our net cash provided by financing activities was approximately HK$5,557,000 (US$714,000), which primarily consisted of the net proceeds from bank loans and overdraft of approximately HK$22,204,000 (US$2,851,000) and less the advances to related parties of approximately HK$10,881,000 (US$1,397,000) and deferred IPO costs of approximately HK$5,766,000 (US$740,000).

We believe that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, will be sufficient to meet our anticipated cash needs for at least the next twelve months.

Capital expenditure and commitments

Our capital expenditures during the years ended December 31, 2021 and 2022 principally represented the addition to property, plant and equipment. For the years ended December 31, 2021 and 2022, we incurred capital expenditures of approximately HK$2,056,000 (US$265,000) and HK$1,387,000 (US$178,000), respectively, primarily used for the leasehold improvements for renovation of our retail stores.

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As of December 31, 2021 and 2022, we had no material capital commitments.

Off-balance sheet transactions

We had not entered into any material off-balance sheet transactions and arrangements during the years ended December 31, 2021 and 2022.

Quantitative and qualitative disclosure about market risk

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (excluding prepayments) and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Our interest rate risk arises primarily from bank overdraft and loans. Bank overdraft and loans issued at variable rates and fixed rates expose us to cash flow interest rate risk and fair value interest rate risk, respectively.

The Company is exposed to cash flow interest rate risk in relation to variable-rate bank balances and variable-rate bank overdraft and loans. The Company’s cash flow interest rate risk is mainly concentrated on the fluctuation of interest rates on bank balances and HIBOR arising from the Company’s Hong Kong dollar denominated bank overdraft and loans. The Company aims at keeping bank loans at variable rates. The Company manages its interest rate exposures by assessing the potential impact arising from any interest rate movements based on interest rate level and outlook. The Company’s management will review the proportion of borrowings in fixed and variable rates and ensure they are within reasonable range.

Sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rates at the end of the reporting period. The analysis is prepared assuming the financial instruments outstanding at the end of the reporting period were outstanding for the whole year. A 50-basis point increase or decrease in variable-rate bank overdraft and loans is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates. Bank balances are excluded from sensitivity analysis, as the directors of the Company consider that the exposure of cash flow interest rate risk arising from variable-rate bank balances is insignificant.

If interest rates had been 50 basis points higher/lower, and all other variables were held constant, the results of operation and financial condition would increase/decrease by approximately HK$328,000 (increase/decrease by US$42,000) per annum.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Critical accounting policies and estimates

Our financial statements have been prepared in accordance with U.S. GAAP. Some of the accounting policies involve subjective judgments, estimates and assumptions made by our management that affect the application of accounting policies and reported amounts of assets, liabilities, income and expenses, all of which are subject to inherent uncertainties. The estimates and associated assumptions we use in determining these items are based on historical data, our experience and factors that we believe to be reasonable under the circumstances. These underlying estimates and assumptions are reviewed regularly, as they may have a significant impact on our operational results as reported in our financial information included elsewhere in this prospectus. Below is a summary of the significant accounting policies in accordance with U.S. GAAP that we believe are important for the presentation of our financial information and involve the need to make estimates and judgments about the effect of matters that are inherently uncertain. We also have other policies, judgments, estimates and assumptions that we consider as significant, which are set out in detail in Note 2 to our consolidated financial statements included elsewhere in this prospectus.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property, plant and equipment, valuation allowance for deferred tax assets, fair value of financial instruments, warranty liabilities, and contingencies. Actual results could vary from the estimates and assumptions that were used.

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Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers.” This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Group currently generates its revenue from the following main sources:

Sales of goods

The Group sells finished products to customers. Those sales predominantly contain a single performance obligation, and revenue is recognized at a single point in time when ownership, risks and rewards transfer, being the point in time at which the goods are collected by customer at the retail stores, supermarkets and department stores or shipped to the customer’s specific location. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period the revenue is recognized.

Membership reward points

The Group offers customer pricing allowances by operating a membership loyalty program where retail customers accumulate points for purchases made which entitle them to discount on future purchases. Revenue from the reward points is recognized when the points are redeemed or when they expire after the initial sale. The reward points expire in December of each calendar year.

Prepaid cash coupons (e.g., gift cards)

The Company sells prepaid cash coupons to customers for the exchange of finished products at the same price of the face value of each prepaid cash coupon. Bonus coupons are issued when the customers purchase the pre-determined number of prepaid cash coupons in bulk. A portion of the fair value of the consideration received is allocated to the bonus coupons. Payments received for the prepaid cash coupons are recorded as contract liability at the time of receipt.

Customers may not utilize all of their contractual rights within the pre-determined period. Such unutilized prepaid cash coupons are referred to as breakage. An expected breakage amount in contract liability is determined by historical experience and is recognized in the income statement in proportion to the pattern of utilization by the customers. Any contract liability outstanding at the expiry of the service period is fully recognized in the income statement.

Consignment service income

The Company earns consignment service income by providing consignment service to the customers in the Company’s retail stores. Consignment service income is recognized at the pre-determined percentage when the goods are sold to ultimate customers.

Interest income

Interest income, on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Group adopted this ASU and related amendments as of January 1, 2019 under the modified retrospective approach and elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and do not include a purchase option that is reasonably certain to be exercised, the Group elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (i) whether an arrangement is or contains a lease; (ii) the lease classification applied to existing leases; and (iii) initial direct costs.

For any new or modified lease, the Group determines whether a contract is or contains a lease at the inception of the contract. The Group records right-of-use (“ROU”) assets and lease obligations for its finance and operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Group has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. For a majority of all classes of underlying assets, the Group has elected not to separate lease from non-lease components. For leases in which the lease and non-lease components have been combined, the variable lease expense includes expenses such as common area maintenance, utilities, and repairs and maintenance.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

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HISTORY AND CORPORATE STRUCTURE

Our Group is a Hong Kong based retailer principally engaged in the sale of natural and organic food under our “Greendotdot” brand. Our Group’s history can be traced back to 1999 when Mr. Wong and Ms. Cheuk started the business of marketing natural and organic foods. The same year, we launched our first retail store with the objective to introduce quality products from local and overseas suppliers to our customers. Over the years, we have been building our “Greendotdot” brand by sourcing, procuring, marketing, and selling a wide variety of quality products, which can be broadly classified into (i) packaged foods; (ii) fresh foods; (iii) frozen foods; and (iv) other products such as honey, beverages, edible oils, seasonings, and other non-food items.

Our Group has a diversified portfolio of over 600 products available sourced from over 134 suppliers, which our Operating Subsidiaries market through established sales channels including 22 retail stores in Hong Kong under our brand “Greendotdot” as of December 31, 2022. The retail stores are strategically located in Metrorail stations, residential areas, or shopping complexes, which are prime locations with high pedestrian traffic. Other established sales channels include our online sales platforms, exhibitions, supermarkets and department stores, and wholesale sales to bulk-purchase customers.

Over the years, we have successfully built up the brand of “Greendotdot” and have grown into a well-known retailer in natural and organic foods in Hong Kong. According to the Frost & Sullivan Report, our Group ranked as the second largest natural and organic retail chain in Hong Kong in terms of revenue in 2021.

Corporate Structure

Our Company was incorporated in the Cayman Islands on December 24, 2018 under the Companies Act as an exempted company with limited liability. As of the date of this prospectus, our authorized share capital is US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each. GDD Retail and OG Wholesales became the holding companies of our group of companies comprised of Organic Gardens, GDD Hong Kong and Linden Tree pursuant to a group reorganization, and GDD Retail and OG Wholesales were initially owned as to 80% and 20% by Mr. Wong and Ms. Cheuk, respectively.

At incorporation, the authorized share capital of the Company was HK$380,000 divided into 38,000,000 shares with a par value of HK$0.01 each. For the purpose of the Listing, our Company conducted a recapitalization on April 12, 2022, by (i) creating and increasing the authorized share capital of our Company by US$100,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.001 each ; (ii) repurchasing 7,319, 1,741, 480 and 460 shares of the Company which were denominated in HK dollars with a par value of HK$0.01 each from WKW Investment, CFT Investment, Unicorn and Mr. Cui, respectively, in consideration of allotting and issuing 6,861,563, 1,632,187, 450,000 and 431,250 Ordinary Shares to WKW Investment, CFT Investment, Unicorn and Mr. Cui, respectively, credited as fully-paid; and (iii) canceling the HK$380,000 authorized share capital thereafter. Upon completion, WKW Investment, CFT Investment, Unicorn and Mr. Cui owned 6,861,563, 1,632,187, 450,000 and 431,250 Ordinary Shares, representing 73.19%, 17.41%, 4.80% and 4.60% of the issued share capital of our Company, respectively.

Upon completion of the group reorganization and as of the date of this prospectus, WKW Investment and CFT Investment (companies controlled by Mr. Wong and Ms. Cheuk, respectively) beneficially own approximately 73.19% and 17.41%, respectively, of our issued and outstanding Ordinary Shares. Upon completion of this offering, WKW Investment and CFT Investment will be the beneficial owners of an aggregate of 6,861,563. Ordinary Shares and 1,632,187 Ordinary Shares, respectively, which will represent 60.32% and 14.35%, respectively, of the then total issued and outstanding Ordinary Shares assuming that the underwriters do not exercise their over-allotment option, 58.77% and 13.98%, respectively, of the total voting power, assuming that the over-allotment option is exercised in full.

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Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus.

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Entities

A description of our principal subsidiaries is set out below.

Organic Gardens

Organic Gardens was formed in Hong Kong as a limited liability company on March 3, 1999. Upon its incorporation, one fully paid ordinary share was allotted and issued to each of the two initial subscribers, respectively. On March 9, 1999, six and two fully paid ordinary shares were allotted and issued to Mr. Wong and Ms. Cheuk in consideration of HK$6 and HK$2, respectively. On March 13, 1999, the initial subscribers transferred their two ordinary shares to Mr. Wong in total consideration of HK$2. On December 17, 2018, Mr. Wong and Ms. Cheuk were allotted and issued 799,992 and 199,998 fully paid ordinary shares in consideration of HK$799,992 and HK$199,998, respectively. Pursuant to a Group reorganization on December 28, 2018, OG Wholesales acquired the entire share capital of Organic Gardens in consideration of the allotment and issue of 7,992 and 1,998 shares in OG Wholesales to WKW Investment and CFT Investment, respectively, credited as fully paid.

Organic Gardens principally engages in the wholesale and trading of natural and organic foods and the operation of the Food Factory during the fiscal years ended December 31, 2021 and 2022 and a warehouse in Hong Kong.

GDD Hong Kong

GDD Hong Kong was incorporated in Hong Kong as a limited liability company on April 14, 2000. Upon its incorporation, one fully paid ordinary share was allotted and issued to each of the two initial subscribers respectively. On May 22, 2000, 8,998 and 1,000 fully paid ordinary shares were allotted and issued to Organic Garden Biotechnology Limited (a company controlled by Mr. Wong at that time) and CyberAction.com Limited (now known as Kampery F&B) in consideration of HK$8,998 and HK$1,000, respectively. On June 14, 2000, the initial subscribers transferred their two ordinary shares to Organic Garden Biotechnology Limited in consideration of HK$2. On October 8, 2008, Organic Garden Biotechnology Limited transferred 7,200 and 1,800 ordinary shares to Mr. Wong and Ms. Cheuk respectively in consideration of HK$7,200 and HK$1,800, respectively. On December 17, 2018, Mr. Wong, Ms. Cheuk and Kampery F&B were allotted and issued 712,800, 178,200 and 99,000 fully paid ordinary shares in consideration of HK$712,800, HK$178,200 and HK$99,000, respectively. Pursuant to a Group reorganization on December 28, 2018, Mr. Wong, Ms. Cheuk and Kampery F&B transferred their 720,000, 180,000 and 100,000 shares in GDD Hong Kong to GDD Retail in consideration of the allotment and issue of 7,143, 1,785 and 992 shares to WKW Investment, CFT Investment and WKW Investment, respectively, credited as fully paid.

GDD Hong Kong principally engages in retail (through retail outlets and online) of natural and organic foods in Hong Kong.

Linden Tree

Linden Tree was formed in Hong Kong as a limited liability company on May 20, 2013. Upon its formation, one fully paid ordinary share was allotted and issued to each of Mr. Wong and Ms. Cheuk, respectively. On December 17, 2018, each of Mr. Wong and Ms. Cheuk was allotted and issued 4,999 fully paid ordinary shares in consideration of HK$4,999, respectively. Pursuant to a Group reorganization on December 28, 2018, Mr. Wong and Ms. Cheuk transferred 5,000 and 5,000 shares, respectively, in Linden Tree to GDD Retail in consideration of GDD Retail allotting and issuing 35 and 35 shares, respectively, to WKW Investment and CFT Investment, respectively, credited as fully paid.

Linden Tree principally serves as the trademark holding company of our Group.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year	Milestones

1999	Organic Gardens was formed in Hong Kong to start business on the marketing of natural and organic food. We established our first retail store. We entered into our first point of sales with a supermarket chain in Hong Kong.

2003	Our first cooperation with a chain catering group in Hong Kong.

2006	We obtained our first food factory license to carry on the business of mixing and packing dry food.

2008	We were awarded “Best Small and Medium Business Award” by The Hong Kong Chamber of Small and Medium Business Limited.

2012	We were recognized as a “Top 10 Organic Retailer” by the Hong Kong Organic Resource Centre.

2019	We were awarded ISO 22000:2005 and HACCP by the Hong Kong Quality Assurance Agency.

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INDUSTRY OVERVIEW

We are principally engaged in the sale of natural and organic food under our “Greendotdot” brand.

OVERVIEW OF NATURAL AND ORGANIC FOOD MARKET IN HONG KONG

The development of the natural and organic food market in Hong Kong has been influenced by western countries for the past 20 years. With the Internet boom and the rise of social media, consumers in Hong Kong have become more aware of food choices for health and food safety reasons, hence creating an opportunity for the natural and organic food market to grow in recent years. Currently in Hong Kong, most of the natural and organic food is imported from overseas and sold at natural and organic food stores, supermarkets and department stores. However, there are also organic farms in Hong Kong that produce organic food locally and distribute it to various retailers for sale.

Natural food – refers to food that avoids the use of additives, pesticides, coloring, or chemically processed during the production process. Natural food segment can be further classified into fruits and vegetables, meat, fish & poultry products, frozen and processed food, dairy products and others.

Organic food – refers to food that is produced, prepared and labeled according to the organic standards and certified by a certification body or authority of their country of origin. The growing of organic vegetables and fruits relies on natural substances and physically, mechanically or biologically based farming methods without the usage of any fertilizers made with synthetic ingredients, pesticides or bioengineering, whereas organic meat, eggs and dairy products are produced without the use of any antibiotics or growth hormones. The process of growing and raising of crops and animals should not have application of genetic modification and ionizing radiation.

The organic production standards include:

●	Planting, Growing – avoid the use of chemical pesticides and fertilizers; but emphasize natural substances and physically, mechanically or biologically based farming methods such as crop rotation, animal and plant manures, hand weeding and biological pest control; and

●	Raising animals – avoid the use of antibiotics, growth hormones and other animal feed additives.

Market size

The market size of the natural and organic food market surged from approximately HK$1,126.7 million in 2016 to approximately HK$2,017.6 million in 2021, representing a CAGR of approximately 12.4%. Local consumers’ rising awareness of the benefits of a healthy diet and knowledge about organic food generated higher demand for natural and organic food and drove the growth in sales of natural and organic food. The market is predicted to continue its growth, as more retailers are anticipated to enter the market to supply various natural and organic food to fulfill consumer demand. The natural and organic food market will grow at a CAGR of approximately 13.7% and reach approximately HK$3,811.8 million by the end of 2026.

Market drivers

Consumer raised concerns of food safety in recent years

The Hong Kong government has established stringent regulation on food imported from overseas and taken samples of food to ensure the food is safe to be consumed. Despite the effort from the Food and Environmental Hygiene Department of Hong Kong, food issues around the world, such as food contamination, livestock diseases and excessive use of pesticides and hormones continued to raise consumer concerns and public awareness regarding the food and ingredients they consume on a daily basis. As consumers want to ensure the food that they consume is safe and free of additives, they begin to seek stores that sell natural and organic food. Despite the higher price of natural and organic food, consumers are willing to increase their expenditure on food to ensure that they are consuming food that will not damage their health in the short-term or long-term, thus driving the growth of the natural and organic food market in the past few years.

Improving standard of living in Hong Kong

According to the Census and Statistics Department of Hong Kong, the gross national income (“GNI”) per capita has surged from approximately HK$335,010 to approximately HK$413,671 from 2015 to 2021. The rise of GNI per capita indicates a greater consumption power and willingness towards consumer expenditures on food and beverages. Underpinned by the rising disposable income and rising awareness of health consciousness, the living standard in Hong Kong has been improving, and consumers in Hong Kong have been more willing and able to select food products with better quality and higher nutritional values. Natural and organic food offers a good alternative to traditional food products for consumers in Hong Kong, as natural and organic food contains fewer pesticides, is GMO-free and is often richer in nutrients. Moreover, as consumers in Hong Kong are paying more attention to environmental protection, more consumers would choose organic food over normal food products, as organic farming is more eco-friendly.

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Increasing awareness of the importance of healthy eating to reduce risk of long-term diseases

Hong Kong as a fast-paced and highly populated city has created an intense and high-pressure lifestyle for its residents. However, in recent years, it has shown that the long working hours that created an imbalanced lifestyle have taken a toll on people’s health as improper diets; lack of sleep and exercise are pushing the working class to become more prone to chronic diseases or central obesity. Therefore, despite the lack of free time, the working class is becoming more aware of their diet and electing to eat natural and organic food in order to reduce their risk of sickness and disease in the future. Furthermore, consumers are changing their habits from selecting junk food to focusing more on a healthy diet.

E-commerce to propel natural and organic food market

Consumers receive a lot of information through social media and the Internet about natural and organic food. Establishing our e-commerce channel to conduct sales of natural and organic food products has exposed more consumers to our products. Given the long working hours of the working class, being able to order the food they want with ease is critical to expanding this market. In recent years, more individual sellers are importing food products from overseas, including livestock products that are sold online and delivered as cold packages to customers’ homes. Therefore, applying a similar model in selling natural and organic food is likely to propel the natural and organic food market.

Market opportunities

Other categories of natural and organic products

As more consumers shift their purchasing habits to natural and organic products, it is likely that they will become more aware of the availability of natural and organic options for products they use on a daily basis. For instance, there are natural and organic options for cosmetics, toiletries and fashion apparel in other geographic areas, such as North America. The use of such products helps reduce the use of chemicals, a welcome change for many consumers. Consumers in Hong Kong, an economically leading and modern city, are expected to adopt these and other non-food categories of natural and organic products. This creates a sizeable opportunity for retailers to grow into the various segments of natural and organic products.

Collaboration with upstream local organic food producer in Hong Kong

Organic farms are growing quickly and creating new experimental farming techniques to keep up with growing consumption and downstream demand. The exposure of these farms is still under development, while more resources are devoted to expand their sales channel. As an opportunity for both upstream local organic food producers and downstream retailers, natural and organic food retailers could collaborate with these producers and farms through increasing their channel of distribution and help these farms gain more exposure to general consumers in Hong Kong. This allows more consumers to learn about the process of organic farming and gives them a better understanding of the differences between organic and non-organic food. Further, proper education about these differences will help increase the number of consumers who consider purchasing natural and organic food and allow the natural and organic food market in Hong Kong to continue to grow.

Market challenges

The Hong Kong economy has been heavily impacted by the outbreak of COVID-19 since January 2020, which has led to a stagnant economy and decreased spending on non-essential commodities and services. The total value of retail sales plummeted from approximately HK$431.2 billion in 2019 to approximately HK$386.2 billion in 2020, representing a year-on-year decline of approximately 10.4%, and to approximately HK$332.7 billion in 2021, representing a year-on-year decline of approximately 13.9%.

Nevertheless, the natural and organic food market remained resilient under contracting economic circumstances, which is attributed to the following factors:

●	Health and food safety have served as the primary impetus of growth for organic products during the outbreak of COVID-19. The outbreak has raised citizens’ health consciousness, while the continuous improved living standard has prompted increasing willingness for consumers to opt for natural, organic, quality products with higher nutritional values, despite higher costs. Organic foods are viewed as a less harmful alternative to conventional products, as they are Genetically Modified Organism-free and have lower pesticide and antibiotic exposure. Further, organic certifications serve as a seal of quality, transparency and confidence, which in turn boosted the total sales during 2020 to 2021.

●	E-commerce has grown since the outbreak of COVID-19. Pandemic prevention and control policies such as social distancing and quarantine measures have been strictly implemented, where citizens have gradually switched from brick-and-mortar purchases to online purchases, further driving the e-commerce industry in Hong Kong. Many brick-and-mortar retailers, including market participants of natural and organic food, have adopted online models to establish a deeper connection with customers with a view to recover sales and boost customer participation. Sales promotions, live streaming and online advertisements have been the predominant way to reach potential customers, thereby boosting the sales of natural and organic food in the e-commerce channel.

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Shorter shelf life for natural and organic food products

Logistics and inventory control remain a crucial challenge for natural and organic food retailers in Hong Kong. Natural and organic food tends to be more perishable than processed food, as the use of synthetic preservatives, which prolongs usable life, within these products is prohibited. Waste of natural and organic food products is not unlikely should there be any inventory management issue, which may result in profit loss for the wholesaler and retailer. To prevent this situation, the amount of inventory ordered needs to be strictly controlled.

Tightening regulation on the import of natural and organic food

The Hong Kong Government currently does not impose specific regulations for natural and organic food products. Given the rising popularity of natural and organic food, government officials in Hong Kong have raised concerns about its regulation. It is likely that the government will take action to establish laws and regulations in the foreseeable future, which may affect current sellers of natural and organic food products.

Entry barriers

Initial capital investment

The initial capital investment to enter the natural and organic food market in Hong Kong is relatively high. The major operational costs come from rental, store development and frontline staff salary, as well as funds to pay suppliers. With the rising cost in retail rentals and labor, capital investment acts as a higher barrier to entry for market entrants.

Establishing business networks

Major players in the natural and organic food market in Hong Kong have often developed strong business networks, linking brands and wholesalers. These players are able to reduce cost to gain a higher profit. Market entrants may need significant time and effort to establish such relationships with suppliers in order to ensure that they have sufficient products to be sold in their stores as well as the ability to offer an attractive price.

Brand reputation

It is important for natural and organic food retailers to build a positive brand image and reputation, as it is one of the most influential factors to attract customers. Good brand reputation can gain customer loyalty and retain customers. Market entrants of such market may find it difficult to build a reputable brand among a number of existing market players within the industry, hence brand reputation acts as an entry barrier for new entrants.

Competitive landscape of natural and organic food market in Hong Kong

Underpinned by the rising popularity of and demand for natural and organic food in Hong Kong, the natural and organic food industry in Hong Kong is still in the development stage, with an increasing number of market entrants every year. Currently, natural and organic food can be found in a number of stores including wet markets, grocery stores, supermarkets, specialized food stores, etc. The overall natural and organic food market is considered to be competitive and fragmented. As of December of 2021, there were over 300 specialized natural and organic retail stores in Hong Kong, and the number of specialized stores is expected to exceed 550 by 2026. The natural and organic food stores in Hong Kong mainly compete in (i) store location; (ii) food quality; (iii) price; and (iv) product offerings. It is also common for natural and organic food retailers to sell other organic non-food items at their stores. In general, the price of foreign natural and organic food product brands is similar to the price of local brands, or occasionally 5% to 10% higher than the local brands, depending on the products’ origin and quality.

According to the Frost & Sullivan Report, our Group ranked second among natural and organic food chains in Hong Kong in 2021 in terms of estimated revenue with a market share of approximately 7.9%, while the top five largest organic food chains in Hong Kong accounted for approximately 23.4% of the market share in terms of estimated revenue.

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BUSINESS

Our Mission

Our mission is to be a leader in the natural and organic foods retail industry in Hong Kong. In this regard, we intend to continue to introduce quality products from local and overseas suppliers to our customers. We operate our “Greendotdot” brand by sourcing, procuring, marketing and selling a wide variety of quality products, such as packaged foods, fresh foods, frozen foods and other products such as honey, beverages, edible oils, seasonings and other non-food items. Our emphasis is to add value to all stakeholders through developing our brand image and building customer confidence and loyalty to our brand and products.

Overview

Our Group is a Hong Kong based retailer principally engaged in the sale of natural and organic food under our “Greendotdot” brand. Our Group’s history can be traced back to 1999 when Mr. Wong and Ms. Cheuk started the business of marketing natural and organic foods. The same year, our Group launched its first retail store with the objective to introduce quality products from local and overseas suppliers to our customers. Over the years, we have been building our “Greendotdot” brand by sourcing, procuring, marketing and selling a wide variety of quality products, which can be broadly classified into (i) packaged foods; (ii) fresh foods; (iii) frozen foods; and (iv) other products such as honey, beverages, edible oils, seasonings, and other non-food items.

As of December 31, 2022, our Group had a diversified portfolio of over 600 products available sourced from over 134 suppliers, which they market through established sales channels including 22 retail stores in Hong Kong under our brand “Greendotdot” as of December 31, 2022. The retail stores are strategically located in Metrorail stations, residential areas and shopping complexes, which are prime locations with high pedestrian traffic. Other established sales channels include our online sales platforms, exhibitions and through supermarkets and department stores, and wholesale sales to bulk-purchase customers.

According to the Frost & Sullivan Report, our Group ranked as the second largest natural and organic food retail chain in Hong Kong in terms of our revenue, translating to a market share of approximately 7.9% in the natural and organic food market in Hong Kong in 2021. For the years ended December 31, 2021 and 2022, our Group’s revenue amounted to approximately HK$159,546,000 (US$20,527,000) and HK$161,453,000 (US$20,729,000), respectively. Our net profit was approximately HK$4,013,000 (US$516,000) and HK$5,880,000 (US$755,000) for the respective years.

Our Products

As of December 31, 2022, our Group offers a comprehensive range of over 600 products in our product portfolio sourced from various regions, such as Hong Kong, the PRC, Canada, the United States, Thailand, Taiwan and Europe. Our revenue was mainly derived from the sales of (i) packaged foods; (ii) fresh foods; (iii) frozen foods; and (iv) other products such as honey, beverages, edible oils, seasonings and other non-food items. A majority of our products are sold under our own brands including “Greendotdot,” “Organic Gardens” and “Linden Tree.” The following table sets forth the key categories of the products offered by our Group:

Product category	Principal products

Packaged foods	Grains, cereal, noodles, beans, instant drink powder, snacks, pre-packaged soup and soups packs

Fresh foods	Fresh fruits and vegetables, tofu and eggs

Frozen foods	Frozen seafood and meat

Others	Honey, beverages, edible oils, seasonings and non-food items

Sales Channels

Our Operating Subsidiaries have established various sales channels for their products to reach a larger customer base, comprising (i) retail sales via retail stores, online sales platforms and exhibitions through supermarkets and department stores; and (ii) wholesales to bulk-purchase customers. Our Operating Subsidiaries generate a significant majority of sales in Hong Kong.

Sales from our Operating Subsidiaries’ retail stores

As of December 31, 2022, our Group operated a chain of 22 retail stores in Hong Kong under our brand “Greendotdot,” of which seven, eight and seven stores are located in Hong Kong Island, Kowloon and New Territories, respectively. As of December 31, 2022, of our Group’s 22 retail stores, 18 retail stores were located in MTR stations, three retail stores were situated in shopping complexes and one retail store was a street level store. In July 2022, our Group closed one retail store due to the expiration of license agreements. Other than retail stores, our Group had 152 points of sales in supermarkets or department stores.

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Wholesale

In addition to retail sales, our Operating Subsidiaries also sell products on a wholesale basis to our Operating Subsidiaries’ bulk-purchase customers. As of December 31, 2022, our Operating Subsidiaries sold products to 140 wholesale customers, which included, among others, supermarkets, bakery chains and restaurant chains. Our Operating Subsidiaries usually sell packaged foods, such as grains and cereal, and seasoning products, such as salt or sugar, to wholesale customers. Save for certain retailers such as supermarkets which will re-sell products to end customers at their stores, all other wholesale customers generally purchase our products for self-use.

Our Licenses, Permits and Registrations

Each of GDD Hong Kong and Organic Gardens is a food importer/distributor registered with the Food and Environmental Hygiene Department of Hong Kong and holder of the retailer and/or wholesaler license in Chinese herbal medicine issued by the Chinese Medicines Board of Hong Kong. Further, Organic Gardens is the holder of the Food Factory License issued by the Food and Environmental Hygiene Department of Hong Kong. For the retail of natural and organic foods or other non-food products in Hong Kong, GDD Hong Kong also obtained the relevant permits and licenses, including milk permits, frozen confections permits, online restricted food permits and licenses for listed sellers of poisons issued by the respective local authorities. Our legal counsel, Robertsons, has advised that we had obtained all necessary material licenses, permits and registrations for our business operation in Hong Kong being in compliance with relevant laws and regulations.

All of our Operating Subsidiaries’ licenses, permits and registrations are still valid and in force. Our Directors confirmed that our Group did not experience any material difficulties in obtaining and/or renewing such licenses, permits and registrations. Further, our Directors are not aware of any circumstances that would significantly hinder or delay the renewal of such licenses, permits and registrations upon their expiration.

Our Operating Subsidiaries’ Operations

Identification, procurement and sourcing

Our Operating Subsidiaries have adopted a stringent approach in selecting, sourcing and procuring products from suppliers in order to ensure they are able to source quality and reliable natural and organic products. Our Operating Subsidiaries evaluate suppliers with reference to a number of factors to ensure that our suppliers comply with relevant standards regarding production process, food quality and food safety. For more details on the selection process of our Operating Subsidiaries suppliers, please see “Vendors” in this section.

Once potential suppliers have been identified and selected by our Operating Subsidiaries, we put them on an approved supplier list and start placing purchase orders to procure products from them. Subject to the availability of products, local suppliers generally take around one to seven days from placing a purchase order with our Operating Subsidiaries suppliers to the delivery of the products to our retail stores or warehouse. It normally takes one to five months for overseas suppliers to deliver orders to Hong Kong, which are then collected by our Operating Subsidiaries independent logistics service providers and delivered to specified destinations.

Quality check

To ensure the quality of the products our Operating Subsidiaries sell, our Group has adopted a stringent quality control regime across different stages of our Operating Subsidiaries’ operation, where multiple departments such as the procurement team and quality assurance team are involved in the quality control procedures. For instance, our Operating Subsidiaries conduct random quality checks internally or through external laboratories when shipping raw materials or when products arrive at designated warehouses. For products that are delivered directly to our retail stores, the shop supervisors of our individual retail stores conduct inspections and quality checks and remove any defective or damaged products. In circumstances where we find defective or damaged products, we either ask for replacement of the defective or damaged products or for a refund of the purchase price.

Processing and packaging

While some of our Operating Subsidiaries’ suppliers produce and package the end products for our Group, our Operating Subsidiaries also procure raw materials from suppliers and package products in our Food Factory during the fiscal years ended December 31, 2021 and 2022. We currently do not operate a food factory but intend to lease one with the proceeds of this offering. Our Operating Subsidiaries previously conducted the packaging process for certain types of products in our Food Factory and during the fiscal years ended December 31, 2021 and 2022 if they did not have enough capacity to meeting production demands. Currently, our Operating Subsidiaries outsource our packaging processes because we do not have a food factory. For the years ended December 31, 2021 and 2022, our outsourcing expenses for the packaging process amounted to approximately HK$1,334,000 (US$171,000) and HK$1,178,000 (US$151,000), respectively.

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Warehousing and logistics

During the fiscal years ended December 31, 2021 and 2022, upon the shipment from suppliers or completion of the packaging process in our Food Factory, raw materials or finished products were stored in the designated warehouses. As of December 31, 2022, our Operating Subsidiaries engaged four independent logistics service providers for the provision of warehousing and logistics services in Hong Kong. Our Group also rented one warehouse in Hong Kong to store our products. Our Operating Subsidiaries entered into warehousing and logistic agreements with independent logistics service providers based in Hong Kong for warehousing and storage services which range from one to three years. Our Group will pay the independent logistics service provider a storage charge based on the volume of inventory being stored in the respective warehouse facilities.

For the years ended December 31, 2021 and 2022, the fees incurred by our Group for warehousing raw materials and finished products in independent logistics service providers’ facilities and in our leased warehouse amounted to approximately HK$4,982,000 (US$638,800) and HK$5,848,000 (US$750,800), respectively. To maintain the quality of our raw materials and finished products, they are stored in a well-ventilated, temperature and humidity-controlled warehouse. In particular, our Group utilizes a frozen cold storage room for storing frozen foods such as frozen meat and seafood.

Upon receiving purchase orders from customers or inventory replenishment orders from retail stores and point of sales from supermarkets or department stores, our Operating Subsidiaries’ customer service department will coordinate with our logistics service providers to arrange delivery of our products. Our Group incurred service fees of approximately HK$4,584,000 (US$587,760) and HK$4,611,000 (US$592,000) for transportation and logistics services provided by logistics service providers for the years ended December 31, 2021 and 2022, respectively.

As of the date of this prospectus, the management does not believe that our Operating Subsidiaries’ business segments, products, lines of service, projects and operations are materially affected by supply chain disruptions related to Russia’s invasion of Ukraine and/or related geopolitical tension, as our Operating Subsidiaries do not have any suppliers or customers that are from Ukraine or Russia, and we do not expect to be materially impacted by any supply chain disruptions in the future.

Sales

We believe our continued growth will depend on our ability to improve our sales coverage. As such, we are dedicated to expanding our Operating Subsidiaries’ sales and distribution networks. Our Operating Subsidiaries’ sales and distribution networks include: (i) retail sales via self-operated retail stores, online sales platforms and exhibitions, through supermarkets or department stores; and (ii) wholesale sales to our bulk-purchase customers. For further details, please see “Sales Channels” in this section.

Customer service

We believe effective communication between our Operating Subsidiaries’ sales personnel and customers enables us to promote our Operating Subsidiaries’ products, enhance their brand image and acquire a better understanding of the needs and preferences of our Operating Subsidiaries’ customers. Our Operating Subsidiaries’ staff are well-equipped with knowledge about the products including origins, ingredients, features and health benefits, which allows them to provide comprehensive product information to customers. We believe that the service etiquette and product knowledge of our Operating Subsidiaries’ frontline sales personnel are critical in presenting the image of our products and delivering a satisfactory shopping experience to our Operating Subsidiaries’ customers.

Our Operating Subsidiaries have procedures for handling customer feedback and complaints in a prudent manner. Our customer service department is responsible for handling customer feedback and complaints and answering any concerns in relation to products to ensure timely responses to customers’ enquiries. Where any complaint regarding the quality of products is received from any customer or any regulatory authority, such complaint would be escalated and brought to the attention of management. We handle complaints by conducting internal investigation of the complaint and addressing any concerns or enquiries from the relevant customers or regulatory authorities. Our Operating Subsidiaries did not receive any material complaint from any customer or any regulatory authority during the years ended December 31, 2021 and 2022.

Return policy

Our Operating Subsidiaries do not offer any product warranty for our products, to ensure our Operating Subsidiaries customers are satisfied with their products, we generally accept returns or exchanges for any defective or damaged products with quality issues within reasonable time of purchase. After the proper inspection and examination by our Operating Subsidiaries staff and if the product sold is defective or damaged, the customer is provided a refund or exchange of the defective or damaged product with products of similar value. During the years ended December 31, 2021 and 2022, our Operating Subsidiaries did not experience any material product returns due to product quality, defects or damage, or any liability claims in relation to the same.

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Growth Strategies

As set forth in the above expansion plan, we intend to open new retail stores at prime locations in Hong Kong. Having considered that (i) the COVID-19 pandemic is generally under control; (ii) the demand for food products is well-supported by consumers in the market; (iii) the sales for natural and organic food in Hong Kong is expected to continue its growth as driven by local consumers’ rising belief in a healthy diet and increasing knowledge about organic food, according to the Frost & Sullivan Report; and (iv) we have an established reputation and brand recognition in the natural and organic food market, which help maintain our popularity and customer loyalty amid the volatile economic conditions, our Directors believe that there will be sufficient market demand to support our expansion plans, and our Group will be able to expand our market share by capturing market opportunities. Our growth strategies include: (i) expand and reinforce our retail network by setting up new retail stores and refurbishing existing retail stores; (ii) develop our probiotic business; (iii) enhance our brand recognition; (iv) lease a new food factory; (v) upgrade our information technology systems; and (vi) explore new business opportunities, including acquisitions.

Natural and organic food market in Hong Kong

According to the Frost & Sullivan Report, the natural and organic food industry in Hong Kong is still in its development stage with an increasing number of market entrants every year. Currently, natural and organic food can be found in a number of stores including wet markets, grocery stores, supermarkets, specialized food stores, etc. The overall natural and organic food market is considered to be competitive and fragmented, with over 300 specialized natural and organic retail stores in Hong Kong in 2021, and the number of specialized stores is expected to exceed 550 by 2026. The natural and organic food stores in Hong Kong mainly compete over (i) store location; (ii) food quality; (iii) price; and (iv) product offerings. It is also common that natural and organic food retailers would sell other organic non-food items at their stores. In general, the price of foreign natural and organic food product brands is similar to the price of local brands, or occasionally 5% to 10% higher than local brands, depending on the products’ origin and quality. According to the Frost & Sullivan Report, our Group ranked second among natural and organic food chains in Hong Kong in 2021 in terms of estimated revenue with a market share of approximately 7.9%.

Our Growth Strategy

Our Group has formulated the following business strategy to further enhance our market position in the natural and organic food industry and to continue our business expansion.

Expand and reinforce our Operating Subsidiaries’ retail network by setting up new retail stores and refurbishing the existing retail stores in Hong Kong

In order to reinforce our Operating Subsidiaries’ market position, we strive to expand and improve our sales channels to continuously capture a wider customer base and further improve our market share. As sales via our “Greendotdot” retail stores are our Operating Subsidiaries’ principal source of income, we intend to expand our geographic coverage by setting up new retail stores so as to increase our market presence in Hong Kong.

As of December 31, 2022, our Operating Subsidiaries operated a chain of 22 retail stores in Hong Kong under our brand “Greendotdot.” Our Directors believe that the continuous expansion of our retail stores network would enhance our brand presence in Hong Kong and allow our Group to widen our customer base, which in turn would help reinforce our leading position in the market by capturing more market share.

As set forth in the above expansion plan, our Group intends to open new retail stores at prime locations in Hong Kong. Having considered that (i) the COVID-19 pandemic is generally under control; (ii) the demand for food products is well-supported by consumers in the market; (iii) the sales for natural and organic food in Hong Kong is expected to continue its growth as driven by local consumers’ rising belief in a healthy diet and increasing knowledge about organic food, according to the Frost & Sullivan Report; and (iv) our Group has an established reputation and brand recognition in the natural and organic food market, which help maintain our popularity and customer loyalty amid the volatile economic conditions, our Directors believe that there will be sufficient market demand to support our expansion plans and that our Group will be able to expand our market share by capturing market opportunities.

In addition to the opening of new retail stores, our Group also intends to refurbish our Group’s existing retail stores.

Real Property

Our Group does not own any properties and leased or licensed 24 properties in Hong Kong as of December 31, 2022. The properties were primarily used for the operation of our Operating Subsidiaries’ retail stores, office, Food Factory and warehouse.

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The following table sets out the details of our Group’s existing operating leases or licenses for our retail stores as of the date of this prospectus:

Property	Term of lease/license	Basis of rent/ license fee	Area
Hong Kong			(sq.m.)
Shop Unit 160, 1/F, 100 Shing Tai Road, Paradise Mall, Heng Fa Chuen, Chai Wan, Hong Kong	3/1/2021 – 2/29/2024	Monthly rent and a certain percentage of the monthly gross sales turnover	15.6

Nos, 265A and 265B, Level 2 Ma On Shan Plaza, 608 Sai Sha Road, Ma On Shan, Shatin, New Territories, Hong Kong	5/1/2023 – 4/30/2025	Monthly rent and a certain percentage of the monthly gross sales turnover	57.3

Shop No. K01, Upper Ground Floor, Olympian City I, 11 Hoi Fai Road, West Kowloon, Hong Kong	6/16/2022 – 6/15/2025	Monthly rent and a certain percentage of the monthly gross sales turnover	23.8

Part of Shop B, Ground Floor, Fat Cheong Building, Nos. 63–81 Electric Road, Hong Kong	3/1/2021 – 2/28/2024	Monthly rent	38.9

Shop ADM 29, Admiralty MTR Station	4/24/2021 – 4/23/2024	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	26.12

Shop DIH 13, Diamond Hill MTR Station	8/7/2023 – 8/6/2026	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	25

Shop FOH 11, Fortress Hill MTR Station	8/13/2023 – 8/12/2026	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	16.6

Shop HAH 16, Hang Hau MTR Station	10/12/2020 – 10/11/2023	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	17.5

Shop HOK 23B, Hong Kong MTR Station	4/22/2023 – 4/21/2026	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	31.6

Shop KOB 12, Kowloon Bay MTR Station	5/5/2022 – 5/4/2025	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	12

Shop KWT 12, Kwun Tong MTR Station	12/14/2021 – 12/13/2024	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	13.2

Shop MEF 6, Mei Foo MTR Station	4/15/2023 – 4/14/2024	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	11.3

Shop PRE 20, Prince Edward MTR Station	5/2/2021 – 5/1/2024	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	18

Shop SYP 2, Sai Ying Pun MTR Station	3/29/2021 – 3/28/2024	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	24.7

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Shop TSW 9, Tsuen Wan MTR Station	5/30/2023 – 5/29/2026	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	20

Shop TSY 307, Tsing Yi MTR Station	10/16/2022 – 10/15/2025	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	43.5

Shop TUM 23, Tuen Mun MTR Station	3/1/2022 – 2/28/2025	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	21.1

Shop YMT 22, Yau Ma Tei MTR Station	9/7/2021 – 9/6/2024	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	17.1

Shop YUL 8, Yuen Long MTR Station	3/26/2022 – 3/25/2025	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	21.1

Shop TUC 8, Tung Chung MTR Station	10/12/2020 – 10/11/2023	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	19

Shop KET 7, Kennedy Town MTR Station	10/28/2020 – 10/27/2023	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	32

Shop KOT 4, Kowloon Tong MTR Station	12/28/2020-12/27/2023	Monthly license fee or a certain percentage of monthly gross sales turnover, whichever is higher	10.8

The following table sets out the details of our Group’s existing operating leases for our office and warehouse as of the date of this prospectus:

Property	Usage	Term of lease	Basis of rent	Area

Hong Kong				(sq.m.)

Flat 2–3,4/F, Join-in Hang Sing Centre, 2–16 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong	Warehouse and back office	6/15/2023 - 6/14/2024	Monthly rental fee	178.3

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Marketing and Promotional Activities

Our Group strives to capture an extensive customer base and to deepen market penetration for our Group’s products. Our Group obtains market information and formulate our marketing and promotional strategies based on market dynamics and product characteristics. Our Group’s marketing and promotional initiatives include placing advertisements through various media and channels, such as printed publications, the internet and social media. Our Group also adopts a variety of other advertising methods, including, direct mailing, joint promotions with other brands, in-store promotions and promotions at exhibitions.

Pricing Policy

Our Group adopts a cost-plus pricing model to determine the retail price levels and the wholesale price levels of our Group’s products. We take into consideration various factors such as procurement costs, expected profit margins, marketing and promotional expenses, perceived market trends and price of similar products on the market to ensure that our Group’s price is competitive in the market. Our relevant Operating Subsidiaries provide recommended retail prices to supermarkets and department stores, which are similar to the retail prices in our Group’s retail stores.

Customers

Due to the nature of our Group’s business, our Group’s revenue is mainly generated from retail customers, in particular through our Group’s retail stores, supermarkets or department stores from the general public. For the years ended December 31, 2021 and 2022, our largest customer accounted for approximately 10.6% and 11.0%, of our Group’s total revenue, respectively, while our Group’s five largest customers in aggregate accounted for approximately 28.6% and 29.2% of our Group’s total revenue, respectively.

Vendors

Our Operating Subsidiaries mainly source raw materials, finished products and packaging materials from our Group’s suppliers. As of December 31, 2022, our Group has over 134 suppliers on our list of approved suppliers, which is subject to ongoing review and updated regularly. The majority of our vendors are packaged foods suppliers. For the years ended December 31, 2021 and 2022, our Group’s largest vendor accounted for approximately 9.2% and 6.9% of our total cost of sales, respectively, while our Group’s five largest vendors in aggregate accounted for approximately 31.3% and 24.6% of our Group’s total cost of sales, respectively.

Competition

The overall natural and organic food market is considered to be competitive and fragmented, with over 300 specialized natural and organic retail stores in Hong Kong in 2020, and the number of specialized stores is expected to exceed 550 by 2026. According to the Frost & Sullivan Report, our Group ranked second among natural and organic food chains in Hong Kong in 2021 in terms of estimated revenue with a market share of approximately 7.9%, while the top five largest organic food chains in Hong Kong accounted for approximately 23.4% of the market share in terms of estimated revenue.

We consider our competitive advantages to have contributed to our continued success, in particular, our stable relationship with suppliers, established brand recognition and diversified product portfolio. We believe our competitive strengths lie in the following:

Established brand recognition and market position in the growing natural and organic food market

We believe we have a proven business track record and have established strong brand recognition. Since our Group’s establishment in 1999, our efforts have led to the recognition of our Group brand “Greendotdot” as a reputable brand in the market. We believe that the brand image of “Greendotdot” is associated by the public with quality and reliable natural and organic products, which we further believe has reinforced our customers’ confidence in our Operating Subsidiaries’ products. We believe our Group’s brand reputation and influence differentiate us from our competitors and have led to our Operating Subsidiaries’ popularity and customer loyalty.

With local consumers’ increasing awareness of the benefits of a healthy diet and knowledge about natural and organic foods, we believe the natural and organic food market will continue to expand. According to the Frost & Sullivan Report, the natural and organic food market in Hong Kong is expected to grow at a CAGR of approximately 13.7% and reach approximately HK$3.8118 billion by the end of 2026. With our brand recognition and customers’ confidence in our products, we believe it will place us in a favorable position to further capture demand in the growing market.

Our ability to identify and vet quality suppliers and our established relationships with existing suppliers

Our Operating Subsidiaries’ suppliers consist of brand owners and manufacturers throughout the world, as well as local suppliers in Hong Kong. In order to enrich our Operating Subsidiaries’ product range and product portfolio, our Operating Subsidiaries maintain relationships with their existing suppliers and proactively identify new suppliers by regularly attending international trade fairs, exhibitions and conventions, which provides our Operating Subsidiaries access to extensive procurement networks and diversified supplier contacts.

Our Operating Subsidiaries have implemented a stringent vetting process to assess the suitability and quality of their suppliers, and they conduct business reviews and evaluations of our Operating Subsidiaries’ suppliers on a continual basis. As of December 31, 2022, our Operating Subsidiaries’ had over 134 suppliers on their approved suppliers list. Given that our Operating Subsidiaries’ have developed and maintain a diverse supplier base on our internal list of approved suppliers, our Operating Subsidiaries are able to predict changes in product trends effectively and capture opportunities to source a wide variety of quality and distinctive products originating from various countries. The relationships our Operating Subsidiaries maintain with their suppliers enables them to create and foster stable, long-term relationships with their suppliers which contribute to their success.

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Established sales channels supported by effective marketing and promotion initiatives

Our Operating Subsidiaries have a diversified portfolio of over 600 products available and have established various sales channels to ensure that their products reach an extensive customer base. Our Operating Subsidiaries sales channels include (i) retail sales via our retail stores in Hong Kong, online sales platforms and exhibitions; and (ii) wholesale sales to bulk-purchase customers. As of December 31, 2022, our Operating Subsidiaries operated a chain of 22 retail stores in Hong Kong under our brand “Greendotdot,” strategically located in Metrorail stations, residential areas or shopping complexes, which are prime locations with high pedestrian traffic.

In addition, our Operating Subsidiaries also implement multi-dimensional marketing and promotional initiatives to target a large customer base and to deepen market penetration for our Operating Subsidiaries’ products. Our Operating Subsidiaries closely follow market information and formulate marketing and promotional strategies in order to adapt to fast-changing trends in the market and customer tastes. Our Operating Subsidiaries’ marketing and promotional initiatives include placing advertisements through various media channels, including newspaper, the internet and social media. They also adopt a variety of other advertising methods, including direct mailing, joint promotions with other brands, in-store promotions and promotions at exhibitions. Moreover, they provide training for our sales personnel to ensure they are well-equipped regarding the relevant features of and health information about our products to effectively promote them to our customers.

We believe our established sales channels, supported by our effective marketing and promotional initiatives, provide us with a solid foundation to further increase the market share of our products, strengthen our Operating Subsidiaries’ brand recognition and enhance our ability to compete in the market.

Experienced management team with a proven track record

The members of our senior management team have extensive experience in the natural and organic food industry. Our Directors believe that our continued growth is attributable to the unique vision regarding market trends and vast knowledge of the latest product information possessed by our experienced management team, which enable our Group to comprehend changing product trends effectively and continually. Our management team is responsible for overseeing different aspects of our operations including procurement, warehouse and transportation management, operation and marketing. The biographies of our Directors and senior management are included herein under “Management – Executive Officers and Directors.”

Employees

Our full-time employees and officers were located in Hong Kong and are as set forth below:

	As of
	December 31, 2022	December 31, 2021	December 31, 2020
Executive officers	2	1	1
Retail operation	81	96	82
Wholesale operation	24	23	27
Sale and marketing	3	3	2
Finance and accounting	4	2	3
Administration	3	2	3
Total	117	127	118

Employees are not covered by any collective bargaining agreement. We consider our global labor practices and employee relations to be good.

Intellectual Property

As of December 31, 2022, we were the registrant of one domain and five trademarks in Hong Kong and 19 trademarks in the PRC.

Awards And Accreditations

We have received various honors and awards in recognition of, among others, our achievements as a retailer in the natural and organic food industry. The following table sets forth the major awards and accreditations we have received:

Awards/Recognitions/Accreditations	Awarding organization	Year(s) of Grant
Hong Kong Top Brand	The Chinese Manufacturers’ Association of Hong Kong	2003

	Hong Kong Brand Development Council

Best Small and Medium Business Award	The Hong Kong Chamber of Small and Medium Business Limited	2008

Top 10 Organic Retailer	Hong Kong Organic Resource Centre	2012

My Favourite MTR Shops 2014	MTR Corporation Limited	2014

RoadShow Best Loved Brands Awards	RoadShow	2014

Quality Organic Retailer	Hong Kong Organic Resource Centre	2014

Cosmopolitan Best of the Best Awards – Best Green Store	Cosmopolitan	2016

Health Brand/Products of the Year Awards – Best Wellness Product Store	Cosmopolitan	2018

The Hong Kong Green Shop Alliance Award	Hong Kong Green Building Council Limited	2022

TVB ESG Award	Television Broadcasts Limited	2022

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Insurance

In line with the customary industry practice, our Group primarily maintains insurance for (i) employees’ compensation liability for personal injury; (ii) public liability; and (iii) all risks insurance which includes loss and theft of our inventories in our retail stores and warehouse. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

Litigation And Other Legal Proceedings

As of the date hereof, we are not party to any significant proceedings.

Impact of COVID-19

Since June 2019, the Group have witnessed a deterioration in the Hong Kong economy as a result of social unrest and the outbreak of COVID-19 pandemic. In the face of general economic uncertainties, consumer sentiment has turned cautious, and the spending patterns of consumers have changed, with consumer demand gradually shifting to foods and daily necessities products. According to the report on Monthly Survey of Retail Sales published by the Census and Statistics Department of the HKSAR Government, the average monthly retail value of foods remained relatively stable at approximately HK$6.1 billion for the year ended December 31, 2019 and further rose to approximately HK$6.2 billion for the year ended December 31, 2020, while it declined to approximately HK$5.8 billion for the year ended December 31, 2021 primarily due to the outbreak of COVID-19 and resulting policies, such as the temporary closure of restaurants at night, which have affected the industry. Although the social unrest and the outbreak of the COVID-19 pandemic have weakened the local economy, customers’ ongoing demand for foods has underpinned the retail food market in Hong Kong.

In fact, similar to the above statistics as published by the Census and Statistics Department, the average customer spending per visit at our Operating Subsidiaries’ retail stores remained relatively stable at approximately HK$90.9 and HK$88.5 for the years ended December 31, 2021 and 2022, respectively, notwithstanding that the outbreak of the COVID-19 pandemic has dampened the consumer sentiment of the overall retail market, as more customers have purchased food products to prepare their meals at home during the COVID-19 pandemic. As supported by the demand for our Operating Subsidiaries’ food products, we have also remained relatively stable in overall sales volume for our Operating Subsidiaries’ retail stores during the year ended December 31, 2022 as compared to December 31, 2021. As such, the demand for our Operating Subsidiaries’ products was not adversely affected by the unfavorable market conditions in Hong Kong.

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REGULATORY ENVIRONMENT AND THE LAWS AND

REGULATIONS OF HONG KONG

The following sets forth a summary of the material laws and regulations relating to our Group’s business operations in Hong Kong for the years December 31, 2022 and 2021.

Public Health and Municipal Services Ordinance

The legal framework for food safety control in Hong Kong is set out in Part V of the Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) (the “Public Health Ordinance”) and the relevant sub-legislations thereunder. The Public Health Ordinance requires the manufacturers and sellers of food to ensure that their products are fit for human consumption and comply with the requirements in respect of food safety, food standards and labeling.

As the business of our Group principally involves retail of natural and organic foods in Hong Kong, our Group is subject to the Public Health Ordinance.

Section 50 of the Public Health Ordinance prohibits the manufacturing, advertising and sale in Hong Kong of food or drugs that are injurious to health. Anyone who fails to comply with this section commits an offense that carries a maximum penalty of HK$10,000 and imprisonment for three months.

Section 52 of the Public Health Ordinance provides that, subject to a number of defenses in section 53 of the same ordinance, if a seller sells to the prejudice of a purchaser any food or drug which is not of the nature, substance or quality of the food or drug demanded by the purchaser, the seller shall be guilty of an offense that carries a maximum penalty of HK$10,000 and imprisonment for three months.

According to section 54 of the Public Health Ordinance, any person who sells or offers or exposes for sale or has in his possession for the purpose of sale or preparation for sale or deposits with, or consigns to, any person for the purpose of sale or of preparation for sale, any food intended for, but unfit for, human consumption, or any drug intended for use by human but unfit for that purpose, shall be guilty of an offense. The maximum penalty for contravention of section 54 is a fine of HK$50,000 and imprisonment for six months.

Section 61 of the Public Health Ordinance provides that it shall be an offense for any person to give with any food or drug sold by him/her, or to display with any food or drug offered for sale by him/her, any label which falsely describes the food or drug or which is calculated to mislead as to its nature, substance or quality. Further, it shall also be an offense if any person publishes, or is a party to the publication of, an advertisement falsely describing any food or drug or that is likely to mislead as to the nature, substance or quality of any food or drug. However, the offender can rely on warranty as a defense.

Section 71(2) of the Public Health Ordinance specifies that if a warranty is given by a person resident outside Hong Kong, it shall only be a defense if the company (i) has, not later than three clear days before the date of the hearing, sent to the prosecutor a copy of the warranty with a notice stating that he/she intends to rely on it and specifying the name and address of the person from whom he/she received it; and (ii) has also sent a like notice to that person. In addition, the company has to prove that it had taken reasonable steps to ascertain, and did in fact believe in, the accuracy of the statement contained therein.

Food Safety Ordinance

Food Safety Ordinance (Chapter 612 of the Laws of Hong Kong) (the “Food Safety Ordinance”) establishes a registration scheme for food importers and food distributors to require the keeping of records by persons who acquire, capture, import or supply food and to enable food import controls to be imposed.

Each of Organic Gardens and GDD Hong Kong is registered as a food importer/distributor under the Food Safety Ordinance so that our Group may import natural and organic food into Hong Kong for sale.

Registration as food importer or distributor

Sections 4 and 5 of the Food Safety Ordinance require any person who carries on a food importation business or food distribution business to register with the Food and Environmental Hygiene Department as a food importer or food distributor.

Any person who does not register but carries on a food importation or distribution business, without reasonable excuse, commits an offense and is liable to a maximum fine of HK$50,000 and imprisonment for six months.

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Record-keeping requirement relating to movement of food

Section 24 of the Food Safety Ordinance provides that a person who, in the course of business, supplies food in Hong Kong by wholesale must record the following information about the supply:

●	the date the food was supplied;

●	the name and contact details of the person to whom the food was supplied;

●	the total quantity of the food; and

●	a description of the food.

A record must be made under this section within 72 hours after the time the supply took place. Any person who fails to comply with the record-keeping requirement, without reasonable excuse, commits an offense and is liable to a maximum fine of HK$10,000 and imprisonment for three months.

Consumer Goods Safety Ordinance

The Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) (the “Consumer Goods Safety Ordinance”) imposes a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe and for incidental purposes.

Our products, other than food (which are specifically excluded under the schedule of the Consumer Goods Safety Ordinance), are regulated by the Consumer Goods Safety Ordinance and the Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong) (the “Consumer Goods Safety Regulation”).

Section 4(1) of the Consumer Goods Safety Ordinance requires consumer goods to be reasonably safe having regard to all of the circumstances including (a) the manner in which, and the purpose for which the products are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods, instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar bodies for consumer goods of the description which applies to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means to make the consumer goods safer.

According to section 2(1) of the Consumer Goods Safety Regulation, where consumer goods on their packages are marked with, or where any labels affixed to or any documents enclosed in their packages contain, any warning or caution regarding the safe keeping, use, consumption or disposal, such warning or caution shall be in both the English and the Chinese languages. Such warnings and cautions, as required by section 2(2) of the Consumer Goods Safety Regulation, shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package.

Sale of Goods Ordinance

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (the “Sale of Goods Ordinance”) provides, inter alia, that where a seller sells goods in the course of a business, there is an implied condition that (a) where the goods are purchased by description, the goods must correspond with the description; (b) the goods supplied are of merchantable quality; and (c) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

The business of our Group involves retail of natural and organic foods, and the Sale of Goods Ordinance provides implied terms for the standard of goods sold by our Group to its customers. A breach of the terms may give rise to a civil action for breach of contract by customers. However, no criminal liability arises from a breach of the implied terms.

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (the “Trade Descriptions Ordinance”) prohibits false trade description, false, misleading or incomplete information, false statements, etc., in respect of goods offered in the course of trade. Therefore, all of the food and products sold by our Group are required to comply with the relevant provisions therein.

Section 2 of the Trade Descriptions Ordinance provides, inter alia, that “trade description” in relation to goods means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, quantity, method of manufacture, composition, fitness for purpose, availability, compliance with a standard specified or recognized by any person, price, their being of the same kind as goods supplied to a person, price, place or date of manufacture, production, processing or reconditioning, person by whom manufactured, produced, processed or reconditioned, etc.), with respect to any goods or parts of the goods; and in relation to services means an indication, direct or indirect, and by whatever means given, of certain matters (including among other things, nature, scope, quantity, fitness for purpose, method and procedures, availability, the person by whom the service is supplied, after-sale service assistance, price, etc.).

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Section 7 of the Trade Descriptions Ordinance provides that no person shall in the course of trade or business apply a false trade description to any goods or supply or offer to supply any goods to which a false trade is applied; or has in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied.

Section 7A provides that a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer, or supplies or offers to supply to a consumer a service to which a false trade description is applied, commits an offense.

Sections 13E, 13F, 13G, 13H and 13I provide that a trader who engages in relation to a consumer in a commercial practice that (a) is a misleading omission; or (b) is aggressive; (c) constitutes bait advertising; (d) constitutes a bait and switch; or (e) constitutes wrongly accepting payment for a product, commits an offense.

In accordance with section 18 of the Trade Descriptions Ordinance, a person who commits an offense under sections 7, 7A, 13E, 13F, 13G, 13H or 13I shall be subject, on conviction on indictment, to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction, to a fine of HK$100,000 and to imprisonment for two years.

Food and Drugs (Composition and Labelling) Regulations

Food and Drugs (Composition and Labelling) Regulations (Chapter 132W of the Laws of Hong Kong) (the “Food and Drugs Regulations”), which are under the Public Health Ordinance, contains provisions governing the advertising and labeling of food.

Our Group’s business largely involves the retail sale of natural and organic food and is bound by the advertising and labelling requirements under the Food and Drugs Regulations in terms of business operations.

Regulation 3 of the Food and Drugs Regulations provides that the composition of foods and drugs specified in Schedule 1 shall be up to the standards as specified in that schedule. The applicability of individual standards specified thereunder depends on whether the individual product in question is considered “drug” as defined in the Public Health Ordinance.

Pursuant to Regulation 5 of the Food and Drugs Regulations, any person who advertises for sale, sells or manufactures for sale any food or drug which does not conform to the relevant requirements as to the composition prescribed in Schedule 1 to the Food and Drugs Regulations commits an offense and is liable to a fine of HK$50,000 and imprisonment for six months.

Regulation 4A of the Food and Drugs Regulations requires all pre-packaged food and products sold by our Group (except for those listed in Schedule 4 thereto) to be marked and labeled in the manner prescribed in Schedule 3 to the Food and Drugs Regulations. Schedule 3 contains labeling requirements in respect of stating the product’s name or designation, ingredients, “best before” or “use by” date, special conditions for storage or instructions for use, manufacturer’s or packer’s name and address and count, weight or volume. Additionally, Schedule 3 also includes requirements on the appropriate language or languages for marking or labelling pre-packaged food. Contravention of those requirements may result in a conviction carrying a maximum penalty of HK$50,000 and imprisonment for six months.

In accordance with Regulation 4B of the Food and Drugs Regulations, generally pre-packaged food sold by our Group should be marked or labeled with its energy value and nutrient content in the manner prescribed in Part 1 of Schedule 5, and nutrition claims, if any, made on the label of the product or in any advertisement for the product should comply with Part 2 of Schedule 5. Contravention of those requirements may result in a conviction carrying a maximum penalty of HK$50,000 and imprisonment for six months.

Food Business Regulation

Regulation 31 of the Food Business Regulation (Chapter 132X of the Laws of Hong Kong) (the “Food Business Regulation”) provides that, except under and in accordance with a license granted under the Food Business Regulation, no person shall carry on or cause or permit or suffer to be carried on any food business including a food factory. “Food factory” is defined as any food business which involves the preparation of food for sale for human consumption off the premises.

Our Group’s business involves preparation of food for sale for human consumption off premises, and is therefore regarded a food factory as defined by the Food Business Regulation. Accordingly, Organic Gardens has obtained a Food Factory license to carry on food business at designated premises in Hong Kong.

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MANAGEMENT

The following table sets forth the names, ages and titles of our Directors and executive officers:

Name	Age	Title

Executive Officers and Directors:

Mr. Wong Ka Wo, Simon	73	Chairman and Executive Director

Ms. Cheuk Fung Ting	61	Executive Director and Chief Executive Officer

Mr. Chan Ka Nam	40	Chief Financial Officer

Independent Directors:

Dr. Kung Wai Chiu Marco	48	Independent Director

Mr. Cheung Sang	46	Independent Director

Mr. Kwong Ping Man	57	Independent Director

Executive Officers and Directors

Mr. Wong Ka Wo, Simon BBS JP, is our Chairman of the Board and an Executive Director. Mr. Wong is responsible for overseeing the general management and formulating business strategies for our Group. Mr. Wong was appointed as a Director on December 24, 2018 and re-designated as the Chairman and our executive Director on January 20, 2020. Mr. Wong is currently a director of all subsidiaries of our Group. Mr. Wong completed his Bachelor of Arts at the University of Minnesota, USA in June 1974. With more than 30 years of managerial experience in the catering industry, Mr. Wong has played a critical role in formulation of business strategies and expansion plans for our Group. Prior to establishing our Group in March 1999, Mr. Wong engaged in the design field for more than 10 years after graduation. He worked for Tsit Wing Coffee Company Limited (now known as Tsit Wing (Hong Kong) Company Limited), a subsidiary of Tsit Wing International Holdings Limited (HKEx: 02119), from June 1986 to July 1993 during which he served as a director. Since then, Mr. Wong has devoted his time to his own business in the catering industry as a director of Kampery Development and Kampery F&B, respectively.

Mr. Wong actively participates in various organizations in Hong Kong. He has served as a vice president of the Chinese Manufacturers’ Association of Hong Kong and the Chairman of Hong Kong Brand Development Council since January 2018 and April 2018, respectively. Mr. Wong has served as the President of the Hong Kong Federation of Restaurants & Related Trades since 2003, the Chairman of the Chamber of Food & Beverage Industry of Hong Kong since May 2013, the Chairman of the Association of Coffee & Tea of Hong Kong since September 2008, the Chairman of the Association of Green Organic at Living since December 2008 and an Honorary Adviser to the International Food Safety Association since January 2014. He is also appointed as a Deputy Chairman of the Governing Council of Hong Kong Quality Assurance Agency since 2017.

Mr. Wong is also recognized by the Government for his community services. He was appointed a Justice of the Peace in 2008 and was awarded the Bronze Bauhinia Star in 2017. He has also served as a member of the Expert Committee on Food Safety from September 2006 to September 2012.

Ms. Cheuk Fung Ting is our Chief Executive Officer and an Executive Director. Ms. Cheuk is responsible for managing the business operation of our Group and overseeing the financial, operational and administrative aspects of our Group. Ms. Cheuk was appointed as a Director on December 24, 2018 and re-designated as our Chief Executive Officer and Executive Director on January 20, 2020. She is currently a Director in all subsidiaries of our Group.

Ms. Cheuk completed her Bachelor of Social Sciences at the University of Hong Kong in November 1984. She further completed her Master of Philosophy in Communication at the Chinese University of Hong Kong in October 1988.

With approximately 30 years of experience in the catering industry, Ms. Cheuk has extensive experience in marketing and management, and she has played a critical role in the business management and operations of our Group. Prior to establishing our Group in March 1999, she worked in the media industry between 1988 and 1990. Ms. Cheuk worked for Tsit Wing Coffee Company Limited (now known as Tsit Wing (Hong Kong) Company Limited), a subsidiary of Tsit Wing International Holdings Limited (HKEx: 02119), from September 1990 to July 1993 as a marketing manager. She then joined Kampery Group in July 1993 as a general manager and has served as a director of Kampery Group since September 1997.

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Ms. Cheuk has served as a member of the Marketing Advisory Board of Agriculture, Fisheries and Conservation Department since February 2019 and served as a member of the Advisory Council on Food and Environmental Hygiene of Food and Health Bureau from April 2009 to March 2015. She has been elected as 2023 Top 30 Entrepreneur of ESG Award in Greater Bay Area by Forbes.

Mr. Chan Ka Nam is our Chief Financial Officer. He is responsible for overseeing the financial reporting, financial planning, and financial control of our Group. Mr. Chan has over 12 years of experience in accounting and financial reporting. He obtained a Bachelor of Commerce degree in Accountancy from the Hong Kong Baptist University in November 2007. Prior to joining our Group, Mr. Chan was employed by Gold Profit Trading Limited in July 2016 as the chief financial officer until July 2021. Mr. Chan worked as the accounts manager for O’Park Corporate Services Limited from September 2021 to March 2022. Mr. Chan has been a member of the Hong Kong Institute of Certified Public Accountants since May 2013 and has been a fellow member since October 2020.

Independent Directors

Dr. Kung Wai Chiu Marco will become an Independent Director upon the registration statement of which this prospectus forms a part becoming effective. Dr. Kung will be the chairman and financial expert of the audit committee and a member of the compensation committee and the nomination committee. Dr. Kung has over 23 years of experience in the business advisory and auditing field in Hong Kong. Since March 2020, he has been a director and co-founder of WinPark CPA Company Limited, a Certified Public Accountants (Practicing) firm in Hong Kong, where he is primarily responsible for the overall management of its business.

Dr. Kung possesses experience in compliance, corporate governance and financial management for listed companies. He worked at Sanai Health Industry Group Company Limited, the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited (HKEx: 01889), from August 2006 to June 2016, in which he had been the financial controller. He was the chief financial officer of Alpha Professional Holdings Limited (HKEx: 00948) from April 2017 to January 2019. He was appointed as the company secretary and authorized representative of the same company from November 2017 to January 2020 and as an advisor from January 2020 to March 2020. He also served as the company secretary and authorized representative of Hailan Holdings Limited (HKEx: 02278) from September 2018 to March 2019. Dr. Kung has been an independent non-executive director of CTR Holdings Limited, the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited (HKEx: 01416) since November 2019.

Dr. Kung graduated from Lingnan College (currently known as Lingnan University) in Hong Kong with a Bachelor of Business Administration degree in November 1997. He also obtained a Master degree in Business Administration from The University of Wollongong in Australia in August 2005 and a Master degree in Corporate Governance from The Hong Kong Polytechnic University in Hong Kong in October 2008. Dr. Kung has been enrolled in a doctorate degree program in Business Administration at The Hong Kong Polytechnic University in Hong Kong since 2019. He was admitted as a fellow of the Association of Chartered Certified Accountants, the Hong Kong Institute of Certified Public Accountants and the Taxation Institute of Hong Kong in September 2005, February 2008 and July 2010, respectively. In addition, Dr. Kung was admitted as an associate of both the Institute of Chartered Secretaries and Administrators and the Hong Kong Institute of Chartered Secretaries in February 2009. Dr. Kung was registered as a Certified Public Accountant (Practicing) in January 2007 and was also registered as a Certified Tax Adviser (Non-Practicing) in Hong Kong in July 2010. In September 2018, Dr. Kung became a Chartered Governance Professional of the Institute of Chartered Secretaries and Administrators and the Hong Kong Institute of Chartered Secretaries. Dr. Kung also earned his Doctor of Business Administration from The Hong Kong Polytechnic University, Hong Kong, in 2022.

Mr. Cheung Sang will become an Independent Director upon the registration statement of which this prospectus forms a part becoming effective. Mr. Cheung will be the chairman of the compensation committee and a member of the audit committee and the nomination committee. Mr. Cheung has over 20 years of experience in the financial sector having started his career as an assistant investment services manager with Hang Seng Bank in 2000 providing fund management and support services. From 2005 to present, Mr. Cheung has worked with various companies. From October 2019 to September 2021, Mr. Cheung worked as a consultant at Seazen Resources Capital Group Limited, where he provided consultancy services to clients on equity and capital market information. Since 2009, Mr. Cheung has been the founder and consultant of Cheung Sang & Co., where he provided consultancy services for private deals in mining, real estate and manufacturing. Mr. Cheng also serves as a director for Full Win Inc Limited. Mr. Cheung graduated from the Chinese University of Hong Kong with a Bachelor of Engineering degree in 2000 and obtained a Master degree in E-Commerce in 2004.

Mr. Kwong Ping Man will become an Independent Director upon the registration statement of which this prospectus forms a part becoming effective. Mr. Kwong will be the chairman of the nomination committee and a member of the audit committee and the compensation committee. Mr. Kwong possesses over 25 years of experience in accounting and administration. He is currently a director of O’Park Corporate Services Limited, a company primarily engaged in corporate advisory and company secretarial services. Between 1997 and 2013, Mr. Kwong held positions such as accountant, financial controller and/or chief financial officer of various companies including Polyard Petroleum International Group Limited (HKEx: 08011), Starlight Culture Entertainment Group Limited (HKEx: 01159) and China Bozza Development Holdings Limited (HKEx: 01069). Mr. Kwong is an independent non-executive director of Landrich Holdings Limited (HKEx: 02132), Royal Deluxe Holdings Limited (HKEx: 03789) and Rare Earth Magnesium Technology Group Holdings Limited (HKEx: 00601).

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Mr. Kwong graduated from the Curtin University of Technology in Australia with a Bachelor degree in Commerce and Accounting in August 1996. He obtained a Postgraduate Diploma in Corporate Administration and a Master of Professional Accounting from the Hong Kong Polytechnic University in November 1998 and November 2003, respectively. He is also a member of CPA Australia, a fellow member of the Hong Kong Institute of Certified Public Accountants and an associate member of each of the Hong Kong Institute of Company Secretaries and the Institute of Chartered Secretaries and Administrators.

Committees of the Board of Directors

Our board of directors will establish an audit committee, a compensation committee and a nomination committee effective upon the registration statement of which this prospectus forms a part becoming effective, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of directors may also establish other committees from time to time to assist our company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NYSE American and SEC rules and regulations. Upon our listing on the NYSE American, each committee’s charter will be available on our website at www.greendotdot.com. The reference to our website address does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Dr. Kung, Mr. Cheung and Mr. Kwong will serve on the audit committee, which will be chaired by Dr. Kung. Our board of directors has determined that each are “independent” for audit committee purposes, as that term is defined by the rules of the SEC and the NYSE American, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Dr. Kung as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Cheung, Mr. Kwong and Dr. Kung will serve on the compensation committee, which will be chaired by Mr. Cheung. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer; and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

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●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the NYSE American Company Guide;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Kwong, Mr. Cheung and Dr. Kung will serve on the nomination committee, which will be chaired by Mr. Kwong. Our board of directors has determined that each member of the nomination committee is “independent” as defined by the rules of the SEC and in the NYSE American Company Guide. The nomination committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (including, but not limited to, race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The NYSE American Company Guide includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable NYSE American standards. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands corporate governance practices that we do follow in lieu of the relevant NYSE American standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the NYSE American in respect of the following:

●	the requirement under Section 132 of the NYSE American Company Guide that companies listed on NYSE American shall release quarterly sales and earnings; and

●	the Shareholder Approval Requirements under Section 711 to 713 of the NYSE American Company Guide.

●	the majority independent director requirement under Section 802(a) of the NYSE American Company Guide;

●	the requirement under Section 805 of the NYSE American Company Guide that a compensation committee comprised solely of independent directors or a majority of the independent directors on its Board of Directors oversee the chief executive officer’s compensation;

●	the requirement under Section 804(a) of the NYSE American Company Guide that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors; and

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●	the requirement under Section 802(c) of the NYSE American Company Guide that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at www.greendotdot.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE American.

Compensation of Directors and Executive Officers

The following table summarizes all compensation received by our directors and executive officers during the years ended December 31, 2021 and 2022.

Summary Compensation Table

		Salary		Compensation Paid Bonus		Other Compensation (1)
Name and Principal Position	Year	(HK$’000)	(US$’000)	(HK$’000)	(US$’000)	(HK$’000)	(US$’000)

Mr. Wong Ka Wo, Simon, Chairman and Executive Director	2021	-	-	-	-	-	-
	2022	270	35	-	-	-	-

Ms. Cheuk Fung Ting, Executive Director and Chief Executive Officer	2021	244	31	-	-	-	-
	2022	244	31	-	-	-	-

Mr. Chan Ka Nam, Chief Financial Officer	2021	-	-	-	-	-	-
	2022	630	81	-	-	-	-

Dr. Kung Wai Chiu Marco, Independent Director	2021	-	-	-	-	-	-
	2022	-	-	-	-	-	-

Mr. Cheung Sang, Independent Director	2021	-	-	-	-	-	-
	2022	-	-	-	-	-	-

Mr. Kwong Ping Man, Independent Director	2021	-	-	-	-	-	-
	2022	-	-	-	-	-	-

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Employment Agreements

Employment Agreement with Mr. Wong

We entered into an employment agreement dated April 1, 2022 with Mr. Wong, pursuant to which he is employed as the chairman and executive director of the Company. The agreement provides for a monthly base salary which amount may be adjusted from time to time at the discretion of the Company. Mr. Wong’s current monthly base salary is HK$30,000 (US$3,822). Under the terms of the agreement, Mr. Wong’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice after the three months’ probation period (if an extension of such period is not required). The agreement also contains non-disclosure, non-competition and non-solicitation provisions. Mr. Wong is required under the agreement to devote at least 50% of his time to managing and operating the business of the members of the Group.

Employment Agreement with Ms. Cheuk

We entered into an employment agreement dated January 3, 2022 with Ms. Cheuk, pursuant to which she is employed as the chief executive officer and executive director of the Company. The agreement provides for a monthly base salary which amount may be adjusted from time to time at the discretion of the company. Ms. Cheuk’s current monthly base salary is HK$20,500 (US$2,612). Under the terms of the agreement, Ms. Cheuk’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice after the three months’ probation period (if an extension of such period is not required). The agreement also contains non-disclosure, non-competition and non-solicitation provisions.

Employment Agreement with Mr. Chan

We entered into an employment agreement dated April 1, 2022 with Mr. Chan, pursuant to which he is employed as the chief financial officer of the Company. The agreement provides for a monthly base salary which amount may be adjusted from time to time at the discretion of the company. Mr. Chan’s current monthly base salary is HK$70,000 (US$8,919). Under the terms of the agreement, Mr. Chan’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice after the three months’ probation period (if an extension of such period is not required). The agreement also contains non-disclosure, non-competition and non-solicitation provisions.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company which will become effective upon the registration statement of which this prospectus forms a part becoming effective. The terms and conditions of such Directors’ Agreements are similar in all material respects. Each Director’s Agreement is for an initial term of one year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

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The initial annual salary payable to each of our Directors under his/her Directors’ Agreement is as follows:

Mr. Wong Ka Wo, Simon	HK$360,000 (US$45,869)

Ms. Cheuk Fung Ting	HK$360,000 (US$45,869)

Mr. Chan Ka Nam	HK$840,000 (US$107,028)

Mr. Kwong Ping Man	HK$120,000 (US$15,290)

Dr. Kung Wai Chiu Marco	HK$120,000 (US$15,290)

Mr. Cheung Sang	HK$120,000 (US$15,290)

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted and the terms of those options will be determined from time to time by a vote of the board of Directors, provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Indemnification Agreements

We will enter into indemnification agreements with each of our Directors and executive officers, to be effective upon the registration statement of which this prospectus forms a part becoming effective. Under these agreements, we will agree to indemnify our Directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all of our current executive officers, directors and director nominees as a group.

Applicable ownership percentages are based on 9,375,000 Ordinary Shares issued and outstanding as of the date of this prospectus and with respect to the percentage ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other rights. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person and entity listed on the table is Flat 2-3, 4/F., Join-In Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong.

	Shares Beneficially Owned Before Offering		Shares Beneficially Owned After Offering(3)
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and Directors:
Mr. Wong Ka Wo, Simon(1)	6,861,563	73.19%	6,861,563	60.32%
Ms. Cheuk Fung Ting(2)	1,632,187	17.41%	1,632,187	14.35%
Mr. Chan Ka Nam	-	-	-	-

Director Nominees:
Dr. Kung Wai Chiu Marco	-	-	-	-
Mr. Cheung Sang	-	-	-	-
Mr. Kwong Ping Man	-	-	-	-

All executive officers, directors and director nominees	8,493,750	90.60%	8,493,750	74.67%

5% Stockholders:
WKW Investment Limited(1)	6,861,563	73.19%	6,861,563	60.32%
CFT Investment Holding Limited(2)	1,632,187	17.41%	1,632,187	14.35%

(1)	Represents shares held by WKW Investment Limited, a company directly owned as to 100% by Mr. Wong.

(2)	Represents shares held by CFT Investment Holding Limited, a company directly owned as to 100% by Ms. Cheuk.

(3)	The number of our Ordinary Shares to be outstanding after this offering is based on 9,375,000 Ordinary Shares outstanding as of July 6, 2023, the sale of 2,000,000 Ordinary Shares in this offering and excludes any exercise by the underwriters of the over-allotment option to purchase up to 300,000 Ordinary Shares in connection with this offering.

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RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and that all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the preceding three years ended December 31, 2020, 2021 and 2022 and up to the date of this prospectus, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Hong Kong law.

Amounts due from related parties

The amounts due from related parties as of December 31, 2020, 2021 and 2022 consisted of the following:

			As of December 31,
			2020	2021	2022	2022
Name of the entity	Relationship with the Group	Nature (note)	HK$’000	HK$’000	HK$’000	US$’000

Ms. Cheuk	Director of the Company	Non trade nature – working capital (a)	1,911	1,962	-	-
Mr. Wong	Director of the Company	Non trade nature – working capital (a)	1,445	1,619	-	-
Greendotdot Holdings Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Non trade nature – working capital (b)	9,324	9,515	-	-
GDD China Holding Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Non trade nature – working capital (b)	18	29	-	-
CFT Investment Holding Limited	Ms. Cheuk is the controlling shareholder and director	Non trade nature – working capital (c)	18	29	-	-
Kampery Development Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Non trade nature – working capital (d)	10,380	46,812	55,842	7,170
Mocaroma Guangzhou Co., Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Non trade nature – working capital (b)	1,948	1,948	-	-
Mocaroma International Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Non trade nature – working capital (b)	2,180	2,180	-	-
WKW Investment Limited	Mr. Wong is the controlling shareholder and director	Non trade nature – working capital (c)	18	29	-	-
			27,242	64,123	55,842	7,170

Note:

(a)

Represented the petty cash advances to Ms. Cheuk and Mr. Wong during the years ended December 31, 2020, 2021, and 2022. The advances were unsecured, interest free and repayable on demand. The balances due from Ms. Cheuk and Mr. Wong as of December 31, 2021 were fully offset with the special dividend paid on June 27, 2022.

As of the date of this prospectus, the balances due from Ms. Cheuk and Mr. Wong are nil and nil, respectively. The Company does not have the intention to make further cash advances to Ms. Cheuk and Mr. Wong going forward.

(b)

Represented the working capital advanced to Greendotdot Holdings Limited, GDD China Holding Limited, Mocaroma Guangzhou Co., Limited and Mocaroma International Limited (“Related Companies”) during the years ended December 31, 2020, 2021, and 2022 in order to support the daily operation in settling salaries and rental. The balances were unsecured, interest free and repayable on demand. The balances due from Related Companies as of December 31, 2021 were fully offset with the special dividend paid on June 27, 2022.

As of the date of this prospectus, the balances due from Related Companies are nil, nil, nil and nil, respectively. The Company does not have the intention to advance further working capital to Related Companies going forward.

(c)

Represented the working capital advanced to CFT Investment Holding Limited and WKW Investment Limited which is wholly owned by Ms. Cheuk and Mr. Wong respectively during the years ended December 31, 2020, 2021, and 2022 in order to settle the company secretarial fees. The balances were unsecured, interest free and repayable on demand. The balances due from CFT Investment Holding Limited and WKW Investment Limited as of December 31, 2021 were fully offset with the special dividend paid on June 27, 2022.

As of the date of this prospectus, the balances due from CFT Investment Holding Limited and WKW Investment Limited are nil and nil respectively. The Company does not have the intention to advance further working capital to CFT Investment Holding Limited and WKW Investment Limited going forward.

(d)

Represented the working capital advanced to Kampery Development Limited (“Kampery Development”) during the years ended December 31, 2020, 2021, and 2022 in order to support Kampery Development daily operation. The balances were unsecured, interest free and repayable on demand. The balances due from Kampery Development as of December 31, 2021 were partly offset with the special dividend paid on June 27, 2022.

As of the date of this prospectus, HK$5,000,000 (US$641,950) was repaid and HK$4,520,000 (US$580,000) was offset with the amount due to Mr. Wong. Thus, the remaining balances due from Kampery Development amounted to approximately HK$46,322,000 (US$5,947,000). Kampery Development will further repay approximately HK$20,000,000 (US$2,567,800) to the Company on or before May 31, 2023 and the remaining balances will be settled prior to or upon the Listing. Mr. Wong has signed a letter of undertaking in favor of the Company to settle the remaining balances if Kampery Development fails to repay the Company within 7 days from the date of Listing. The Company does not have the intention to advance further working capital to Kampery Development going forward.

On June 27, 2022, the Company’s board of directors approved and declared a special dividend of HK$22,000,000 (US$2,803,130) payable to its shareholders. The special dividend was paid and offset the amount due from related parties. The dividend per share was HK$2.35 (US$0.30).

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Amounts due to related parties

The amounts due to related parties as of December 31, 2020, 2021 and 2022 consisted of the following:

			As of December 31,
			2020	2021	2022	2022
Name of the entity	Relationship with the Group	Nature (note)	HK$’000	HK$’000	HK$’000	US$’000

Mr. Wong	Director of the Company	Non trade nature – working capital (a)	-	-	2,960	380
Kampery F&B Services Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Non trade nature – working capital (b)	100	100	100	13
Task Wing Enterprises Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Operating lease charges (c)	120	120	-	-
			220	220	3,060	393

Note:

(a)

Represented the working capital advanced from Mr. Wong for the Company to settle the professional fees in relation to the Listing. The loan was unsecured, interest free and repayable on demand.

As of the date of this prospectus, the balance due to Mr. Wong amounted to HK$4,520,000 (US$580,000) has been fully offset with the amount due from related parties.

(b)

Represented the operating expense paid on behalf of the Company from Kampery F&B Services Limited during years ended December 31, 2020, 2021, and 2022. The balance was unsecured, interest free and repayable on demand.

As of the date of this prospectus, the balance due to Kampery F&B Services Limited has been fully settled.

(c)

Represented the operating lease charges paid to Task Wing Enterprises Limited during the years ended December 31, 2020, 2021, and 2022. The balance was unsecured, interest free and repayable on demand.

As of the date of this prospectus, the balance due to Task Wing Enterprises Limited has been fully settled.

Related parties transactions

In addition, the Company had the following transactions with related parties during the year ended December 31, 2020, 2021 and 2022 as follows:

			For the year ended December 31,
			2020	2021	2022	2022
Name of the entity	Relationship with the Group	Nature	HK$’000	HK$’000	HK$’000	US$’000

Kampery Development Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Building management fee – due to related party	-	36	-	-
Kampery Development Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Sales of products – due from related party	-	-	292	37
Kampery Development Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Purchases of inventories – due to related party	-	-	2,723	350
Task Wing Enterprises Limited	Mr. Wong and Ms. Cheuk are the common controlling shareholders and directors	Operating lease charges paid – due to related party	366	366	366	47

The related parties stated above are beneficially owned by Mr. Wong and Ms. Cheuk, directors of the Company.

Tenancy Agreement made with a related party

Organic Gardens and GDD Hong Kong entered into tenancy agreements with Task Wing Enterprises Limited (“Task Wing”), a company wholly-owned by Mr. Wong, pursuant to which Task Wing has leased to Organic Gardens and GDD Hong Kong Flat 2-3, 4th floor, Join-in Hang Sing Centre, 2-16 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong for warehouse and back office usage. The monthly rental during 2020 to 2022 for the leases is HK$20,000 per month and is included in the above table under the heading “Related parties transactions.”

Originally, the lease renewed on January 1, 2023 and will expire on December 31, 2023 with monthly rental charged at HK$60,000 based on the market value of similar leases. Effective from June 15, 2023, the ownership of the property has been changed to an independent third party and such lease will not be classified as a related party transaction.

Organic Gardens entered into tenancy agreements with Task Wing pursuant to which Task Wing has leased to Organic Gardens the property located at 4th Floor, Tower 2, Room F, G & J, Wah Fung Industrial Centre, 33-39 Kwai Fung Crescent, Kwai Chung, New Territories, Hong Kong, for our Food Factory. The monthly rent during 2020 to 2022 for the lease is HK$10,500 per month and is included in the above table under the heading “Related parties transactions”. Originally, the lease renewed on January 1, 2023 and will expire on December 31, 2023 with monthly rental charged at HK$25,000 based on the market value of similar leases. However, effective from June 15, 2023, the ownership of the property has been changed to an independent third party and such lease will not be classified as a related party transaction.

As of the date of this prospectus, the Company has a related party transaction with Task Wing for the operating lease charges paid of approximately HK$425,000 (US$54,480).

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DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 100,000,000 Ordinary Shares, par value US$0.001 each.

We have adopted our Memorandum and Articles of Association which replaced our then existing memorandum and articles of association in its entirety with immediate effect. The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general may declare dividends in any currency to be paid to the members, but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except with respect to the rights attaching to, or the terms of issue of, any share, shares may otherwise provide:

●	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

●	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

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●	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him/her to our Company on account of calls, installments or otherwise.

Where our board of directors or our Company in a general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

●	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

●	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of the dividend as our board of directors deems fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the mail. Every such check or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk, and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipt for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in a general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it deems fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him/her, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed, and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending checks for dividend entitlements or dividend warrants by mail if such checks or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a check or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll, every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands, every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his/her votes or cast all the votes he/she does use in the same way.

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Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee (s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in its absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares, on the principal register, at the place at which the principal register is located.

Our board of directors may, in its absolute discretion, decline to register a transfer of any share (not being a fully paid share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as the NYSE American may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the NYSE American, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by the NYSE American) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall require a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

●	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

●	if our Company is wound up, and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he/she deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

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Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to our Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by installments. If the sum payable in respect of any call or installment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him/her, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or installment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or installment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him/her to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association and, where applicable, the NYSE American Company Guide or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used herein includes redeemable Shares) is exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him/her, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one-tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If, within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself/herself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

●	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

●	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

●	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

●	convert all or any of our paid-up shares into stock and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

The NYSE American Company Guide includes certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” practices in lieu of the otherwise applicable standards of the NYSE American regarding such matters as: (i) the election and composition of the board of Directors; (ii) the issuance of quarterly earnings statements; (iii) shareholder approval requirements; and (iv) quorum requirements for shareholder meetings. The application of such exceptions requires that we disclose each NYSE American standard that we do not follow and describe the Cayman Islands practices we do follow in lieu of the relevant NYSE American standard. We currently follow Cayman Islands practices in lieu of the requirements of the NYSE American in respect of the following:

●	the requirement under Section 132 of the NYSE American Company Guide that companies listed on NYSE American shall release quarterly sales and earnings; and
●	the Shareholder Approval Requirements under Section 711 to 713 of the NYSE American Company Guide.
●	the majority independent director requirement under Section 802(a) of the NYSE American Company Guide;
●	the requirement under Section 805 of the NYSE American Company Guide that a compensation committee comprised solely of independent directors or a majority of the independent directors on its Board of Directors oversee the chief executive officer’s compensation;
●	the requirement under Section 804(a) of the NYSE American Company Guide that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors; and
●	the requirement under Section 802(c) of the NYSE American Company Guide that the independent directors have regularly scheduled meetings with only the independent directors present. `

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company; and (ii) “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question, and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissenting minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the affected shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and, as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

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This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself/herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He/she must not use his/her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and, therefore, it is considered that he/she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him/her to do so) and a duty not to put him/herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may be taken upon the vote of shareholders at a general meeting or by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to call a general meeting or any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-tenth of the paid-up capital of our company having the right of voting at general meetings to call an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to call a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors, since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 11,375,000 Ordinary Shares issued and outstanding (or 11,675,000 Ordinary Shares if the underwriter exercises its over-allotment option to purchase such additional Ordinary Shares in full).

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect the prevailing market price of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the NYSE American, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 180 days following the closing of the offering, subject to certain exceptions, not to (i) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares; (ii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors and executive officers and our 5% or greater shareholders has also entered into a similar lock-up agreement with the underwriters for a period of 180 days following the closing of the offering, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our Ordinary Shares for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Hong Kong and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Appleby, our counsel as to Cayman Islands law. To the extent that this discussion relates to matters of Hong Kong tax law, it is the opinion of Robertsons, our counsel as to Hong Kong law.

Cayman Islands Tax Considerations

Pursuant to section 6 of the Tax Concessions Act (as revised) of the Cayman Islands, our Company has obtained an undertaking from the Financial Secretary that:

(i) no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to our Company or our operations; and

(ii) no tax be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable by our Company:

(a) on or in respect of the shares, debentures or other obligations of our Company; or

(b) by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (as revised).

The undertaking for our Company is for a period of 20 years from April 25, 2022.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands, and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

British Virgin Islands Tax Considerations

No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the issuance and transfer of the Shares, and the Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the issuance and transfer of the Shares. Pursuant to section 242(1) of the BVI Business Companies Act, 2004 (as amended), notwithstanding any provision of the Income Tax Ordinance of the British Virgin Islands, (a) the Company, (b) all dividends, interest, rents royalties, compensations and other amounts paid by the Company, and (c) capital gains realized with respect to any shares, debt obligations or other securities of the Company, are exempt from all provisions of the Income Tax Ordinance of the British Virgin Islands. Pursuant to section 242(2) of the BVI Business Companies Act, 2004 (as amended), no estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of the Company.

Hong Kong Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2022/2023, 2021/2022, 2020/2021, 2020/2021 and 2019/2020. Our legal counsel as to Hong Kong laws have advised that Hong Kong profits tax rates for corporations are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are not taxed on their foreign-sourced income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust; or (b) that has otherwise validly elected to be treated as a United States person under the Code.

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If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that is converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Hong Kong dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC,” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income; or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above, or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares); and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and we own any equity in a non- United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the NYSE American, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares; and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC, and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton” or the “Representative”), is acting as representative of the underwriters of the offering. We have entered into an underwriting agreement with the Representative (the “underwriting agreement”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering prices per Ordinary Share, less the underwriting discounts set forth on the cover page of this prospectus, the number of Ordinary Shares listed next to its name in the following table:

Name	Number of Ordinary Shares

EF Hutton, division of Benchmark Investments, LLC

Total	2,000,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of 300,000 additional Ordinary Shares (equal to 15% of the Ordinary Shares sold in the offering) at the public offering price per Ordinary Share, less underwriting discounts and commissions, solely to cover over-allotments, if any. The purchase price to be paid per additional Ordinary Share shall be equal to the public offering price of the Ordinary Shares, less the underwriting discount. If this option is exercised in full at the assumed initial public offering price, the total price to the public will be $6.50, and the total net proceeds, before expenses, to us will be $13,828,750.

Discounts, Commission and Expenses

The underwriting discounts and commissions are 7.5% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Ordinary Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option

Public offering price	$6.50	$13,000,000	$14,950,000
Underwriting discounts and commissions (1)(2)	$0.49	$975,000	$1,121,250
Proceeds, before expenses to us	$6.01	$12,025,000	$13,828,750

(1)	Assumes an underwriting discount of 7.5% of the initial public offering price.

(2)	Does not include the over-allotment option, which are deemed to be underwriting compensation pursuant to FINRA Rule 5110.

The underwriters propose to offer the Ordinary Shares to the public at the public offering prices set forth on the cover of this prospectus. If all of the Ordinary Shares offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

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We have agreed to pay to the underwriters, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Ordinary Shares in this offering.

We have also paid EF Hutton $50,000 as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. We have agreed to pay or reimburse the underwriters certain of its out-of-pocket expenses related to the offering up to an aggregate of $180,000 (less amounts previously paid which will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A)), including, but not limited to “road show” expenses, expenses of the underwriters’ legal counsel and diligence and background checks on our directors, director nominees and executive officers.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, and including the above-referenced advance to the Representative, will be approximately $1,403,750.

Right of First Refusal

We have granted EF Hutton a right of first refusal, for a period of twelve (12) months from the closing of this offering, to act as sole investment banker, sole book-runner and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings (each being referred to as a subject transaction), during such twelve (12) month period, on terms and conditions as mutually agreed by the Company and EF Hutton. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders) have agreed, subject to certain exceptions, to a 180- day “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 12 months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general and the trading pattern of, and demand for, our securities in general.

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NYSE American Listing

We have applied to have our Ordinary Shares approved for listing on the NYSE American under the symbol “GDD.” This offering is contingent upon the listing of our Ordinary Shares on the NYSE American. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the NYSE American at the completion of this offering.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market-making transactions on the NYSE American in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price, not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities, and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

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Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the NYSE American or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act; (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above; and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area — Belgium, Germany, Luxembourg and Netherlands

In relation to each Member State of the European Economic Area that has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

This European Economic Area selling restriction is in addition to any other applicable selling restrictions set out below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

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Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ - $$ - Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

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Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

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Malaysia

The securities have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

102

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”); (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO; or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the NYSE American listing fee, all amounts are estimates.

SEC Registration Fee	US$	2,000.18
FINRA Filing Fee	US$	2,750
NYSE American Listing Fee	US$	75,000
Printing and engraving expenses	US$	10,000

Legal fees and expenses	US$	765,000
Accounting fees and expenses	US$	450,000
Miscellaneous	US$	99,000

Total	US$	1,403,750.18

These expenses will be borne by us.

103

LEGAL MATTERS

We are being represented by Schlueter & Associates, Denver, Colorado with respect to certain legal matters as to United States federal securities laws. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Appleby. The underwriters are being represented by Loeb & Loeb LLP, New York, New York, with respect to this offering.

Legal matters at to Hong Kong law will be passed upon for us by Robertsons, and legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Schlueter & Associates, Denver, Colorado may reply upon Appleby with respect to matters governed by Cayman Islands law, Robertsons with respect to matters governed by Hong Kong law, and Guangdong Wesley Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements as of December 31, 2021 and 2022, and for each of the two years in the period ended December 31, 2022 included in this prospectus, have been audited by JP Centurion & Partners PLT, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of JP Centurion & Partners PLT is located at No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling, 57000 Kuala Lumpur, Malaysia.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

104

FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Stockholders of
Healthy Green Group Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Healthy Green Group Holding Limited and its subsidiaries (collectively the ‘Company’) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows in each of the years for the two-year period ended of December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows in each of the years for the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-2

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue recognition related to prepaid cash coupons

As discussed in Notes 2 and 11 to the consolidated financial statements, the Company recognized revenue related to the prepaid cash coupons of HK$649,000 and HK$454,000 in 2021 and 2022 respectively. An expected breakage amount in contract liability is determined by historical experience and is recognized in the income statement in proportion to the pattern of utilization by the customers.

We identified the evaluation of revenue recognition related to prepaid cash coupons as a critical audit matter. Subjective auditor judgment was required to evaluate the expected breakage amount used to recognize prepaid cash coupons revenue, which included assessing the historical experience and the pattern of utilization by the customers, because a change in these estimates could materially impact revenues.

F-3

The following are the primary procedures we performed to address this critical audit matter. We evaluated the design and tested the operating effectiveness of certain internal controls related to the Company’s revenue recognition process. We evaluated the historical pattern used by the Company in estimating the expected breakage amount. We assessed the calculations used by the Company to determine prepaid cash coupons revenue recognized for consistency with the historical experience and the pattern of utilization by the customers.

Inventories

As described in Notes 2 and 4 to the consolidated financial statements, inventories are stated at the lower of cost and net realizable value, with cost determined on a weighted-average basis. Write-down of potential obsolete or slow-moving inventories is recorded based on management’s assumptions about the estimated selling price, the estimated costs of completion and the estimated costs necessary to make the sale. For the year ended December 31, 2022 and 2021, the Company did not record any inventory impairment charges.

We identified the inventory write-down as a critical audit matter. The Company’s determination of future markdowns is subjective. Specifically, there was a high degree of subjective auditor judgment in evaluating how the Company’s merchandising strategy and related inventory markdown assumptions affected the realizable value of inventory.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) observing the physical condition of inventories during inventory counts; (ii) evaluating the appropriateness of management’s process for developing the estimates of net realizable value (iii) testing the reliability of reports used by management by agreeing to underlying records; (iv) testing the reasonableness of the assumptions about quality, damages, future demand, selling prices and market conditions by considering with historical trends and consistency with evidence obtained in other areas of the audit; and corroborating the assumptions with individuals within the product team; and (v) assessing the Company’s adjustments of inventory costs to net realizable value for slow-moving and obsolete inventories by (1) comparing the historical estimate for net realizable value adjustments to actual adjustments of inventory costs, and (2) analyzing sales subsequent to the measurement date.

F-4

Allowance for current expected credit losses (“CECL”) on accounts receivable

As described in Notes 2 and 3 to the consolidated financial statements, the Company adopted ASU 2016-13, Financial Instruments-Credit Losses (codified as Accounting Standard Codification Topic 326), since January 1, 2020, which requires measurement and recognition of current expected credit losses for financial instruments held at amortized cost. The management of the Company have estimated an allowance accrued for CECL of HK$550,000 and HK$619,000 for the year ended December 31, 2021 and 2022 respectively, on accounts receivables, based on the credit risk of the respective receivables. The allowance amount has been measured as the difference of the asset’s carrying amount and the estimates of present value of future cash flows based on the historical experience, current conditions, and reasonable and supportable forecasts.

We have identified allowance for CECL on accounts receivable as a critical audit matter due to the involvement of subjective judgment and management estimates in evaluating the CECL of these receivable items, and the significance to the Company’s consolidated financial position.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. Our audit procedures to respond the risk of error in the allowance for CECL included (i) obtaining an understanding and assessing management’s method for developing the allowance for doubtful accounts (credit losses); (ii) evaluating the appropriateness of the model, by reviewing the calculation schedules prepared by the management; (iii) testing the accuracy of management’s basic input in calculating CECL including aging report, historical write-offs and recoveries, on a sample basis; (iv) independently evaluating the reasonableness of significant assumptions and judgments made by management to estimate the allowance for credit loss, including the Company’s assessment on significant factors, and the basis of estimated loss rates applied with reference to historical default rates and forward-looking information; (v) sending confirmations to debtors to confirm the accuracy of the basic information and terms of the loan receivables; (vi) performing credit review with both individual and corporation borrowers of significant loan receivables, to assess the borrowers’ capability and willing to repay the debt.

F-5

Amount due from directors and related parties

As described in Notes 2 and 18 to the consolidated financial statements, the Company has amount due from directors HK$3,581,000 and HK$Nil and amount due from related companies HK$60,542,000 and HK$55,842,000 as of December 31, 2021 and 2022 respectively.

Section 402 of the Sarbanes-Oxley Act of 2002 was enacted to prohibit publicly- traded companies from providing personal loans to directors and executive officers. The Company yet to fall within the definition of “Issuer” at this time so it is not in violation of any provision of the Sarbanes Oxley Act — and the would be no basis for referencing a violation of the Sarbanes Oxley Act in either the Registration Statement or in the Financial Statement. Nonetheless, the management and its directors have been brought attention to and agreed to put through remedial action to prospectively resolve the amount due from directors and related parties. As of the date of this report, the management and its directors are in the process of enhancing the internal control and processes so as to ensure compliance to Section 402 subsequent to registration. Therefore, we identified it as a critical audit matter.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. Our audit procedures mainly included: (i) we have obtained an understanding of management’s impairment assessment of amount due from directors and related parties; (ii) we also accessed the recoverability of the amount due from directors and related parties and reviewed the resolutions approved by the board of directors in relation to the remedial action taken to prospectively resolve the amount due from directors and related parties; (iii) we performed detailed tests to review the existence, accuracy and valuation of the amount due from directors and related parties; and (iv) we have also evaluated the adequacy and appropriateness of the disclosures made in the financial statements.

/s/ JP Centurion & Partners PLT

We have served as the Company’s auditor since January 2022.

JP Centurion & Partners PLT (PCAOB: 6723)
Kuala Lumpur, Malaysia
April 28, 2023

F-6

HEALTHY GREEN GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
			(Note)
Assets
Current assets:
Cash and cash equivalents	1,294	1,177	151
Accounts receivable, net	8,002	13,285	1,706
Inventories	12,769	15,451	1,982
Prepaid expenses and other current assets	5,213	9,428	1,210
Deferred initial public offering (“IPO”) costs	-	5,766	740
Due from related parties	64,123	55,842	7,170
Total current assets	91,401	100,949	12,959

Property, plant and equipment, net	3,645	3,612	464
Right-of-use assets	25,193	19,896	2,554
Intangible assets	398	299	38
Lease and other deposits	7,123	4,187	538
Deferred tax assets	954	1,064	137
Total non-current assets	37,313	29,058	3,731
TOTAL ASSETS	128,714	130,007	16,690

Liabilities
Current liabilities:
Bank overdraft and loans – current	41,543	47,347	6,078
Lease liabilities - current	13,682	12,891	1,655
Accounts payable, accruals, and other current liabilities	16,697	16,681	2,144
Contract liabilities	5,717	2,433	312
Provision for reinstatement costs	613	630	81
Due to related parties	220	3,060	393
Income taxes payable	-	897	115
Total current liabilities	78,472	83,939	10,778

Non-current liabilities
Bank loans – non-current	1,883	18,283	2,347
Provision for reinstatement costs	1,463	1,351	173
Provision for termination benefits	706	821	105
Lease liabilities – non-current	11,462	7,005	899
Deferred tax liabilities	26	26	3
Total non-current liabilities	15,540	27,486	3,527
TOTAL LIABILITIES	94,012	111,425	14,305
Commitments and contingencies	-	-	-

Shareholders’ equity
Ordinary shares US$0.001 par value per share; 100,000,000 authorized capital; 9,375,000 shares issued and outstanding	73	73	9
Retained earnings	34,629	18,509	2,376
Total shareholders’ equity	34,702	18,582	2,385
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	128,714	130,007	16,690

The accompanying notes are an integral part of these consolidated financial statements.

F-7

HEALTHY GREEN GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
			(Note)
Revenues	159,546	161,453	20,729
Cost of sales	(84,958)	(89,404)	(11,479)
Gross profit	74,588	72,049	9,250

Operating expenses:
Selling and marketing expenses	(47,306)	(46,837)	(6,013)
General and administrative expenses	(20,595)	(20,339)	(2,611)
Total operating expenses	(67,901)	(67,176)	(8,624)

Income from operations	6,687	4,873	626

Other income (loss):
Other income	1,526	3,515	451
Interest expense	(1,011)	(1,669)	(214)
Other loss, net	(2,649)	(52)	(7)
Total other income (loss)	(2,134)	1,794	230

Income before tax expense	4,553	6,667	856
Income tax expense	(540)	(787)	(101)
Net income	4,013	5,880	755

Other comprehensive income
Foreign currency translation gain/ (loss), net of taxes	-	-	-

Total comprehensive income	4,013	5,880	755

Net income per share attributable to ordinary shareholders
Basic and diluted	0.43	0.63	0.08
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	9,375,000	9,375,000	9,375,000

The accompanying notes are an integral part of these consolidated financial statements.

F-8

HEALTHY GREEN GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or otherwise noted)

	Ordinary shares			Total
	Number of		Retained	Shareholders’
	Shares	Amount	Earnings	Equity
		HK$’000	HK$’000	HK$’000

Balance as of January 1, 2021	9,375,000	73	30,616	30,689
Net income	-	-	4,013	4,013

Balance as of December 31, 2021	9,375,000	73	34,629	34,702
Net income	-	-	5,880	5,880
Dividend distribution	-	-	(22,000)	(22,000)

Balance as of December 31, 2022	9,375,000	73	18,509	18,582

		US$’000	US$’000	US$’000
Balance as of December 31, 2022	9,375,000	9	2,376	2,385

The accompanying notes are an integral part of these consolidated financial statements.

F-9

HEALTHY GREEN GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amount in thousands, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
			(Note)
Operating activities
Net income	4,013	5,880	755
Adjustment:
Depreciation and amortization	1,331	1,404	180
Loss on disposal of property, plant and equipment	198	116	15
Change in inventories	3,603	(2,682)	(344)
Change in accounts receivable, prepaid expenses and other current assets	1,743	(5,658)	(726)
Change in accounts payable, accruals, and other current liabilities	(7,137)	(3,302)	(425)
Change in other operating assets and liabilities	(1,366)	(45)	(6)
Cash provided by/(used in) operating activities	2,385	(4,287)	(551)

Investing activities
Purchase of property, plant and equipment	(2,056)	(1,387)	(178)
Cash used in investing activities	(2,056)	(1,387)	(178)

Financing activities
Proceeds from new bank loans	78,087	124,907	16,037
Repayment of bank loans	(73,948)	(103,058)	(13,232)
Change in bank overdraft	7,023	355	46
Deferred IPO costs	-	(5,766)	(740)
Repayment from (Advance to) related parties	(36,880)	(10,881)	(1,397)
Cash provided by/(used in) financing activities	(25,718)	5,557	714

Net change in cash and cash equivalents	(25,389)	(117)	(15)

Cash and cash equivalents as of beginning of the year	26,683	1,294	166

Cash and cash equivalents as of the end of the year	1,294	1,177	151

Supplementary Cash Flows Information
Cash paid for interest	1,011	1,669	213
Cash paid for taxes	3,157	904	116

The accompanying notes are an integral part of these consolidated financial statements.

F-10

HEALTHY GREEN GROUP HOLDING LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Healthy Green Group Holding Limited (the “Company”) was incorporated in the Cayman Islands on December 24, 2018 under the Companies Act as an exempted company with limited liability. The Company conducts its primary operations of the marketing and sales of natural and organic foods in Hong Kong through its indirectly held wholly owned subsidiaries that are incorporated and domiciled in Hong Kong, namely: 1.) Organic Garden International Limited (“Organic Garden”) which is principally engaged in the wholesale and trading segment, 2.) Greendotdot.com Limited (“GDD Hong Kong”) which is principally engaged in the retail segment, and 3.) Linden Tree Consultancy Limited (“Linden Tree”) which principally serves as the trademark holding company. The Company holds Organic Garden, GDD Hong Kong and Linden Tree via two wholly owned subsidiaries, namely OG Wholesales Holding Limited (“OG Wholesales”) and GDD Retail Holding Limited (“GDD Retail”), both of which were incorporated and are domiciled in the British Virgin Islands.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

		Percentage of effective ownership
Name	Date of incorporation	2021	2022	Place of incorporation	Principal activities
Healthy Green Group Holding Limited	December 24, 2018	N/A	N/A	Cayman Islands	Investment holding
OG Wholesales Holding Limited	December 20, 2018	100%	100%	The British Virgin Islands	Investment holding
GDD Retail Holding Limited	December 20, 2018	100%	100%	The British Virgin Islands	Investment holding
Organic Gardens International Limited	March 3, 1999	100%	100%	Hong Kong	Wholesale and trading of natural and organic foods and the operation of food factory and warehouse
Greendotdot.com Limited	April 14, 2000	100%	100%	Hong Kong	Retail (through retail outlets and online) of natural and organic foods
Linden Tree Consultancy Limited	May 20, 2013	100%	100%	Hong Kong	Trademark holding

Reorganization

Pursuant to a group reorganization (“Group Reorganization”) that took place on January 31, 2019 (“Closing Date”), the former shareholders of OC Wholesales and GDD Retail, namely WKW Investment Limited (“WKW Investment”, a company incorporated in the British Virgin Islands) and CFT Investment Limited (“CFT Investment”), transferred all the shares of, inter alia, OG Wholesale and GDD Retail to the Company in consideration of the Company allotting and issuing 8,063 and 1,927 Shares to WKW Investment and CFT Investment respectively credited as fully paid. Following such share exchanges, GDD Retail, OG Wholesales, Organic Gardens, GDD Hong Kong and Linden Tree became the Company’s wholly-owned subsidiaries, whereas WKW Investment and CFT became the controlling shareholders of the Company holding 73.19% and 17.41% of the issued share capital of the Company respectively.

The Group Reorganization has been accounted for as a reverse acquisition whereby OG Wholesale and GDD Retail are deemed to be the accounting acquirers (legal acquirees) and the Company to be the accounting acquiree (legal acquirer). The transaction is treated as a recapitalization of the Company under the Accounting Standards Codification (“ASC”) 805-40-45. The financial statements before the Group Reorganization are those of GDD Retail, OG Wholesales, Organic Gardens, GDD Hong Kong and Linden Tree on a combined basis with the results of the Company being consolidated from the Closing Date. The Company will comprise the ongoing operations of the combined entity. The equity section and earnings per share of the Company have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded. The operations prior to the Group Reorganization are those of the accounting acquirer.

The accompanying financial statements are presented assuming that the existing group structure was an existence at the beginning of the first period presented.

F-11

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the Securities and Exchange Commission (“SEC”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for plant property and equipment, valuation allowance for deferred tax assets, fair value of financial instruments, warranty liabilities, and contingencies. Actual results could vary from the estimates and assumptions that were used.

Risks and uncertainties

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

As an infectious disease, the outbreak of COVID-19 (the “Outbreak”) was first reported in late December 2019 and has since spread to various countries all over the world. On 11 March 2020, the World Health Organization announced that COVID-19 be characterized as a pandemic based on its assessment and the governments of different countries have taken drastic measures to curb the spread of the Outbreak. The Outbreak has not only endangered the health of citizens but has also disrupted the business operations of various enterprises. While the Company’s business operations are primarily based in Hong Kong and the Company’s customers are located in Hong Kong, there was no significant impact on the Company’s business in 2021 and 2022 given that all of the retail stores, supermarkets and department stores remained open with normal opening hours since the Outbreak.

Following the Outbreak, a series of precautionary and control measures have been and will continue to be implemented in Hong Kong. The directors of the Company will keep continuous attention on monitoring the development of the Outbreak. Based on the currently available information, the directors of the Company consider that the Outbreak would not have a material financial impact on the Group’s overall operation and sales performance.

F-12

Foreign currency translation and transaction and convenience translation

The accompanying consolidated financial statements are presented in the Hong Kong dollar (“HK$”), which is the reporting currency of the Company. HK$ is also the functional currency of the Company’s operating subsidiaries Organic Garden, Greendotdot, and Linden Tree.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currencies including the US Dollar may fluctuate against the Hong Kong Dollar. Any significant variations of the foreign currencies relative to the Hong Kong Dollar may materially affect the Company’s financial condition in terms of reporting in HK$.

Translations of the consolidated balance sheets, consolidated statements of comprehensive income and consolidated statements of cash flows from HK$ into US$ as of and for the year ended December 31, 2022 are solely for the convenience of the reader and were calculated at the rate of US$0.12839 = HK$$1. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2022, or at any other rate.

Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.
●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, bank loans and overdraft, leases, accounts payables and accruals, contract liabilities and due from and to related parties are financial assets and liabilities. Cash and cash equivalents, accounts receivables, prepaid expenses and other currents, accounts payables and accruals, and contract liabilities are subject to fair value measurement; however, because of their being short term in nature, management believes their carrying value approximate their fair value. The Company accounts for bank loans and leases at amortized cost and has elected NOT to account for them under the fair value hierarchy.

F-13

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

Accounts Receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Inventories

Inventories, which consist of raw materials, packaging materials and finished goods for resale, are stated at the lower of cost and net realizable value. Cost is determined on a weighted average cost basis and includes all costs of purchase, costs of conversion, and other costs incurred in bringing the inventories to their present location and condition.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs.

Deferred IPO Costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly associated with in-process equity financings as deferred IPO costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity (deficit) as a reduction of additional paid-in capital generated as a result of the offering. Should the equity financing for which those costs relate no longer be considered probable of being consummated, all deferred offering costs will be charged to operating expenses in the statement of income and comprehensive income at such time. The Company has incurred and deferred IPO costs of approximately HK$5,766,498 (US$740,360) during the year ended December 31, 2022. We will incur additional offering costs during the year ending December 31, 2023 as part of our initial public offering. The deferred IPO costs were offset against the IPO proceeds upon completion of the offering.

F-14

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Leasehold improvements	Over the shorter of the lease term and 5 years
Furniture and fixtures	5 years
Equipment	5 years

Expenditure for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditure for major renewals and betterment that substantially extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs” (ASC 350-50). All costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with ASC 350-50 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred. The Company capitalizes external website development costs (“website costs”), which primarily include third-party costs related to acquiring domains and developing applications, as well as costs incurred to develop or acquire and customize code for web applications, costs to develop HTML web pages or develop templates and costs to create initial graphics for the website that included the design or layout of each page.

Through December 31, 2022, the capitalized costs of the Company’s websites placed into service were subject to straight-line amortization over a ten-year period.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of December 31, 2022 and 2021.

Contract liabilities

A contract liability is recognized when the customer pays non-refundable consideration before the Company recognizes the related revenue. A contract liability would also be recognized if the Company has an unconditional right to receive nonrefundable considerations before the Company recognizes the related revenue. In such cases, a corresponding receivable would also be recognized.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

F-15

Revenue recognition

In May 2014, the FASB issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company currently generates its revenue from the following main sources:

Sales of goods

The Company sells finished products to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, being the point of time of which the goods are collected by customer at the retail stores, supermarkets or department stores or shipped to the customer’s specific location. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period the revenue is recognized.

Membership reward points

The Company offers customer pricing allowances by operating a membership loyalty program where retail customers accumulate points for purchases made which entitle them to discount on future purchases. Revenue from the reward points is recognized when the points are redeemed or when they expire after the initial sale. The reward points expire in December in each calendar year.

Prepaid cash coupons (e.g., gift cards)

The Company sells prepaid cash coupons to customers for the exchange of finished products at the same price of the face value of each prepaid cash coupons. Bonus coupons are issued when the customers purchase the pre-determined number of prepaid cash coupons in bulk. A portion of the fair value of the consideration received is allocated to the bonus coupons. Payments received for the prepaid cash coupons are recorded as contract liability at the time of receipt.

Customers may not utilize all of their contractual rights within the pre-determined period. Such unutilized prepaid cash coupons are referred to as breakage. An expected breakage amount in contract liability is determined by historical experience and is recognized in the income statement in proportion to the pattern of utilization by the customers. Any contract liability outstanding at the expiry of the service period is fully recognized in the income statement.

Consignment service income

The Company earns the consignment service income by providing consignment service to the customers in the Company’s retail stores. Consignment service income is recognized at the pre-determined percentage when the goods are sold to ultimate customers.

Interest income

Interest income, on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

F-16

Cost of sales

Cost of products sold is primarily comprised of direct materials and supplies consumed in the processing and packaging of product, as well as labor, depreciation expense and direct overhead expenses necessary to acquire and convert the purchased materials and supplies into finished products. Cost of products sold also includes the cost to distribute products to customers, inbound freight costs, warehousing and logistics costs and other shipping and handling activity.

Selling and marketing expenses

Selling expenses mainly consists of promotion and marketing expenses, amortization of right-of-use assets, depreciation, transportation expenses and staff costs.

Advertising

The Company conducts advertising for the promotion of its brand and products. In accordance with ASC 720-35, advertising costs, included in selling and marketing expenses when incurred, were HK$262,000 (US$34,000) in 2022 and HK$242,000 in 2021.

General and administrative expenses

General and administrative expenses mainly consist of staff cost, amortization of right-of-use assets, office supplies and upkeep expenses, legal and professional fees, and other miscellaneous administrative expenses.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of January 1, 2019 under the modified retrospective approach and elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and do not include a purchase option that it is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

For any new or modified lease, the Company determines whether a contract is or contains a lease at the inception of the contract. The Company records right-of-use (“ROU”) assets and lease obligations for its finance and operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. The Company has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. For a majority of all classes of underlying assets, the Company has elected to not separate lease from non-lease components. For leases in which the lease and non-lease components have been combined, the variable lease expense includes expenses such as common area maintenance, utilities, and repairs and maintenance.

Provision for reinstatement costs

Provision for reinstatement costs relate to the cost of dismantling and removing assets and restoring the premises to its original condition as stipulated in the lease agreements.

The Company recognizes the estimated costs of dismantlement, removal or restoration of items of its right-of-use assets arising from the acquisition or use of assets. This provision is estimated based on the best estimate of the expenditure required to settle the obligation, taking into consideration time value of money. Changes in the estimated timing or amount of the expenditure or discount rate for asset dismantlement, removal and restoration costs are adjusted against the cost of the related right-of-use assets, unless the decrease in the liability exceeds the carrying amount of the asset or the asset has reached the end of its useful life. In such cases, the excess of the decrease over the carrying amount of the asset or the change in the liability is recognized in the consolidated statements of comprehensive income immediately.

F-17

Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2022 and 2021, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

Recent accounting pronouncements

The Company is an “emerging growth company” (an “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company will adopt ASU 2016-02 from January 1, 2022. The Company is in the process of evaluating the effect of the adoption of this ASU.

F-18

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Accounts receivable	8,552	13,904	1,785
Less: allowance for doubtful accounts	(550)	(619)	(79)
Accounts receivable, net	8,002	13,285	1,706

The movements in the allowance for doubtful accounts for the years ended December 31, 2021 and 2022 were as follows:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Balance at beginning of the year	1,103	550	70
Additions (Reversals)	(553)	69	9
Balance at end of the year	550	619	79

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Within 30 days	3,796	7,943	1,020
Between 31 and 60 days	1,965	2,507	322
Between 61 and 90 days	1,494	2,275	292
More than 90 days	747	560	72
Balance at end of the year	8,002	13,285	1,706

F-19

4.	INVENTORIES

Inventories consists of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Finished goods	9,722	11,388	1,462
Packing materials	463	371	47
Raw materials	2,584	3,692	473
	12,769	15,451	1,982

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consists of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Refundable deposits	3,144	5,788	743
Prepaid operating expenses	575	891	114
Prepaid income tax	1,176	2,080	267
Other receivables	318	669	86
	5,213	9,428	1,210

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consists of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Leasehold improvements	9,311	10,376	1,332
Fixture and fitting	2,639	2,655	341
Equipment	4,064	2,966	381
Sub-total	16,014	15,997	2,054
Less: accumulated depreciation	(12,369)	(12,385)	(1,590)
Property, plant and equipment, net	3,645	3,612	464

Depreciation expense was approximately HK$1,305,000 (US$167,500) and HK$1,232,000 for the years ended December 31, 2022 and 2021, respectively.

F-20

7.	RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

The Company leases retail locations, food factory, warehouse, office space and motor vehicles for varying periods in Hong Kong. As the majority of the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s lease agreements do not contain any material guarantees or restrictive covenants. The Company does not have any material finance leases or any sublease activities. Short-term leases, defined as leases with initial term of 12 months or less, are not reflected on the Consolidated Balance Sheets. Lease expenses for such short-term leases is not material. The most significant assets in the Company’s leasing portfolio relate to real estate. For purposes of calculating lease liabilities for such leases, the Company have combined lease and non-lease components.

The Company’s rights-of-use assets and lease liabilities recognized in the Consolidated Balances Sheets consist of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Operating lease rights-of-use assets	25,144	19,896	2,554
Finance lease rights-of-use assets:
Cost	594	594	76
Less: accumulated amortization	(545)	(594)	(76)
	49	-	-
Total right-of-use assets	25,193	19,896	2,554

Lease liabilities:
Current portion	13,682	12,891	1,655
Non-current portion	11,462	7,005	899
Total	25,144	19,896	2,554

The Company’s lease costs recognized in the Consolidated Statement of Income consist of the following:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Operating lease cost	16,760	15,271	1,961
Finance lease cost:
Amortization of right-of-use assets	101	49	6
Interest on lease obligations	-	-	-
Variable lease cost (1)	467	535	69

(1)	primarily consisting of costs for utilities, common area maintenance, property rates and taxes and other operating costs associated with operating leases that are not included in the lease liability and are recognized in the period in which they are incurred.

Other information about the Company’s operating leases is as follows:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Cash paid for amounts included in the measurement of lease liabilities	16,823	15,271	1,961
Assets obtained in exchange for lease liabilities	15,728	9,249	1,187

F-21

	As of December 31,
	2021	2022
Operating leases:
Weighted average remaining lease term	18 months	16 months
Weighted average discount rate	4.86%	4.38%

Total cash paid for amounts included in the measurement of lease liabilities was HK$.

The maturity analysis of the Company’s operating lease obligations as of December 31, 2022 is as follows:

	Operating leases
	HK$’000	US$’000

Year ending December 31,
2023	13,442	1,723
2024	5,799	745
2025	1,358	174
thereafter	-	-
Total undiscounted lease obligations	20,599	2,642
Less: imputed interest	(703)	(88)
Lease liabilities recognized in the Consolidated Balance Sheet	19,896	2,554

Supplemental information and maturity analysis of the Company’s finance lease which was immaterial are not disclosed.

8.	INTANGIBLE ASSETS

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Website development costs
Cost	995	995	128
Less: accumulated amortization	(597)	(696)	(90)
Net carrying amount	398	299	38

Amortization expense was approximately HK$100,000 (US$12,800) and HK$100,000 for the years ended December 31, 2022 and 2021, respectively.

F-22

The estimated aggregate amortization expense for each of the succeeding fiscal years is as follows:

	HK$’000	US$’000

Year ending December 31,
2023	100	13
2024	100	13
2025	99	12

9.	BANK OVERDRAFT AND LOANS

The Company’s bank loans and overdraft, which are all denominated in HK$, consist of:

	As of December 31, 2021			As of December 31, 2022
	Maturity dates	Interest rate	Amount	Maturity dates	Interest rate	Amount	Amount
			HK$’000			HK$’000	US$’000
Floating rate:
Bank overdraft – secured		2.0% to 3.5%	11,254		2.0% to 3.5%	11,609	1,490
Revolving loans – secured	2022	HIBOR + 1.7% to 2.5%	8,500	2023	HIBOR + 1.7% to 2.5%	8,500	1,091
Trade finance loans – secured	2022	HIBOR + 1.8% to 2.75%	20,636	2023	HIBOR + 1.8% to 2.75%	23,699	3,043
Current portion of term loans			1,153			3,539	454
Total			41,543			47,347	6,078

Long-term debt:
Term loans	2024	HIBOR + 3.0%	3,036	2024 - 2032	HIBOR + 2.75% to 3.0%	21,822	2,801
Current portion of term loans			(1,153)			(3,539)	(454)
Total			1,883			18,283	2,347

Annual maturities of the Company’s long-term debt which comprise the term loans during the next five years following December 31, 2022 and thereafter are as follows:

F-23

	Annual maturities
	HK$’000	US$’000

Year ending December 31,
2023	3,539	454
2024	2,830	363
2025	1,858	239
2026	1,910	245
2027	1,963	252
Thereafter	9,722	1,248
	21,822	2,801

As of December 31, 2022, our Group had available banking facilities, which consisted of overdraft, term and revolving loans and import trade finance facilities for an aggregate amount of approximately HK$70,900,000 (US$9,103,000), of which approximately HK$2,383,000 (US$306,000) was undrawn. Collateral for these general facilities include an unlimited guarantee by Mr. Wong Ka Wo, Simon (“Mr. Wong”) and Ms. Cheuk Fung Ting (“Ms. Cheuk”), who are directors of our Company, a corporate guarantee for approximately HK$22,000,000 (US$2,821,000) by GDD Hong Kong and Kampery Development and properties owned by Mr. Wong and/or Ms. Cheuk. For the HK$9,000,000 bank facilities obtained from HSBC in June 2022 and August 2022, a guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, a loan guarantee launched by the HKSAR Government to help small and medium enterprises to secure the bank loan during the COVID-19 pandemic. There are no significant restrictive covenants imposed by the Group’s bankers.

10.	Accounts payable, accruals, and other current liabilities

Account payable, accruals and other current liabilities consists of the following:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Trade payables	8,417	7,425	953
Other payables	1,542	555	72
Accrued expenses	6,091	8,055	1,035
Others	647	646	84
	16,697	16,681	2,144

11.	CONTRACT LIABILITIES

Contract liabilities relate to the non-refundable advance consideration received from customers consisting of membership reward points and prepaid cash coupons as follows:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Prepaid cash coupons	5,717	2,433	312
Membership reward points	-	-	-
	5,717	2,433	312

F-24

Movements in the Company’s contract liabilities are as follows:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

At January 1	9,327	5,717	734
Increase in contract liabilities as a result of:
Sales of prepaid cash coupons	22,482	21,927	2,815
Decrease in contract liabilities as a result of recognizing revenue upon:
Redemption of products by prepaid cash coupons	(25,443)	(24,757)	(3,179)
Forfeited prepaid cash coupons	(649)	(454)	(58)
At December 31	5,717	2,433	312

As membership reward points expire in December in each calendar year, none of the revenue recognized during the years ended December 31, 2022 and 2021 related to the contract liabilities at the beginning of each of the years.

The remaining performance obligations of the Company’s unsatisfied contracts with customers as of December 31, 2022 and 2021 are not disclosed as all related contracts have a duration of one year or less.

12.	PROVISION FOR REINSTATEMENT COSTS

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Current portion	613	630	81
Non-current portion	1,463	1,351	173
	2,076	1,981	254

Movements in the Company’s provision for reinstatement costs are as follows:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

At January 1	2,345	2,076	267
Additional recognized at the commencement of new leases	827	410	53
Provision (Reversal) during the year	(1,041)	(435)	(56)
Utilization	(55)	(70)	(10)
At December 31	2,076	1,981	254

The provision is made based on management’s best estimate for the reinstatement cost for its leasehold improvements, considering the recent quotes received from contractors and is carried at its approximate fair value as at end of reporting period. The provision is recognized as an addition to right-of-use assets (Note 7) and is amortized over its estimated useful lives.

F-25

13.	DEFERRED TAX ASSETS / LIABILITIES

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Deferred tax assets	954	1,064	137
Deferred tax liabilities	(26)	(26)	(3)
	928	1,038	134

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Deferred tax assets:
Property, plant and equipment	954	1,064	137
Less: valuation allowance	-	-	-
Deferred tax assets, net of valuation allowance	954	1,064	137
Deferred tax liabilities:
Property, plant and equipment	(26)	(26)	(3)
Total deferred tax liabilities	(26)	(26)	(3)
Net deferred tax	928	1,038	134

As of December 31, 2022 and 2021, the Company had no unrecognized tax benefit.

14.	REVENUE AND SEGMENT INFORMATION

The Company primarily generates its revenue from the sales of natural and organic foods to customers. Other sources of revenue include consignment service income, government subsidies and others.

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Revenue from contracts with customers	159,546	161,453	20,729

Other revenue:
Consignment service income	514	405	52
Government subsidies	-	2,596	333
Forfeited prepaid cash coupon	649	454	58
Others	363	60	8
	1,526	3,515	451

Government subsidies in the year ended December 31, 2022 represented assistance from Hong Kong government as relief measures against COVID-19 and consisted of grants of approximately HK$2,596,000 (US$333,000) with the conditional upon the Company undertaking to not implement redundancies of employees during the subsidy period and to spend all the subsidies on paying wages to employees. The Company fulfilled its undertaking as of December 31, 2022.

F-26

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess each operating segment’s performance. The Company has primarily engaged in the sales and marketing of natural and organic foods. Much of the information provided in these consolidated financial statements is similar to, or the same as, that reviewed on a regular basis by the Company’s COMD. As a result, the Company operates and manages its business as a single operating segment.

Disaggregation of revenue from contracts with customers

The Company has established various sales channels for its products, comprising (i) retail sales to consumers via retail stores, online sales platforms and exhibitions, through supermarkets and department stores and (ii) wholesales to bulk-purchase customers. The following tables set out the analysis of the Company’s net revenue from external customers disaggregated by sales channels:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Sales of goods recognized at a point in time:
Retail	144,337	141,772	18,202
Wholesales	15,209	19,681	2,527
	159,546	161,453	20,729

During the two years ended December 31, 2022, the Company derived all of its revenue from delivering products to customers located in Hong Kong.

15.	INCOME TAX EXPENSES

Cayman Islands

The Company is incorporated in the Cayman Islands. The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

OG Wholesales and GDD Retail are incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

F-27

Hong Kong

Under the Inland Revenue Ordinance of Hong Kong, only assessable profits arising in or derived from Hong Kong are chargeable to Hong Kong profits tax, whereas the residence of a taxpayer is not relevant. Therefore, the Company’s operating subsidiaries, namely Organic Gardens, GDD Hong Kong and Linden Tree, are generally subject to Hong Kong income tax on its taxable profits arising in and derived from the trade or businesses carried out by them in Hong Kong.

On 21 March 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”), which introduces the two-tiered profits tax rates regime. The Bill was signed into law on 28 March 2018 and gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2,000,000 of assessable profits of the qualifying corporations will be taxed at 8.25%, and assessable profits above HK$2,000,000 will be taxed at 16.5%. The assessable profits of corporations not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%. Accordingly, during the years ended December 31, 2022 and 2021, the Hong Kong profits tax is calculated at 8.25% on the first HK$2,000,000 of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2,000,000.

The income tax provision consists of the following components:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Current tax:
Current year	769	907	116
Under/(over) provision in prior years	(242)	-	-
Tax reduction allowed by Hong Kong government	(10)	(10)	(1)
Deferred tax	23	(110)	(14)
	540	787	101

A reconciliation of the provision for income taxes determined at the Hong Kong statutory income tax rate to the Company’s effective income tax rate is as follows:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000

Income before tax expense	4,553	6,667	856

Tax at Hong Kong statutory tax rate of 16.5%	751	1,100	141
Reconciling items:
Tax effect of Hong Kong concessionary rate	(165)	-	-
Tax effect of non-deductible expenses	567	477	61
Tax effect of non-taxable income	(689)	(923)	(118)
Tax reduction allowed by Hong Kong government	(10)	(10)	(1)
Tax effect of temporary differences previously not recognized	328	143	18
Deferred tax on lease liabilities not recognized	-	-	-
Under/(over) provision in prior years	(242)	-	-
Income tax expense	540	787	101

F-28

16.	ORDINARY SHARES

The Company was established under the laws of the Cayman Islands on December 24, 2018 with an authorized share capital of HK$380,000, divided into a number of 38,000,000 ordinary shares of a par value of HK$0.01 (“HK$ denominated Shares”).

Immediately before the recapitalization on April 12, 2022 as described below, the Company had issued and outstanding 10,000 HK$ denominated Shares held by WKW Investment, CFT Investment, Unicorn and Mr. Cui as to 7,319, 1,741, 480 and 460 shares respectively.

For the purpose of the Listing, on April 12, 2022, the Company conducted a recapitalization by:

(i)	creating and increasing the authorized share capital of the Company by US$100,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.001 each (“US$ denominated Shares”); and
(ii)	repurchasing 7,319, 1741, 480 and 460 HK$ denominated Shares from WKW Investment, CFT Investment, Unicorn and Mr. Cui, respectively in exchange of the issue and allotment of 6,861,563, 1,632,187, 450,000 and 431,250 of US$ denominated Shares to WKW Investment, CFT Investment, Unicorn and Mr. Cui, respectively; and
(iii)	cancelling all of the authorized HK$ denominated Shares.

The following table summarizes the movements of the Company’s issued and outstanding share capital:

Event	Shares	WKW Investment	CFT Investment	Unicorn	Mr. Cui	Total
Immediately before recapitalization	HK$ denominated Shares	7,319 (73.2%)	1,741 (17.4%)	480 (4.8%)	460 (4.6%)	10,000 (100%)
Upon completion of recapitalization	US$ denominated Shares	6,861,563 (73.2%)	1,632,187 (17.4%)	450,000 (4.8%)	431,250 (4.6%)	9,375,000 (100%)

The proportional interest of each of the Company’s shareholders, namely WKW Investment, CFT Investment, Unicorn and Mr. Cui, remained the same throughout the above recapitalization and the Company’s property was not diminished. As a result, the Company treated the above recapitalization as a stock dividend pursuant to paragraph 505-20-05-3 of ASC 505 and adjusted the computations of basic and diluted EPS retroactively for all periods presented to reflect the change in capital structure pursuant to paragraph 260-10-55-12 of ASC 260.

17.	dividend

On June 27, 2022, the Company’s board of directors approved and declared a special dividend of HK$22,000,000 (US$2,803,130) to its shareholders. The dividend was paid and offset the amount due from related parties. The dividend per share was HK$2.35 (US$0.30).

F-29

18.	RELATED PARTY TRANSACTIONS AND BALANCES

The amounts due from related parties consisted of the following:

		As of December 31,
		2021	2022	2022
Name	Relationship with the Group	HK$’000	HK$’000	US$’000

Ms. Cheuk	Director of the Company	1,962	-	-
Mr. Wong	Director of the Company	1,619	-	-
Greendotdot Holdings Limited	Common controlling shareholders and directors	9,515	-	-
GDD China Holding Limited	Common controlling shareholders and directors	29	-	-
CFT Investment Holding Limited	Common controlling shareholder and director	29	-	-
Kampery Development Limited	Common controlling shareholders and directors	46,812	55,842	7,170
Mocaroma Guangzhou Co., Limited	Common controlling shareholders and directors	1,948	-	-
Mocaroma International Limited	Common controlling shareholders and directors	2,180	-	-
WKW Investment Limited	Common controlling shareholder and director	29	-	-
		64,123	55,842	7,170

Balances represented the funds advanced to the directors and related parties in which wholly owned by Mr. Wong and/or Ms. Cheuk. The balances are unsecured, interest-free and repayable on demand. These balances are non-trade in nature.

On June 27, 2022, the Company’s board of directors approved and declared a special dividend of HK$22,000,000 (US$2,803,130) payable to its shareholders. The special dividend was paid and offset the amount due from related parties. The dividend per share was HK$2.35 (US$0.30).

The amounts due to related parties consisted of the following:

		As of December 31,
		2021	2022	2021
Name	Relationship with the Group	HK$’000	HK$’000	US$’000

Kampery F&B Services Limited	Common controlling shareholders and directors	100	100	13
Task Wing Enterprises Limited	Common controlling shareholder and director	120	-	-
Mr. Wong	Director of the Company	-	2,960	380
		220	3,060	393

The amounts due to related parties are unsecured, interest-free and repayable on demand.

In addition, the Company had the following transactions with related parties:

		For the year ended December 31,
		2021	2022	2022
Name	Nature	HK$’000	HK$’000	US$’000

Kampery Development Limited	Building Management fee	36

Kampery Development Limited	Purchase of inventories	-	2,723	350

Kampery Development Limited	Sales of products	-	292	37

Task Wing Enterprises Limited	Operating lease cost	366	366	47

The related parties are beneficially owned by Mr. Wong and Ms. Cheuk, who are also directors of the related parties.

F-30

19.	CONCENTRATIONS AND RISKS

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
Amount of the Company’s revenue
Customer A	N/A*	N/A*	N/A*
Customer B	N/A*	N/A*	N/A*
Customer C	N/A*	N/A*	N/A*
Customer D	16,930	17,748	2,279
Customer E	N/A*	N/A*	N/A*

* Revenue from relevant customer was less than 10% of the Company’s total revenue for the respective year.

The following table sets forth a summary of individual customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
Amount of the Company’s accounts receivable
Customer A	2,515	2,413	310
Customer B	N/A*	N/A*	N/A*
Customer C	1,259	N/A*	N/A*
Customer D	1,341	N/A*	N/A*
Customer E	1,580	N/A*	N/A*
Customer F	N/A*	2,275	292
Customer G	N/A*	2,170	279
Customer H	N/A*	1,400	180

* Accounts receivable due from the relevant customer was less than 10% of the Company’s total accounts receivable as of December 31, 2022 and 2021.

F-31

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
Amount of the Company’s purchase
Supplier A	7,841	N/A*	N/A*
Supplier B	N/A*	N/A*	N/A*
Supplier C	N/A*	N/A*	N/A*
Supplier D	N/A*	N/A*	N/A*

* Purchases from relevant supplier was less than 10% of the Company’s total purchases for the respective year.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
Amount of the Company’s accounts payable
Supplier A	N/A*	N/A*	N/A*
Supplier B	N/A*	N/A*	N/A*
Supplier C	975	N/A*	N/A*
Supplier D	N/A*	760	98

* Accounts payable due to the relevant supplier was less than 10% of the Company’s total accounts payable as of December 31, 2022 and 2021.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments) and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Our interest rate risk arises primarily from bank overdraft and loans. Bank overdraft and loans issued at variable rates and fixed rates expose us to cash flow interest rate risk and fair value interest rate risk respectively.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

20.	COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and through the issuance date of these consolidated financial statements.

21.	SUBSEQUENT EVENTS

The Company has assessed all events from December 31, 2022, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these consolidated financial statements other than events detailed below.

F-32

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (1)

WKW Investment Limited	April 12, 2022	6,861,563 (2)	Exchange of 7,319 HK$ denominated shares

CFT Investment Holding Limited	April 12, 2022	1,632,187 (3)	Exchange of 1,741 HK$ denominated shares

Unicorn Strategies Management Limited	April 12, 2022	450,000 (4)	Exchange of 480 HK$ denominated shares

Mr. Cui	April 12, 2022	431,250 (5)	Exchange of 460 HK$ denominated shares

(1) Immediately before the recapitalization on April 12, 2022, the Company had issued and outstanding 10,000 HK$ denominated Shares held by WKW Investment, CFT Investment, Unicorn and Mr. Cui. For the purpose of the Listing, on April 12, 2022, the Company conducted a recapitalization by: creating and increasing the authorized share capital of the Company by US$100,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.001 each (“US$ denominated Shares”); repurchasing 7,319, 1741, 480 and 460 HK$ denominated Shares from WKW Investment, CFT Investment, Unicorn and Mr. Cui, respectively in exchange of the issue and allotment of 6,861,563, 1,632,187, 450,000 and 431,250 of US$ denominated Shares to WKW Investment, CFT Investment, Unicorn and Mr. Cui, respectively; and cancelling all of the authorized HK$ denominated Shares.

(2) Represents shares held by WKW Investment Limited, a company directly owned as to 100% by Mr. Wong.

(3) Represents shares held by CFT Investment Holding Limited, a company directly owned as to 100% by Ms. Cheuk.

(4) Represents shares held by Unicorn Strategies Management Limited, a company incorporated in the BVI and wholly owned by an Independent Third Party.

(5) Represents shares held by Mr. Cui Qing, an Independent Third Party.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

II-2

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement **
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant dated April 14, 2022**
4.1	Specimen Certificate evidencing Ordinary Shares**
5.1	Opinion of Appleby regarding the validity of securities being registered.**
5.2	Opinion of Robertsons regarding certain Hong Kong legal matters of the subsidiaries in Hong Kong.*
5.3	Opinion of the Guangdong Wesley Law Firm regarding certain legal matters in the Peoples Republic of China.**
8.1	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1)*
10.1	Form of Directors Agreement**
10.2	Form of Indemnification Agreement**
10.3	Bank of China (Hong Kong) Limited Facilities Letter dated February 19, 2019**
10.4	Dah Sing Bank Facilities Letter dated November 15, 2021**
10.5	Dah Sing Bank Facilities Letter dated October 31, 2022**
10.6	HSBC Banking Facilities Letter dated January 21, 2022**
10.7	HSBC Banking Facilities Letter dated June 21, 2022**
10.8	HSBC Banking Facilities Letter dated August 23, 2022**
10.9	Employment Agreement by and between the Registrant and Wong Ka Wo, Simon dated April 1, 2022**
10.10	Employment Agreement by and between the Registrant and Cheuk Fung Ting dated January 3, 2022**
10.11	Employment Agreement by and between the Registrant and Chan Ka Nam dated April 1, 2022**
10.12	Audit Committee Charter**
10.13	Compensation Committee Charter**
10.14	Nomination Committee Charter**
14	Code of Ethics of the Registrant**
21.1	List of Subsidiaries of the Registrant**
23.1	Consent of JP Centurion & Partners PLT*
23.2	Consent of Appleby (included in Exhibits 5.1 and 8.1)**
23.3	Consent of Robertsons (included in Exhibit 5.2)*
23.4	Consent of Frost & Sullivan**
23.5	Consent of the Guangdong Wesley Law Firm**
24.1	Power of Attorney (included on signature pages)*
107	Filing Fee Table**

*Submitted herewith

**Previously filed

***To be filed by amendment

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 17, 2023.

Healthy Green Group Holding Limited

By:	/s/ Wong Ka Wo, Simon
Name:	Wong Ka Wo, Simon
Title:	Executive Director and Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wong Ka Wo, Simon	Executive Director and Chairman	August 17, 2023
Wong Ka Wo, Simon

/s/ Cheuk Fung Ting	Executive Director and Chief Executive Officer (principal executive officer)	August 17, 2023
Cheuk Fung Ting

/s/ Chan Ka Nam	Chief Financial Officer (principal financial and accounting officer)	August 17, 2023
Chan Ka Nam

/s/ Kung Wai Chiu Marco	Independent Director	August 17, 2023
Kung Wai Chiu Marco

/s/ Cheung Sang	Independent Director	August 17, 2023
Cheung Sang

/s/ Kwong Ping Man	Independent Director	August 17, 2023
Kwong Ping Man

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in the Hong Kong Special Administrative Region of the Peoples Republic of China on August 17, 2023.

SCHLUETER & ASSOCIATES, P.C.

By:	/s/ Henry F. Schlueter
Name:	Henry F. Schlueter
Title:	Managing Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in City of New York, United States of America on August 17, 2023.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-6